Exhibit 99.1

Report of Independent Registered Certified Public Accounting Firm

The Board of Directors and Stockholders of

Walter Investment Management Corp.

We have audited the accompanying consolidated balance sheets of Walter Investment Management Corp. and subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of comprehensive income (loss), stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2013. Our audits also included the financial statement schedule listed in the Index as Schedule I. These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Walter Investment Management Corp. and subsidiaries at December 31, 2013 and 2012, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2013, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Walter Investment Management Corp. and subsidiaries internal control over financial reporting as of December 31, 2013, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (1992 framework) and our report dated February 27, 2014 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

Tampa, Florida

February 27, 2014, except for Note 29, as to which the date is October 14, 2014

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	December 31,
	2013	2012
ASSETS
Cash and cash equivalents	$491,885	$442,054
Restricted cash and cash equivalents	804,803	653,338
Residential loans at amortized cost, net	1,394,871	1,490,321
Residential loans at fair value	10,341,375	6,710,211
Receivables, net (includes $43,545 and $53,975 at fair value at December 31, 2013 and 2012, respectively)	319,195	259,009
Servicer and protective advances, net	1,381,434	173,047
Servicing rights, net (includes $1,131,124 and $0 at fair value at December 31, 2013 and 2012, respectively)	1,304,900	242,712
Goodwill	657,737	580,378
Intangible assets, net	122,406	144,492
Premises and equipment, net	155,847	137,785
Other assets (includes $62,365 and $949 at fair value at December 31, 2013 and 2012, respectively)	413,076	144,830

Total assets	$17,387,529	$10,978,177

LIABILITIES AND STOCKHOLDERS’ EQUITY
Payables and accrued liabilities (includes $26,571 and $25,348 at fair value at December 31, 2013 and 2012, respectively)	$494,139	$260,610
Servicer payables	735,225	587,929
Servicing advance liabilities	971,286	100,164
Debt	3,357,648	1,146,249
Mortgage-backed debt (includes $684,778 and $757,286 at fair value at December 31, 2013 and 2012, respectively)	1,887,862	2,072,728
HMBS related obligations at fair value	8,652,746	5,874,552
Deferred tax liability, net	121,607	41,017

Total liabilities	16,220,513	10,083,249
Commitments and contingencies (Note 27)
Stockholders’ equity:
Preferred stock, $0.01 par value per share:
Authorized — 10,000,000 shares Issued and outstanding — 0 shares at December 31, 2013 and 2012	—	—
Common stock, $0.01 par value per share:
Authorized — 90,000,000 shares Issued and outstanding — 37,377,274 and 36,687,785 shares at December 31, 2013 and 2012, respectively	374	367
Additional paid-in capital	580,572	561,963
Retained earnings	585,572	332,105
Accumulated other comprehensive income	498	493

Total stockholders’ equity	1,167,016	894,928

Total liabilities and stockholders’ equity	$17,387,529	$10,978,177

The following table presents the assets and liabilities of the Company’s consolidated variable interest entities, which are included on the consolidated balance sheets above. The assets in the table below include those assets that can only be used to settle obligations of the consolidated variable interest entities. The liabilities in the table below include third-party liabilities of the consolidated variable interest entities only, and for which creditors or beneficial interest holders do not have recourse to the Company, and exclude intercompany balances that eliminate in consolidation.

	December 31,
	2013	2012
ASSETS OF CONSOLIDATED VARIABLE INTEREST ENTITIES THAT CAN ONLY BE USED TO SETTLE THE OBLIGATIONS OF CONSOLIDATED VARIABLE INTEREST ENTITIES:
Restricted cash and cash equivalents	$59,080	$59,233
Residential loans at amortized cost, net	1,377,711	1,475,782
Residential loans at fair value	587,265	646,498
Receivables at fair value	43,545	53,975
Servicer and protective advances, net	75,481	68,550
Other assets	56,254	63,340

Total assets	$2,199,336	$2,367,378

LIABILITIES OF THE CONSOLIDATED VARIABLE INTEREST ENTITIES FOR WHICH CREDITORS OR BENEFICIAL INTEREST HOLDERS DO NOT HAVE RECOURSE TO THE COMPANY:
Payables and accrued liabilities	$8,472	$9,100
Servicing advance liabilities	67,905	64,552
Mortgage-backed debt (includes $684,778 and $757,286 at fair value at December 31, 2013 and 2012, respectively)	1,887,862	2,072,728

Total liabilities	$1,964,239	$2,146,380

The accompanying notes are an integral part of the consolidated financial statements.

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(in thousands, except per share data)

	Years Ended December 31,
	2013	2012	2011
REVENUES
Net servicing revenue and fees	$783,389	$368,509	$157,554
Net gains on sales of loans	598,974	648	—
Interest income on loans	144,651	154,351	164,794
Net fair value gains on reverse loans and related HMBS obligations	120,382	7,279	—
Insurance revenue	84,478	73,249	41,651
Other revenues	70,625	19,771	9,852

Total revenues	1,802,499	623,807	373,851
EXPENSES
Salaries and benefits	549,799	230,107	117,736
General and administrative	480,377	136,236	78,597
Interest expense	272,655	179,671	136,246
Depreciation and amortization	71,027	49,267	24,455
Provision for loan losses	1,229	13,352	6,016
Other expenses, net	8,166	9,267	18,073

Total expenses	1,383,253	617,900	381,123
OTHER GAINS (LOSSES)
Gains (losses) on extinguishments	(12,489)	(48,579)	95
Other net fair value gains	6,061	7,221	1,044

Total other gains (losses)	(6,428)	(41,358)	1,139

Income (loss) before income taxes	412,818	(35,451)	(6,133)
Income tax expense (benefit)	159,351	(13,317)	60,264

Net income (loss)	$253,467	$(22,134)	$(66,397)

OTHER COMPREHENSIVE INCOME (LOSS) BEFORE TAXES
Change in postretirement benefits liability	58	19	(1,248)
Amortization of realized gain (loss) on closed hedges	(127)	68	(154)
Unrealized gain on available-for-sale security in other assets	75	24	36

Other comprehensive income (loss) before taxes	6	111	(1,366)
Income tax expense (benefit) for items of other comprehensive income (loss)	1	34	(531)

Other comprehensive income (loss)	5	77	(835)

Total comprehensive income (loss)	$253,472	$(22,057)	$(67,232)

Net income (loss)	$253,467	$(22,134)	$(66,397)
Basic earnings (loss) per common and common equivalent share	$6.75	$(0.73)	$(2.41)
Diluted earnings (loss) per common and common equivalent share	6.63	(0.73)	(2.41)
Total dividends declared per common and common equivalent share	—	—	0.22
Weighted-average common and common equivalent shares outstanding — basic	37,003	30,397	27,593
Weighted-average common and common equivalent shares outstanding — diluted	37,701	30,397	27,593

The accompanying notes are an integral part of the consolidated financial statements.

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 and 2011

(in thousands, except share data)

	Common Stock		Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total

	Shares	Amount
Balance at January 1, 2011	25,785,693	$258	$127,143	$426,836	$1,251	$555,488
Net loss	—	—	—	(66,397)	—	(66,397)
Other comprehensive loss, net of tax	—	—	—	—	(835)	(835)
Shares issued for Green Tree acquisition	1,812,532	18	40,202	—	—	40,220
Dividends and dividend equivalents declared	219,361	2	5,578	(6,200)	—	(620)
Share-based compensation	—	—	5,179	—	—	5,179
Excess tax benefit on share-based compensation	—	—	316	—	—	316
Issuance of shares under incentive plans	57,572	1	180	—	—	181

Balance at December 31, 2011	27,875,158	279	178,598	354,239	416	533,532
Net loss	—	—	—	(22,134)	—	(22,134)
Other comprehensive income, net of tax	—	—	—	—	77	77
Secondary offering, net of issuance costs	6,900,000	69	275,944	—	—	276,013
Equity portion of Convertible Notes, net of issuance costs	—	—	48,697	—	—	48,697
Shares issued for RMS acquisition	891,265	9	41,337	—	—	41,346
Share-based compensation	—	—	14,206	—	—	14,206
Excess tax benefit on share-based compensation	—	—	2,376	—	—	2,376
Issuance of shares under incentive plans net of shares repurchased and cancelled	1,021,362	10	805	—	—	815

Balance at December 31, 2012	36,687,785	367	561,963	332,105	493	894,928
Net income	—	—	—	253,467	—	253,467
Other comprehensive income, net of tax	—	—	—	—	5	5
Share-based compensation	—	—	13,011	—	—	13,011
Excess tax benefit on share-based compensation	—	—	2,705	—	—	2,705
Issuance of shares under incentive plans	689,489	7	2,893	—	—	2,900

Balance at December 31, 2013	37,377,274	$374	$580,572	$585,572	$498	$1,167,016

The accompanying notes are an integral part of the consolidated financial statements.

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2013	2012	2011
Operating activities
Net income (loss)	$253,467	$(22,134)	$(66,397)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Net fair value gains on reverse loans and related HMBS obligations	(120,382)	(7,279)	—
Amortization of servicing rights	42,583	50,461	28,623
Change in fair value of servicing rights	(48,058)	—	—
Non-Residual Trusts net fair value losses	1,002	4,709	8,150
Other net fair value losses (gains)	5,462	2,433	(1,980)
Accretion of residential loan discounts and advances	(17,991)	(17,787)	(13,712)
Accretion of discounts on debt and amortization of deferred debt issuance costs	21,680	15,600	6,150
Amortization of master repurchase agreements deferred issuance costs	6,656	—	—
Provision for loan losses	1,229	13,352	3,555
Provision for uncollectible advances	37,993	13,199	6,225
Depreciation and amortization of premises and equipment and intangible assets	71,027	49,267	24,455
Losses (gains) on extinguishments	12,489	48,579	(95)
Non-Residual Trusts losses on real estate owned, net	1,086	1,387	1,000
Other losses (gains) on real estate owned, net	(2,022)	(689)	2,067
Provision (benefit) for deferred income taxes	97,418	(22,373)	38,742
Share-based compensation	13,011	14,206	5,179
Purchases and originations of residential loans held for sale	(16,141,573)	(22,259)	—
Proceeds from sales of and payments on residential loans held for sale	15,539,918	15,985	—
Net gains on sales of loans	(598,974)	(648)	—
Other	(2,628)	5,635	(63)
Changes in assets and liabilities
Increase in receivables	(64,270)	(27,183)	(16,588)
Decrease (increase) in servicer and protective advances	(1,069,377)	(25,921)	4,064
Increase in other assets	(14,327)	(754)	(2,911)
Increase (decrease) in payables and accrued liabilities	160,386	(22,928)	72,826
Increase in servicer payables	3,720	4,762	5,616

Cash flows provided by (used in) operating activities	(1,810,475)	69,620	104,906

Investing activities
Purchases and originations of reverse loans held for investment	(3,020,937)	(594,315)	—
Principal payments received on reverse loans held for investment	372,375	29,658	—
Purchases of forward loans related to Residual Trusts	—	—	(44,794)
Principal payments received on forward loans related to Residual Trusts	108,274	97,038	95,746
Principal payments received on forward loans related to Non-Residual Trusts	61,385	62,884	30,636
Payments received on receivables related to Non-Residual Trusts	14,804	16,096	9,126
Cash proceeds from sales of real estate owned, net related to Residual Trusts	7,730	7,861	3,089
Cash proceeds from sales of other real estate owned, net	30,694	11,383	5,112
Purchases of premises and equipment	(38,639)	(11,408)	(6,287)
Decrease (increase) in restricted cash and cash equivalents	(8,156)	41,332	(47,918)
Payments for acquisitions of businesses, net of cash acquired	(478,084)	(88,592)	(1,000,529)
Deposit for acquisitions	(179,185)	(15,000)	—
Acquisitions of servicing rights	(632,179)	(5,539)	—
Other	(14,165)	(2,751)	(1,708)

Cash flows provided by (used in) investing activities	(3,776,083)	(451,353)	(957,527)

Financing activities
Proceeds from issuance of debt, net of debt issuance costs	3,106,263	957,037	720,700
Payments on debt	(362,931)	(75,292)	(24,277)
Debt pre-payment penalty	—	(29,440)	—
Proceeds from securitizations of reverse loans	3,216,096	583,925	—
Payments on HMBS related obligations	(409,331)	(33,496)	—
Issuances of servicing advance liabilities	1,604,272	263,833	157,806
Payments on servicing advance liabilities	(733,150)	(270,708)	(164,882)
Net change in master repurchase agreements related to forward loans	929,015	6,055	—
Net change in master repurchase agreements related to reverse loans	(98,837)	11,832	—
Other debt issuance costs paid	(9,833)	(7,192)	(3,025)
Issuance of mortgage-backed debt related to Residual Trusts	—	—	223,065
Payments on mortgage-backed debt related to Residual Trusts	(112,449)	(98,105)	(89,727)
Payments on mortgage-backed debt related to Non-Residual Trusts	(87,920)	(92,716)	(47,760)
Extinguishments and settlement of debt and mortgage-backed debt	(1,405,424)	(690,000)	(1,338)
Secondary equity offering, net of issuance costs	—	276,013	—
Dividends and dividend equivalents paid	—	—	(14,051)
Other	618	3,302	497

Cash flows provided by (used in) financing activities	5,636,389	805,048	757,008

Net increase (decrease) in cash and cash equivalents	49,831	423,315	(95,613)
Cash and cash equivalents at the beginning of the year	442,054	18,739	114,352

Cash and cash equivalents at the end of the year	$491,885	$442,054	$18,739

The accompanying notes are an integral part of the consolidated financial statements.

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Business and Basis of Presentation

Walter Investment Management Corp., or the Company or Walter Investment, is a fee-based business services provider to the residential mortgage industry focused on providing primary and specialty servicing for credit-sensitive residential mortgages and reverse mortgages. The Company also originates, purchases, and sells mortgage loans into the secondary market. In addition, the Company is a mortgage portfolio owner of credit-challenged, non-conforming residential loans and reverse mortgage loans and operates an insurance agency serving residential loan customers. The Company operates throughout the United States, or U.S. At December 31, 2013, the Company serviced approximately 2.1 million accounts compared to 1.0 million accounts at December 31, 2012.

Throughout this Annual Report on Form 10-K, references to “residential loans” refer to residential mortgage loans, including forward mortgage loans, reverse mortgage loans and participations, and residential retail installment agreements, which include manufactured housing loans. References to “borrowers” refer to borrowers under residential mortgage loans and installment obligors under residential retail installment agreements. Forward mortgage loans and residential retail installment agreements are collectively referred to as “forward loans” or “forward mortgages.” Reverse mortgage loans and participations are collectively referred to as “reverse loans” or “reverse mortgages.”

2013 Acquisitions

Acquisition of Certain Net Assets of Residential Capital LLC

On January 31, 2013, the Company completed its joint bid with Ocwen Loan Servicing LLC to acquire certain mortgage-related net assets held by Residential Capital LLC, or ResCap, in an auction sponsored by the U.S. Bankruptcy Court. Pursuant to this agreement, the Company agreed (1) to acquire the rights and assume the liabilities relating to all of ResCap’s Federal National Mortgage Association, or Fannie Mae, mortgage servicing rights, or MSRs, and related servicer advances and (2) to acquire ResCap’s mortgage originations and capital markets platforms, collectively, the ResCap net assets. The acquisition of the ResCap net assets provided the Company with a fully integrated loan originations platform to complement and enhance its servicing business.

Bank of America, N.A. Asset Purchase

On January 31, 2013, the Company closed an agreement to purchase Fannie Mae MSRs, including related servicer advances, from Bank of America, N.A., or BOA. This acquisition was accounted for as an asset purchase.

Acquisition of Certain Net Assets of Ally Bank

On March 1, 2013, the Company acquired the correspondent lending and wholesale broker businesses of Ally Bank. The acquisition of these assets, or the Ally Bank net assets, has allowed the Company to pursue correspondent lending opportunities using the capabilities resident in the ResCap originations platform.

Acquisition of Certain Net Assets of MetLife Bank, N.A.

On March 1, 2013, the Company purchased the residential mortgage servicing platform, including certain servicing-related technology assets, of MetLife Bank, N.A., or MetLife Bank, located in Irving, Texas. The acquisition of these assets, or the MetLife Bank net assets, which includes a residential mortgage servicing platform, is serving to support the Company’s development of a robust dual-track residential mortgage servicing platform.

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Investment in UFG Holdings

On July 29, 2013 the Company entered into a strategic relationship with UFG Holdings, LLC, or UFG, a company controlled by an investor group led by Brian Libman, the Company’s former Chief Strategy Officer. On November 30, 2013, UFG closed on its acquisition of 100% of the membership interests of Urban Financial of America, LLC, formerly Urban Financial Group, Inc., or Urban, from a subsidiary of KCG Holdings, Inc. Pursuant to the terms of its agreement with UFG, the Company invested $15.2 million in the form of an unsecured loan with warrants entitling the Company to purchase up to 19% of the common units of UFG, on December 2, 2013. Effective upon the closing of the Company’s investment in UFG, Mr. Libman resigned his position with the Company and its subsidiaries.

Pending Acquisitions

EverBank Financial Corp

On October 30, 2013 the Company entered into a series of definitive agreements to purchase certain private and GSE-backed MSRs and related servicer advances, sub-servicing rights for forward loans and the default servicing platform from Everbank Financial Corp, or Everbank. The Company paid $16.7 million of the estimated total purchase price of $83.4 million for the MSRs on October 30, 2013. The transfer of servicing is subject to investor consent. The remaining MSR purchase price, and related servicer advances will be paid as the related servicing portfolio is transferred. Everbank is currently sub-servicing the MSRs on behalf of the Company, subject to a sub-servicing fee, from October 30, 2013 to the date on which the physical transfer of servicing occurs.

MSR Purchase

On December 10, 2013, the Company entered into an agreement with an affiliate of a national bank to acquire a pool of Fannie Mae MSRs associated with loans totaling approximately $29.4 billion in unpaid principal balance. The transfer of servicing is subject to investor consent. The Company paid $165.0 million of the estimated total purchase price of $330.0 million in December 2013.

2012 Acquisitions

Acquisition of Reverse Mortgage Solutions, Inc.

On November 1, 2012, the Company acquired 100% of the outstanding shares of Reverse Mortgage Solutions, Inc., or RMS. Based in Spring, Texas, RMS provides a full suite of services to the reverse mortgage sector, including servicing, loan origination and securitization, and other ancillary services. The acquisition of RMS positioned the Company as a full-service provider in the reverse mortgage servicing sector with new growth opportunities and represents an extension of the Company’s fee-for-service business model.

Acquisition of Security One Lending

On December 31, 2012, in connection with the execution of a stock purchase agreement, the Company agreed to acquire all of the outstanding shares of Security One Lending, or S1L. Based in San Diego, California, S1L is a retail and wholesale reverse mortgage loan originator. S1L has a long-standing relationship with RMS since S1L has been delivering loans using RMS’ technology and RMS has acquired a significant amount of S1L’s reverse origination production during recent years. The acquisition of S1L has enhanced RMS’ position as an issuer of reverse mortgage product, while also significantly increasing RMS’ retail origination presence. The Company obtained effective control over S1L through an economic closing on December 31, 2012. A legal closing subsequently occurred on April 30, 2013. The economic closing required acquisition method accounting in accordance with the authoritative accounting guidance for business combinations.

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2011 Acquisitions

Acquisition of GTCS Holdings, LLC

On July 1, 2011, the Company acquired 100% of the outstanding membership interests of GTCS Holdings, LLC, or Green Tree. Based in St. Paul, Minnesota, Green Tree is a fee-based business services company providing high-touch, third-party servicing of credit-sensitive consumer loans, primarily including residential mortgages and manufactured housing loans. Green Tree also acts as a nationwide agent primarily of property and casualty homeowners’ insurance products for both lender-placed and voluntary insurance coverage. Through the acquisition of Green Tree, the Company increased its ability to provide specialty servicing and generate recurring fee-for-service revenue from a capital-light platform and diversified its revenue streams from complementary businesses. As a result of the acquisition, the Company lost its qualification for Real Estate Investment Trust, or REIT, status.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the U.S., or GAAP. The consolidated financial statements include the accounts of Walter Investment, its wholly-owned subsidiaries, and variable interest entities, or VIEs, of which the Company is the primary beneficiary. All significant intercompany balances and transactions have been eliminated. The results of operations for acquired companies are included from their respective dates of acquisition.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The Company’s material estimates and assumptions primarily arise from risks and uncertainties associated with interest rate volatility, prepayment volatility, credit exposure, and borrower mortality rates and include, but are not limited to, the allowance for loan losses as well as the valuation of residential loans, receivables, servicing rights, goodwill and intangible assets, real estate owned, derivatives, curtailment liability, mortgage-backed debt, and Home Equity Conversion Mortgage-Backed Securities, or HMBS, related obligations. Although management is not currently aware of any factors that would significantly change its estimates and assumptions in the near term, actual results may differ from these estimates.

Changes in Presentation

Certain prior year amounts have been reclassified to conform to current year presentation.

The Company reclassified amortization of servicing rights, which was previously included as a component of depreciation and amortization, to be presented with servicing revenue and fees in the financial statement line item, net servicing revenue and fees. Given the growth in the Company’s third-party servicing portfolio resulting from recent acquisitions, this change in presentation was made to better reflect the economics of servicing activities. This change in presentation resulted in a reduction of $50.5 million and $28.6 million to historical servicing revenue and fees and depreciation and amortization for the years ended December 31, 2012 and 2011, respectively.

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company segregated residential loans at amortized cost, net and residential loans at fair value into two separate line items on the consolidated balance sheets. These assets were previously presented in the aggregate in residential loans, net on the consolidated balance sheets.

The company removed net fair value gains on reverse loans and related HMBS obligations from net fair value gains (losses). The historical financial statement line item of net fair value gains (losses) is now referred to as other net fair value gains (losses) in order to reflect the segregation of net fair value gains on reverse loans and related HMBS obligations. The Company also reclassified net fair value gains on reverse loans and related HMBS obligations to a component of revenues on the consolidated statements of comprehensive income (loss) in order to better reflect the economics of the Company’s Reverse Mortgage segment as a significant and growing part of the Company’s operations.

Accounting for Certain Purchased Servicing Rights

At December 31, 2012 and during the three months ended March 31, 2013, the Company purchased MSR portfolios as part of certain business combination and asset purchase transactions. During the second quarter of 2013, the Company, in consultation with its advisors, made a correction to its accounting for servicing rights and related intangible assets. There was no significant impact on previously reported net income, earnings per share, stockholders’ equity, or net cash provided by or used in operating activities as a result of this change. The Company has concluded that the impact was not material to the Company’s consolidated financial statements at December 31, 2012 or for the three months ended March 31, 2013.

At December 31, 2012, the value assigned to these acquired portfolios was reflected in servicing rights, net and intangible assets, net. Effective with the change, the entire value is now reflected in servicing rights, net. As a result, servicing rights, net increased and intangible assets, net decreased by $17.4 million at December 31, 2012.

The disclosures related to servicing rights and intangible assets also reflect corrections, including the revision of certain market data assumptions used to estimate the fair value of these servicing rights. The previously disclosed estimate of intangible asset amortization expected to be expensed in future periods is now reflected in net servicing revenue and fees as a realization of expected cash flows for the related servicing rights; however, the timing of recognition may differ as the intangible amortization model differs from the servicing rights fair value measurement model.

Servicing Rights Fair Value Election

Prior to January 1, 2013, all servicing rights were initially recorded at fair value and subsequently accounted for at amortized cost. In addition, the Company classified its servicing rights as either a forward loan class or a reverse loan class. Given recent acquisitions and based upon available risk management strategies, effective January 1, 2013, the Company began classifying its servicing rights as a risk-managed forward loan class, a forward loan class, or a reverse loan class. The forward loan class and the reverse loan class continue to be accounted for at amortized cost. The Company has elected to account for the new risk-managed forward loan class at fair value effective as of January 1, 2013. The risk-managed forward loan class consists of servicing rights acquired in 2013 as well as servicing rights acquired on December 31, 2012. The servicing rights acquired on December 31, 2012 were previously accounted for at amortized cost, but are now accounted for at fair value retrospective to January 1, 2013. This election on January 1, 2013 had no impact on retained earnings. Refer to Notes 2 and 12 for further information regarding servicing rights.

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Recent Accounting Guidance

In December 2011, the Financial Accounting Standards Board, or FASB, issued an accounting standards update to require disclosure of information about the effect of rights of setoff with certain financial instruments on an entity’s financial position. In January 2013, the FASB issued an accounting standards update that clarifies the aforementioned offsetting disclosure requirements. The disclosure requirements are only applicable to rights of setoff of certain derivative instruments, repurchase agreements and reverse purchase agreements, and securities borrowing and securities lending transactions that are either offset in accordance with standards set forth by the FASB Codification subject to master netting arrangements or similar agreements. The Company has adopted the amendments in these standards effective in the first quarter of 2013. Adoption of this standard had no significant impact on the Company’s consolidated financial statements. Additional required disclosures are included in Note 7.

In February 2013, the FASB issued an accounting standards update that requires presentation for reclassification adjustments from accumulated other comprehensive income into net income in a single note or on the face of the financial statements. The Company has adopted the amendments in this standard effective in the first quarter of 2013. The adoption of this standard had an immaterial effect on the Company’s consolidated financial statements and as such, the required presentation is not included herein.

In July 2013, the FASB issued an accounting standards update that specifies that unrecognized tax benefits should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward. When a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date under the tax law of the applicable jurisdiction to settle any additional income taxes, or if the entity does not intend to use the deferred tax asset for such purpose, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. This amendment is effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. The adoption of this accounting standards update is not expected to have a significant impact on the Company’s consolidated financial statements.

In January 2014, the FASB issued an accounting standards update that clarifies the definition of an in substance repossession and foreclosure, and requires additional disclosures related to these items. These amendments reduce diversity by clarifying when an in substance repossession or foreclosure occurs, that is, when a creditor should be considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan such that the loan receivable should be derecognized and the real estate property recognized. The required disclosures under these new amendments require interim and annual disclosures of both (1) the amount of foreclosed residential real estate property held by the creditor and (2) the recorded investment in consumer mortgage loans collateralized by residential real estate property that are in the process of foreclosure. The amendments in this standard are effective for the annual periods, and interim reporting periods within those annual periods, beginning after December 15, 2014 with early adoption permitted. The adoption of this standard is not expected to have a significant impact on the Company’s consolidated financial statements.

2.	Significant Accounting Policies

Principles of Consolidation

The Company’s consolidated financial statements include the accounts and transactions of Walter Investment and other entities in which the Company has a controlling financial interest. A controlling financial interest may exist in the form of an ownership of a majority of an entity’s voting interests or through other arrangements with entities, such as with a VIE.

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The Company evaluates each securitization trust associated with its residential loan portfolio to determine if the Company has a variable interest in the trust, if the trust meets the definition of a VIE and whether the Company has a controlling financial interest as the primary beneficiary of the VIE. If the Company determines that it does have a variable interest in the trust, that the trust is a VIE, and that it is the primary beneficiary of the VIE, it consolidates the VIE. The evaluation considers all of the Company’s involvement with the VIE, identifying both the implicit and explicit variable interests that either individually or in the aggregate could be significant enough to warrant its designation as the primary beneficiary. This designation is evidenced by both the power to direct the activities of the VIE that most significantly impact its economic performance and the obligation to absorb the losses of, or the right to receive the benefits from, the VIE that could potentially be significant to the VIE.

When the Company’s only involvement with a securitization trust is that of servicer, the Company evaluates whether its servicing fee is deemed a variable interest. When the Company’s servicing fee meets all of the criteria in the accounting guidance for VIEs regarding fees paid to service providers, the Company concludes that it is acting in the capacity of a fiduciary and that it does not have a variable interest in the securitization trust. Accordingly, the Company does not consolidate the trust.

The Company performs a similar evaluation when it is involved with other entities that are not securitization trusts.

The Company re-evaluates whether an entity in which it has a variable interest is a VIE when certain significant events occur. Throughout the duration of its involvement with an entity that is deemed a VIE, the Company reassesses whether it is the primary beneficiary and, accordingly, whether it must consolidate the VIE. Certain events that may change the primary beneficiary of a VIE determination include, but are not limited to, a change in the Company’s ownership of the residual interests, a change in the Company’s role as servicer, or a change in the Company’s contractual obligations to a VIE.

Securitization trusts that the Company consolidates and in which it holds residual interests are referred to as the Residual Trusts. Securitization trusts that have been consolidated and in which the Company does not hold residual interests are referred to as the Non-Residual Trusts. The Non-Residual Trusts were acquired as part of the acquisition of Green Tree.

Cash and Cash Equivalents

Cash and cash equivalents include short-term deposits and highly-liquid investments that have original maturities of three months or less when purchased and are stated at cost, which approximates fair value. The Company maintains cash and cash equivalents with federally insured financial institutions and these balances typically exceed insurable amounts. Cash equivalents also include amounts due from third-party financial institutions in process of settlement. These transactions typically settle in three days or less and were $79.6 million and $39.0 million at December 31, 2013 and 2012, respectively.

Restricted Cash and Cash Equivalents

Restricted cash and cash equivalents includes cash and cash equivalents that are legally restricted as to use or withdrawal. Restricted cash primarily includes (1) principal and interest payments collected by the Company as servicer on behalf of third-party investors and unconsolidated securitization trusts that have not yet been remitted to the investors or trusts; (2) principal and interest payments collected by consolidated securitization trusts that have not yet been remitted to the bondholders; and (3) cash held in escrow pending release to the sellers of Green Tree and RMS. Restricted cash equivalents include investments in money market mutual funds.

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Residential Loans at Amortized Cost, Net

Residential loans carried at amortized cost include forward loans associated with the Residual Trusts and unencumbered forward loans. A majority of these loans were originated by the Company; acquired from other originators, principally an affiliate of Walter Energy Inc., or Walter Energy, the Company’s prior parent; or acquired as part of a pool. Originated loans were initially recorded at the discounted value of the future payments using an imputed interest rate net of cost-basis adjustments such as deferred loan origination fees and associated direct costs and premiums and discounts. The imputed interest rate used represented the estimated prevailing market rate of interest for loans of similar terms issued to borrowers with similar credit risk. New originations of forward loans held for investment subsequent to May 1, 2008 relate primarily to the financing of sales of real estate owned. The imputed interest rate on these financings is based on observable market mortgage rates, adjusted for variations in expected credit losses where market data is unavailable. Loans acquired in a pool are generally purchased at a discount to their unpaid principal balance and are recorded at their purchase price at acquisition.

Interest Income and Amortization

Interest income on the Company’s residential loans carried at amortized cost consists of the interest earned on the outstanding principal balance of the underlying loan based on the contractual terms of the residential loan and retail installment agreement and the amortization of cost-basis adjustments, principally premiums and discounts. The retail installment agreements state the maximum amount to be charged to borrowers and ultimately recognized as interest income, based on the contractual number of payments and dollar amount of monthly payments. Cost-basis adjustments are deferred and recognized over the contractual life of the loan as an adjustment to yield using the level yield method. Residential loan pay-offs received in advance of scheduled maturity (voluntary prepayments) affect the amount of interest income due to the recognition at that time of any remaining unamortized premiums, discounts, or other cost-basis adjustments arising from the loan’s inception.

Non-accrual Loans

Residential loans carried at amortized cost are placed on non-accrual status when any portion of the principal or interest is 90 days past due. When placed on non-accrual status, the related interest receivable is reversed against interest income of the current period. Interest income on non-accrual loans, if received, is recorded using the cash basis method of accounting. Residential loans are removed from non-accrual status when there is no longer significant uncertainty regarding collection of the principal and the associated interest. If a non-accrual loan is returned to accruing status, the accrued interest, at the date the residential loan is placed on non-accrual status, and forgone interest during the non-accrual period, are recorded as interest income as of the date the loan no longer meets the non-accrual criteria. The past due or delinquency status of residential loans is generally determined based on the contractual payment terms. The calculation of delinquencies excludes from delinquent amounts those accounts that are in bankruptcy proceedings that are paying their mortgage payments in contractual compliance with the bankruptcy court approved mortgage payment obligations. Loan balances are charged off when it becomes evident that balances are not collectible.

Acquired Credit-Impaired Loans

At acquisition, the Company reviews each loan or pool of loans to determine whether there is evidence of deterioration in credit quality since origination and if it is probable that the Company will be unable to collect all amounts due according to the loan’s contractual terms. The Company considers expected prepayments and estimates the amount and timing of undiscounted expected principal, interest, and other cash flows for each loan or pool of loans meeting the criteria above, and determines the excess of the scheduled contractual principal and

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contractual interest payments of the loan or pool of loans assuming prepayments over all cash flows expected at acquisition as an amount that should not be accreted (the non-accretable difference). The remaining amount, representing the excess or deficit of the cash flows expected to be collected for the loan or pool of loans over the amount paid, is accreted into interest income over the remaining life of the loan or pool of loans (accretable yield). The carrying amount of these loans is reflected on the consolidated balance sheets net of these discounts.

At each reporting date, the Company evaluates the expected cash flows for each loan or pool of loans. An additional allowance for loan losses is recognized if it is probable the Company will not collect all of the cash flows expected to be collected as of the acquisition date. If the re-evaluation indicates the expected cash flows for a loan or pool of loans has significantly increased when compared to previous estimates, the yield is increased to recognize the additional income over the life of the asset prospectively.

Allowance for Loan Losses

The allowance for loan losses represents management’s estimate of probable incurred credit losses inherent in the residential loan portfolio carried at amortized cost as of the balance sheet date. This portfolio is made up of one segment and class that consists primarily of less-than prime, credit-challenged residential loans. The risk characteristics of the portfolio segment and class relate to credit exposure. The method for monitoring and assessing credit risk is the same throughout the portfolio.

Residential loans carried at amortized cost are homogeneous and evaluated collectively for impairment. The determination of the level of the allowance for loan losses and, correspondingly, the provision for loan losses is based on, but not limited to, delinquency levels, default frequency experience, prior loan loss severity experience, and management’s judgment and assumptions regarding various matters, including the composition of the residential loan portfolio, known and inherent risks in the portfolio, the estimated value of the underlying real estate collateral, the level of the allowance in relation to total loans and to historical loss levels, current economic and market conditions within the applicable geographic areas surrounding the underlying real estate, changes in unemployment levels, and the impact that changes in interest rates have on a borrower’s ability to refinance its loan and to meet its repayment obligations. Management evaluates these assumptions and various other relevant factors impacting credit quality and inherent losses when quantifying the Company’s exposure to credit losses and assessing the adequacy of its allowance for loan losses as of each reporting date. The level of the allowance is adjusted based on the results of management’s analysis. Generally, as residential loans season, the credit exposure is reduced, resulting in decreasing provisions.

The allowance for loan losses is highly correlated to unemployment levels, delinquency status of the portfolio, and changes in home prices within the Company’s geographic markets. There has been a steady improvement in market conditions including an increase in median home selling prices and lower levels of housing inventory. Additionally, the unemployment rate has continued to stabilize since reaching a peak in October 2009. With continued stabilization in economic trends and portfolio performance, the Company expects continued improvement in the credit quality of the residential loan portfolio.

While the Company considers the allowance for loan losses to be adequate based on information currently available, future adjustments to the allowance may be necessary if circumstances differ substantially from the assumptions used by management in determining the allowance for loan losses.

Loan Modifications

The Company will occasionally modify a loan agreement at the request of the borrower. The Company’s current modification program offered to borrowers is limited and is used to assist borrowers experiencing

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temporary hardships and is intended to minimize the economic loss to the Company and to avoid foreclosure. Generally, the Company’s modifications are short-term interest rate reductions and/or payment deferrals with forgiveness of principal rarely granted. A modification of a loan constitutes a troubled debt restructuring when a borrower is experiencing financial difficulty and the modification constitutes a concession. Loans modified in a troubled debt restructuring are typically already on non-accrual status and have an allowance recorded. At times, loans modified in a troubled debt restructuring by the Company may have the financial effect of increasing the allowance associated with the loan. The allowance for an impaired loan that has been modified in a troubled debt restructuring is measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate or the estimated fair value of the collateral less any selling costs. Troubled debt restructurings have historically been insignificant to the Company and continue to be insignificant as the Company’s business model has shifted from being a mortgage portfolio owner to a fee-based business services provider.

Residential Loans at Fair Value

Residential Loans Held for Investment

Residential loans held for investment and carried at fair value consist of forward loans associated with Non-Residual Trusts and reverse loans. The Company has elected to carry both forward loans associated with the Non-Residual Trusts and reverse loans at fair value.

The reverse loans include HECMs that are guaranteed by Ginnie Mae and are collateralized by participation interests in Home Equity Conversion Mortgages, or HECMs, insured by the Federal Housing Administration, or FHA. The Company both originates and acquires HECMs. The loans are then pooled into HMBS that are sold into the secondary market with servicing rights retained. Based upon the structure of the Ginnie Mae securitization program, the Company has determined that it has not met all of the requirements for sale accounting and accounts for these transfers as secured borrowings. Under this accounting treatment, the reverse loans remain on the consolidated balance sheets as residential loans at fair value. The proceeds from the transfers of reverse loans are recorded as HMBS related obligations with no gain or loss recognized on the transfers.

The yield on residential loans held for investment and carried at fair value, along with any changes in fair value, is recorded in net fair value gains on reverse loans and related HMBS obligations and other net fair value gains on the consolidated statements of comprehensive income (loss) for the reverse loans and forward loans associated with the Non-Residual Trusts, respectively. The yield on residential loans held for investment and carried at fair value includes recognition of interest income based on the stated interest rates of the loans that is expected to be collected, as well as any fair value adjustments. Purchases and originations of and payments received on residential loans held for investment are included in investing activities in the consolidated statements of cash flows.

Reverse loans also include loans that have not yet been transferred to Ginnie Mae securitization pools and loans that have been repurchased from Ginnie Mae securitization pools. The Company, as an issuer of HMBS, is required to repurchase reverse loans out of the Ginnie Mae securitization pools once the outstanding principal balance of the related HECM is equal to or greater than 98% of the maximum claim amount. Performing repurchased loans are conveyed to the Department of Housing and Urban Development, or HUD, and nonperforming repurchased loans are generally liquidated in accordance with program requirements. Loans are considered nonperforming upon events such as, but not limited to, the death of the mortgagor, the mortgagor no longer occupying the property as their principal residence, or the property taxes or insurance not being paid. In addition to having to fund these repurchases, the Company may sustain losses during the process of liquidating the loans.

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Residential Loans Held for Sale

Residential loans held for sale represent forward loans originated or acquired by the Company with the intent to sell. These loans are originated or acquired primarily for purposes of transferring to government-sponsored entities, or GSEs, or other third-party investors in the secondary market with servicing rights either retained or sold. The Company has elected to carry forward loans held for sale at fair value. The yield on the loans and any changes in fair value are recorded in net gains on sales of loans on the consolidated statements of comprehensive income (loss). The yield on the loans includes recognition of interest income based on the stated interest rates of the loans that are expected to be collected, as well as any fair value adjustments. Gains or losses recognized upon sale of residential loans held for sale are also included in net gains on sales of loans on the consolidated statements of comprehensive income (loss). Loan origination fees are recorded in other revenues within the consolidated statements of comprehensive income (loss) when earned and related costs are recognized in general and administrative expenses when incurred. Purchases and originations of and payments received on residential loans held for sale are included in operating activities in the consolidated statements of cash flows.

The Company’s agreements with GSEs and other third parties include standard representations and warranties related to the loans the Company sells or transfers. The representations and warranties require adherence to GSE origination and underwriting guidelines, including but not limited to the validity of the lien securing the loan, property eligibility, borrower credit, income and asset requirements, and compliance with applicable federal, state and local law. In the event of a breach of its representations and warranties, which are generally enforceable at any time over the life of the loan, the Company may be required to either repurchase the residential loans at par with the identified defects or indemnify the investor or insurer for applicable incurred losses. In such cases, the Company bears any subsequent credit loss on the residential loans. The Company’s credit loss may be reduced by any recourse it has to correspondent lenders that, in turn, have sold such residential loans to the Company and breached similar or other representations and warranties. In such event, the Company has the right to seek a recovery of related repurchase losses from that correspondent lender. The Company actively contests claims to the extent that the Company does not consider the claims to be valid. The Company seeks to manage the risk of repurchase and associated credit exposure through the Company’s underwriting and quality assurance practices.

The Company records a provision for losses relating to such representations and warranties as part of its loan sale transactions at the time the loan is sold in accordance with the accounting guidance for guarantees. The provision is a reduction in the net gains on sales of loans on the consolidated statements of comprehensive income (loss). The method used to estimate the liability for representations and warranties is a function of the representations and warranties given and considers a combination of factors, including, but not limited to, historical defect rates, projected repurchase rates, projected resale values, and the probability of reimbursement by the correspondent loan seller. The liability established at the time loans are sold, which is recorded in payables and accrued liabilities, is updated based on changes in estimates, with those changes recorded as a component of general and administrative expenses on the consolidated statements of comprehensive income (loss). The level of the liability for representations and warranties requires considerable management judgment. The level of residential loan repurchase losses is dependent on economic factors and external conditions that may change over the lives of the underlying loans.

Receivables Related to Non-Residual Trusts

Receivables related to Non-Residual Trusts, which are recorded in receivables, net, consist of the estimated fair value of expected future draws on letters of credit, or LOCs, from a third party. The LOCs are credit enhancements to the Non-Residual Trusts. The cash flows received from the LOC draws will be paid directly to the underlying securitization trusts and will be used to pay debt holders of these securitizations for shortfalls in

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principal and interest collections on the loans in the securitizations. The Company has elected to carry these receivables at fair value. Changes in fair value are recorded in other net fair value gains on the consolidated statements of comprehensive income (loss).

Servicing Operations

Servicing Rights, Net

Capitalized servicing rights have historically related to servicing and sub-servicing contracts acquired in connection with business combinations. Recently, the Company has also acquired the rights to service loans through the purchase of such rights from third parties or through the transfer of loans with servicing rights retained. Servicing rights, including those recognized in connection with transfers of loans with servicing rights retained, are recorded at fair value at inception and are subsequently accounted for using the amortization method or the fair value measurement method, based on the Company’s strategy for managing the risks of the underlying portfolios. Risks inherent in servicing rights include prepayment and interest rate risks.

The Company identifies classes of servicing rights based upon the availability of market inputs used in determining fair value and its available risk management strategies associated with the servicing rights. Based upon these criteria, the Company has identified three classes of servicing rights: a risk-managed forward loan class, or the risk-managed loan class, a forward loan class, and a reverse loan class. The risk-managed loan class includes loan portfolios for which the Company may apply a hedging strategy in the future. For servicing assets associated with the risk-managed loan class, which are accounted for at fair value, the Company measures the fair value at each reporting date and records changes in fair value in net servicing revenue and fees on the consolidated statements of comprehensive income (loss).

Servicing rights associated with the forward loan class and the reverse loan class are amortized based on expected cash flows in proportion to and over the life of servicing revenue. Amortization is recorded as a reduction to net servicing revenue and fees on the consolidated statements of comprehensive income (loss). Servicing assets are stratified by product type and compared to the estimated fair value on a quarterly basis. Impairment is recognized through a valuation allowance for each stratum. The valuation allowance is adjusted to reflect the amount, if any, by which the carrying value of the servicing rights for a given stratum exceeds its fair value. Any fair value in excess of the carrying value for a given stratum is not recognized. The Company recognizes a direct impairment to the servicing asset when the valuation allowance is determined to be unrecoverable.

Net Servicing Revenue and Fees

Servicing revenue and fees consists of income from the Company’s third-party servicing portfolio which includes loans associated with arrangements in which the Company owns the servicing rights or acts as sub-servicer. Servicing revenue and fees includes contractual servicing fees, incentive and performance fees, and ancillary income. Contractual servicing fees related to arrangements in which the Company owns the servicing rights are generally based on a percentage of the unpaid principal balance of the related collateral and are recorded when earned and collectability is reasonably assured. Contractual servicing fees related to arrangements in which the Company acts as a sub-servicer are generally based on a fixed dollar amount per loan and are accrued in the period the services are performed. Incentive and performance fees include fees based on the performance of specific portfolios or loans, asset recovery income, and modification fees. Fees based on the performance of specific portfolios or loans are recognized when earned based on the terms of the various servicing and incentive agreements. Asset recovery income is generally recognized upon collection. Certain other

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incentive fees are recognized when determinable, which is when the Company is officially notified of the amount of such fees. Ancillary income includes late fees, prepayment fees, and collection fees and is generally recognized upon collection. Servicing revenue and fees are adjusted for the amortization of servicing rights carried at amortized cost and the change in fair value of servicing rights carried at fair value.

Servicer and Protective Advances, Net

In the ordinary course of servicing residential loans and pursuant to certain servicing agreements, the Company may advance the principal and interest portion of delinquent mortgage payments to investors prior to the collection of such amounts from borrowers, provided that the Company determines these advances are recoverable from either the borrower or the liquidation of collateral. In addition, the Company is required under certain servicing contracts to ensure that property taxes, insurance premiums, foreclosure costs and various other items are paid in order to preserve the assets being serviced. Generally, the Company recovers such advances from borrowers for reinstated or performing loans, from proceeds of liquidation of collateral or ultimate disposition of the loan, or from investors. Certain of the Company’s servicing agreements provide that repayment of servicing advances made under the respective agreements have a priority over all other cash payments to be made from the proceeds of the residential loan, and in certain cases the proceeds of the pool of residential loans, which are the subject of that servicing agreement. As a result, the Company is entitled to repayment from loan proceeds before any interest or principal is paid to the bondholders, and in certain cases, advances in excess of loan proceeds may be recovered from pool-level proceeds. These assets are carried at cost, net of estimated losses. The Company establishes an allowance for uncollectible advances based on an analysis of the underlying loans, their historical loss experience, and recoverability pursuant to the terms of underlying servicing agreements. Generally, estimated losses related to advances are recorded in general and administrative expenses on the consolidated statements of comprehensive income (loss).

Custodial Accounts

In connection with its servicing activities, the Company has a fiduciary responsibility for amounts related to borrower escrow funds and other custodial funds due to investors aggregating $996.3 million and $252.4 million at December 31, 2013 and 2012, respectively. These funds, which do not represent assets or liabilities of the Company, are maintained in segregated bank accounts, and accordingly, are not reflected on the consolidated balance sheets.

Goodwill

Goodwill represents the excess of the consideration paid in a business combination over the fair value of the identifiable net assets acquired. The Company tests goodwill for impairment at the reporting unit level at least annually or whenever events or circumstances indicate that the carrying value of goodwill may not be recoverable from future cash flows. The Company has the option of performing a qualitative assessment of impairment to determine whether any further quantitative testing for impairment is necessary. If the Company elects to bypass the qualitative assessment or if it determines, based on qualitative factors, that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, a two-step quantitative test is required. In Step 1, the Company compares the fair value of the reporting unit with its net carrying value, including goodwill. If the net carrying value of the reporting unit exceeds its fair value, the Company then performs Step 2 of the impairment test to measure the amount of impairment loss, if any. In Step 2, the Company allocates the reporting unit’s fair value to all of its assets and liabilities in a manner similar to a purchase price allocation, with any residual fair value being allocated to goodwill (implied fair value of goodwill). If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of that goodwill, the Company

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recognizes an impairment loss in an amount equal to that excess up to the carrying value of goodwill. In performing the two-step quantitative assessment, fair value of the reporting units is based on discounted cash flows, market multiples, and/or appraised values, as appropriate.

The Company completed its annual goodwill impairment test effective October 1, 2013. A qualitative assessment of goodwill impairment was performed for the Servicing and Asset Receivables Management reporting units and a Step 1 impairment test for the Origination, Reverse Mortgage and Insurance reporting units. Based on the goodwill impairment tests performed, the Company concluded that no goodwill impairment charges were necessary in the year ended December 31, 2013.

Intangible Assets, Net

Intangible assets primarily consist of customer relationships and institutional relationships. Intangible assets are either amortized using an economic consumption method or straight-line basis over their related expected useful lives. Intangible assets subject to amortization are evaluated for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. An asset is considered to be impaired when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposition does not exceed its carrying amount. The amount of the impairment loss, if any, is measured as the amount by which the carrying value of the asset exceeds its fair value.

Premises and Equipment, Net

Premises and equipment, net is stated at cost less accumulated depreciation and amortization. Depreciation and amortization is recorded on a straight-line basis over the lesser of the remaining term of the lease or the estimated useful lives of the related assets. Leasehold improvements and assets under capital leases are amortized over the lesser of the remaining term of the lease or the useful life of the leased asset. Costs to internally develop computer software are capitalized during the application development stage and include external direct costs of materials and services as well as employee costs directly associated with the project during the capitalization period. Premises and equipment are evaluated for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. An asset is considered to be impaired when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposition does not exceed its carrying amount. The amount of the impairment loss, if any, is measured as the amount by which the carrying value of the asset exceeds its fair value.

Real Estate Owned, Net

Real estate owned, net, which is included in other assets on the consolidated balance sheets, represents properties acquired in satisfaction of residential loans. Upon foreclosure or when the Company otherwise takes possession of the property, real estate owned is recorded at the lower of cost or estimated fair value less estimated costs to sell. The excess of cost over the fair value of the property acquired less estimated costs to sell is charged to the allowance for loan losses for residential loans carried at amortized cost, to other net fair value gains for forward loans carried at fair value, and to net fair value gains on reverse loans and related HMBS obligations for reverse loans. The fair value of the property is generally based upon historical resale recovery rates and current market conditions or appraisals. Subsequent declines in the value of real estate owned are recorded as adjustments to the carrying amount through a valuation allowance and are recorded in other expenses, net on the consolidated statements of comprehensive income (loss). Costs relating to the improvement of the property are capitalized to the extent the balance does not exceed its fair value, whereas those costs relating to maintaining the property are recorded when incurred to other expenses, net on the consolidated statements of comprehensive income (loss).

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The Company may finance the sale of its real estate owned. Revenue from the sale of real estate owned is recognized by the full accrual method when the specific criteria for use of this method are met. However, frequently, the requirement for a minimum 5% initial cash investment for primary residences is not met. When this is the case, losses are recognized immediately while gains are deferred and recognized by the installment method until the borrower’s initial investment reaches the minimum 5% requirement. Once the borrower’s initial investment reaches the minimum required amount, revenue is recognized by the full accrual method. Gains and losses on the sale of real estate owned are charged to other expenses, net on the consolidated statements of comprehensive income (loss) when incurred.

Derivatives

The Company enters into commitments to originate and purchase forward loans at interest rates that are determined prior to the funding or purchase of the loan, which are referred to as interest rate lock commitments, or IRLCs. IRLCs are considered freestanding derivatives and are recorded at fair value at inception within other assets or payables and accrued liabilities on the consolidated balance sheets. Changes in fair value subsequent to inception are based on changes in the fair value of the underlying loan, and changes in the probability that the loan will fund within the terms of the commitment. Changes in the fair value of the IRLCs are included in net gains on sales of loans on the consolidated statements of comprehensive income (loss).

The Company uses derivative financial instruments, primarily forward sales of agency to-be-announced securities, or forward sales commitments, to manage exposure to interest rate risk and changes in the fair value of IRLCs and forward loans held for sale. The Company may also enter into commitments to purchase mortgage-backed securities, or MBS purchase commitments, as part of its overall hedging strategy. The Company has elected not to designate these freestanding derivatives as hedging instruments under GAAP. The fair value of these instruments are recorded in other assets or payables and accrued liabilities on the consolidated balance sheets with changes in the fair values included in net gains on sales of loans on the consolidated statements of comprehensive income (loss). Cash flows related to IRLCs, forward sales commitments, and MBS purchase commitments are included in operating activities on the consolidated statements of cash flows.

In connection with the forward sales commitments and MBS purchase commitments, the Company has entered into collateral agreements with its counterparties whereby both parties are required to maintain cash deposits in the event the fair values of the derivative financial instruments meet established thresholds, which mitigates counterparty credit risk. The right to receive cash collateral placed by the Company with its counterparties is included in other assets, and the obligation to return collateral received by the Company from its counterparties is included within payables and accrued liabilities on the consolidated balance sheets. The Company has elected to record derivative assets and liabilities and related collateral on a gross basis, even when a legally enforceable master netting arrangement exists between the Company and the derivative counterparty.

The derivative transactions described above are measured in terms of the notional amount. The notional amount is generally not exchanged and is used only as a basis on which interest and other payments are determined.

Insurance Operations

Commission revenue is recognized when the earnings process has been completed, which is the effective date of the insurance policy. As customers generally pay their premiums in installments over the life of the policies, the Company records an insurance premium receivable and a corresponding payable to insurance carrier, net of commission, which are included on the consolidated balance sheets in receivables, net and payables and accrued liabilities, respectively. At the time commission revenue is recognized, the Company can

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

reliably estimate expected policy cancellations and records a reserve for cancellations, which is estimated based on historical experience adjusted for known events or circumstances. The reserve for policy cancellations is evaluated on a quarterly basis and adjusted to reflect current estimates.

Servicer Payables

Servicer payables represent amounts collected, which are required to be remitted to third-party trusts, investors, or others. These collections are primarily from borrowers whose loans the Company services.

Debt

Debt is carried at amortized cost, net of discounts. Associated deferred debt issuance costs are recorded in other assets on the consolidated balance sheets. These costs and original issue discounts, if any, are amortized to interest expense over the term of the debt using the interest method.

Mortgage-Backed Debt

The Company’s mortgage-backed debt associated with the Residual Trusts is carried at amortized cost, net of discounts. Associated deferred debt issuance costs are recorded in other assets on the consolidated balance sheets. These costs and original issue discounts, if any, are amortized to interest expense over the life of the debt. The Company elected to carry mortgage-backed debt related to the Non-Residual Trusts at fair value. The yield on the mortgage-backed debt along with any changes in fair value is recorded in other net fair value gains on the consolidated statements of comprehensive income (loss). The yield on the mortgage-backed debt includes recognition of interest expense based on the stated interest rates of the mortgage-backed debt, as well as any fair value adjustments.

HMBS Related Obligations

The Company recognizes the proceeds from the transfer of HMBS as a secured borrowing. The Company elected to record the secured borrowing, or the HMBS related obligations, at fair value. The yield on the HMBS related obligations along with any changes in fair value are recorded in net fair value gains on reverse loans and HMBS related obligations on the consolidated statements of comprehensive income (loss).The yield on the HMBS obligations includes recognition of contractual interest expense based on the stated interest rates of the HMBS obligations, as well as any fair value adjustments. Proceeds from securitizations of reverse loans and payments on HMBS related obligations are included in financing activities on the consolidated statements of cash flows.

Income Taxes

The Company accounts for income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates for the periods in which the differences are expected to reverse. The change in deferred tax assets and liabilities due to a change in tax rates is recognized in income in the period of the change.

Periodic reviews of the carrying amount of deferred tax assets are made to determine if the establishment of a valuation allowance is necessary. A valuation allowance is required when it is more likely than not that all or a

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

portion of a deferred tax asset will not be realized. All evidence, both positive and negative, is evaluated when making this determination. Items considered in this analysis include the ability to carry back losses to recoup taxes previously paid, the reversal of temporary differences, tax planning strategies, historical financial performance, expectations of future earnings, and the length of statutory carryforward periods. Significant judgment is required in assessing future earnings trends and the timing of reversals of temporary differences.

The Company assesses its tax positions for all open tax years and determines whether it has any material unrecognized liabilities in accordance with the guidance on accounting for uncertain tax positions. The Company records interest and penalties on uncertain tax positions in income tax expense and general and administrative expenses, respectively, on the consolidated statements of comprehensive income (loss).

Share-Based Compensation

The Company has in effect stock incentive plans under which restricted stock, restricted stock units, or RSUs, and non-qualified stock options have been granted to employees and non-employee members of the Board of Directors. The Company estimates the fair value of share-based awards on the date of grant. The value of the award is generally recognized as an expense using the graded method over the requisite service period. The fair value of the Company’s restricted stock and RSUs is generally based on the average of the high and low market prices of its common stock on the date of grant. The Company estimates the fair value of non-qualified stock options as of the date of grant using the Black-Scholes option pricing model. The Black-Scholes model considers, among other factors, the expected life of the award, the expected volatility of the Company’s stock price, and expected dividends. The Company records share-based compensation expense in salaries and benefits expense on the consolidated statements of comprehensive income (loss).

Basic and Diluted Earnings (Loss) Per Share

The Company uses the two-class method to determine earnings per share. Outstanding share-based payment awards that include non-forfeitable rights to dividends or dividend equivalents, whether paid or unpaid, are considered participating securities and are included in the calculation of basic earnings per common share pursuant to the two-class method. The Company’s participating securities are comprised of RSUs. Under the two-class method, net income is reduced by the amount of dividends declared in the period for common stock and participating securities. The remaining undistributed earnings are then allocated to common stock and participating securities as if all of the net income for the period had been distributed. Basic earnings per share excludes dilution and is calculated by dividing net income allocable to common shares by the weighted-average number of common shares outstanding for the period. Diluted earnings per share is calculated by dividing net income allocable to common shares by the weighted-average number of common shares for the period, as adjusted for the potential dilutive effect of non-participating share-based awards and convertible debt, based on the treasury method. The Company uses the treasury method to compute the dilutive effect of convertible debt based on its intention to settle all conversions through combination settlement, which involves repayment of an amount of cash equal to the principal amount of convertible debt and any excess of conversion value over the principal amount of convertible debt in shares of common stock. During periods of net loss, diluted loss per share is equal to basic loss per share as the antidilutive effect of non-participating share-based awards and convertible debt is disregarded. No effect is given to participating securities in the computation of basic and diluted loss per share as these securities do not share in the losses of the Company.

Contingencies

The Company evaluates contingencies based on information currently available and establishes accruals for those matters when a loss contingency is considered probable and the related amount is reasonably estimable. For

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

matters where a loss is believed to be reasonably possible but not probable, no accrual is established but the nature of the loss contingency and an estimate of the reasonably possible range of loss in excess of amounts accrued, when such estimate can be made, is disclosed. In deriving an estimate, the Company is required to make assumptions about matters that are, by their nature, highly uncertain. The assessment of loss contingencies, including legal contingencies and curtailment obligations, involves the use of critical estimates, assumptions and judgments. Whenever practicable, the Company consults with outside experts, including legal counsel and consultants, to assist with the gathering and evaluation of information related to contingent liabilities. It is not possible to predict or determine the outcome of all loss contingencies. Accruals are periodically reviewed and may be adjusted as circumstances change.

3.	Acquisitions

ResCap Net Assets

On January 31, 2013, the Company (1) acquired the assets and assumed the liabilities relating to all of ResCap’s Fannie Mae MSRs and related servicer advances, and (2) acquired ResCap’s mortgage originations and capital markets platforms for an adjusted purchase price of $479.2 million. At closing, the ResCap Fannie Mae MSRs were associated with loans totaling $42.3 billion in unpaid principal balance. The Company made cash payments of $15.0 million in the fourth quarter of 2012 and $477.0 million on January 31, 2013, which were partially funded with net proceeds from an October 2012 common stock offering and borrowings from the Company’s previously existing first incremental secured credit facility. The total cash paid of $492.0 million is subject to purchase price adjustments, which are currently under discussion by the parties to the agreement. The total cash paid in excess of the adjusted purchase price is refundable to the Company at the end of the adjustment period. The Company has accounted for this transaction as a business combination in accordance with authoritative accounting guidance.

The purchase consideration of $479.2 million was allocated to the assets acquired and liabilities assumed based on management’s estimates of their fair values as of the acquisition date. Measurement period adjustments were recorded during the year ended December 31, 2013 for provisional adjustments to certain assets and liabilities existing at the acquisition date. The table below summarizes the originally reported estimated acquisition date fair values, measurement period adjustments recorded, and the adjusted preliminary purchase price allocation of assets acquired and liabilities assumed (in thousands):

	Originally Reported	Measurement Period Adjustments	Adjusted
Assets
Servicer and protective advances	$186,241	$(11,168)	$175,073
Servicing rights(1)	242,604	—	242,604
Goodwill	52,548	(4,900)	47,648
Intangible assets(1)	8,000	—	8,000
Premises and equipment	18,102	—	18,102

Total assets acquired	507,495	(16,068)	491,427

Liabilities
Payables and accrued liabilities	20,270	(8,031)	12,239

Total liabilities assumed	20,270	(8,031)	12,239

Fair value of net assets acquired	$487,225	$(8,037)	$479,188

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(1)	The originally reported amounts for servicing rights and intangible assets were revised during the second quarter of 2013. Refer to the Accounting for Certain Purchased Servicing Rights section of Note 1 for further discussion.

The following table presents the estimate of identifiable intangible assets and capitalized software recognized at acquisition of the ResCap net assets with the corresponding weighted-average amortization periods at the acquisition date (dollars in thousands):

	Estimated Fair Value	Weighted- Average Amortization Period (in years)
Intangible assets — trade name	$8,000	8.0
Capitalized software(1)	17,100	3.0

Total intangible assets and capitalized software	$25,100	4.6

(1)	Capitalized software is included in premises and equipment, net on the consolidated balance sheets.

Servicer and protective advances acquired in connection with the acquisition of the ResCap net assets have a fair value of $175.1 million and gross contractual amounts receivable of $184.3 million, of which $9.2 million is not expected to be collected. The ResCap net assets have been allocated to the Servicing and Originations segments. Goodwill is calculated as the excess of the purchase consideration transferred over the fair value of the identifiable assets acquired less the liabilities assumed. The primary factors that contributed to the recognition of goodwill are the expected future earnings and projections of growth. The goodwill related to the acquisition of the ResCap net assets was allocated to the Originations segment, of which $44.9 million is expected to be tax deductible.

Ally Bank Net Assets

On March 1, 2013, the Company acquired the correspondent lending and wholesale broker businesses of Ally Bank for a cash payment of $0.1 million. The Company has accounted for this transaction as a business combination in accordance with authoritative accounting guidance.

The Company allocated $0.1 million to goodwill, $1.2 million to intangible assets, $0.2 million to premises and equipment, and $1.4 million to payables and accrued liabilities based on preliminary fair values as of the acquisition date. Intangible assets relate to institutional relationships and have a weighted-average amortization period of one year. The Ally Bank net assets, including goodwill, have been allocated to the Originations segment. None of the goodwill recorded is expected to be tax deductible.

The amount of revenues and net income related to the ResCap net assets and Ally Bank net assets included in the Company’s consolidated statements of comprehensive income (loss) from the date of acquisition through December 31, 2013 were $743.5 million and $195.1 million, respectively. During the year ended December 31, 2013, the Company incurred $3.0 million in acquisition-related costs to acquire the ResCap net assets and the Ally Bank net assets, which are included in general and administrative expenses on the consolidated statements of comprehensive income (loss).

MetLife Bank Net Assets

On March 1, 2013, the Company purchased the residential mortgage servicing platform, including certain servicing-related technology assets and the related work force of MetLife Bank, N.A. located in Irving, Texas. The purchase price of $1.0 million was paid in cash. The Company has accounted for this transaction as a business combination in accordance with authoritative accounting guidance.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company allocated $0.8 million to goodwill, $0.4 million to premises and equipment, and $0.2 million to payables and accrued liabilities based on preliminary fair values as of the acquisition date. The MetLife Bank net assets, including goodwill, have been allocated to the Servicing segment. All of the goodwill recorded is expected to be tax deductible. During the year ended December 31, 2013, the Company incurred $0.2 million in acquisition-related costs to acquire the MetLife Bank net assets, which are included in general and administrative expenses on the consolidated statements of comprehensive income (loss).

Bank of America Asset Purchase

On January 31, 2013, the Company purchased Fannie Mae MSRs from BOA, or the BOA asset purchase, for total consideration of $495.7 million, all of which was paid as of December 31, 2013. At closing, the Fannie Mae MSRs were associated with loans totaling $84.4 billion in unpaid principal balance. As part of the asset purchase agreement, BOA provided sub-servicing on an interim basis while the loan servicing was transferred in tranches to the Company’s servicing systems. As each tranche was boarded, the Company was also obligated to purchase the related servicer advances associated with the boarded loans. The Company purchased $740.7 million of servicer advances as part of the asset purchase agreement. All servicing transfers were completed by December 2013 and BOA is no longer the sub-servicer.

Reverse Mortgage Solutions, Inc.

On November 1, 2012, the Company acquired all of the outstanding shares of RMS. The table below details the estimated fair value of the consideration transferred in connection with the acquisition of RMS (in thousands, except shares and per share data):

Amount
Cash to owners of RMS(1)	$95,000
Company common stock (891,265 shares at $46.39 per share)(2)	41,346

Total consideration	$136,346

(1)	The cash portion of the acquisition of RMS was funded with proceeds from the issuance of common stock. This amount included $9.0 million in restricted cash that is payable to the sellers of RMS and is recorded in payables and accrued liabilities on the consolidated balance sheet at December 31, 2013.
(2)	The fair value of the $46.39 per share for the 891,265 common shares issued was based on an average of the high and low prices of the Company’s shares on November 1, 2012.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The purchase consideration of $136.3 million was allocated to the assets acquired and liabilities assumed based on management’s estimates of their fair values as of the acquisition date. Measurement period adjustments were recorded during the year ended December 31, 2013 for a curtailment liability existing at the acquisition date. The table below summarizes the originally reported estimated acquisition date fair values, measurement period adjustments recorded, and the adjusted final purchase price allocation of assets acquired and liabilities assumed (in thousands):

	Originally Reported	Measurement Period Adjustments	Adjusted
Assets
Cash	$19,683	$—	$19,683
Restricted cash	1,401	—	1,401
Residential loans	5,331,989	—	5,331,989
Receivables	11,832	—	11,832
Servicer and protective advances	17,615	—	17,615
Servicing rights	15,916	—	15,916
Goodwill	101,199	28,800	129,999
Intangible assets	20,800	—	20,800
Premises and equipment	15,633	—	15,633
Deferred tax asset, net	19,052	17,159	36,211
Other assets	13,245	—	13,245

Total assets acquired	5,568,365	45,959	5,614,324

Liabilities
Payables and accrued liabilities	29,357	45,959	75,316
Debt	148,431	—	148,431
HMBS related obligations	5,254,231	—	5,254,231

Total liabilities assumed	5,432,019	45,959	5,477,978

Fair value of net assets acquired	$136,346	$—	$136,346

The residential loans acquired in connection with the acquisition of RMS consist of reverse loans with a fair value of $5.3 billion and gross contractual amounts receivable of $4.8 billion, all of which is expected to be collected.

The acquisition of RMS resulted in a new reportable segment for the Company, the Reverse Mortgage segment. Goodwill is calculated as the excess of the purchase consideration transferred over the fair value of the identifiable assets acquired less the liabilities assumed. The primary factors that contributed to the recognition of goodwill are the expected future earnings and projections of growth. Goodwill recognized as a result of the acquisition of RMS was allocated to the Reverse Mortgage segment. None of the goodwill is expected to be tax deductible.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table presents the estimate of identifiable intangible assets and capitalized software recognized upon the acquisition of RMS with the corresponding weighted-average amortization periods at the acquisition date (dollars in thousands):

	Estimated Fair Value	Weighted- Average Amortization Period (in years)
Intangible assets:
Institutional relationships	$11,900	10.0
Customer relationships	6,700	1.8
Trade name	1,200	4.7
Non-compete agreement	1,000	1.5

Total intangible assets	20,800	6.6
Capitalized software(1)	13,100	4.0

Total intangible assets and capitalized software	$33,900	5.6

(1)	Capitalized software is included in premises and equipment, net on the consolidated balance sheet.

The amount of revenues and net income included in the Company’s consolidated statement of comprehensive income (loss) associated with RMS for the period from the date of acquisition through December 31, 2012 were $13.6 million and $1.9 million, respectively. The Company incurred acquisition-related expenses to acquire RMS of $2.8 million during the year ended December 31, 2012, which are included in general and administrative expenses on the consolidated statements of comprehensive income (loss).

Security One Lending

The assets acquired and liabilities assumed in conjunction with the acquisition of S1L were recorded at their fair values on December 31, 2012. The purchase price consists of $20.0 million in cash paid on December 31, 2012 and contingent earn-out payments to be paid in cash of up to $10.9 million dependent on the achievement of certain designated performance targets over the twelve months following the acquisition. The Company recorded a liability for the contingent earn-out payments of $6.1 million at December 31, 2012 based on the Company’s estimate of the fair value of the contingent earn-out payments at that time. At June 30, 2013, the Company revised its estimate of the fair value of contingent earn-out payments to $10.9 million, the maximum earn-out, based on S1L’s performance during the six months ended June 30, 2013 and recorded losses related to this estimate of $4.8 million during this time period. Other than the payment of $5.0 million made to the prior owners of S1L during the year ended December 31, 2013, no subsequent adjustments to this liability have been made. Contingent earn-out payments of $5.9 million and $6.1 million at December 31, 2013 and 2012, respectively, are included in payables and accrued liabilities on the consolidated balance sheets. The losses on contingent earn-out payments are included in other net fair value gains on the consolidated statements of comprehensive income (loss).

The purchase consideration of $26.1 million was allocated to the assets acquired and liabilities assumed based on their estimated fair values at the acquisition date. An allocation of the purchase price has been made to major categories of assets and liabilities based on management’s estimates.

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The table below presents the final purchase price allocation of the estimated acquisition date fair values of the assets acquired and the liabilities assumed (in thousands):

Amount
Assets
Cash and cash equivalents	$6,725
Restricted cash	822
Residential loans	98,441
Receivables	1,179
Servicing rights	378
Goodwill	8,809
Intangible assets	11,000
Premises and equipment	530
Other assets	500

Total assets acquired	128,384

Liabilities
Payables and accrued liabilities	8,252
Debt	89,434
Deferred tax liability, net	4,598

Total liabilities assumed	102,284

Fair value of net assets acquired	$26,100

Residential loans acquired in connection with the acquisition of S1L, which consist primarily of reverse loans, have a fair value of $98.4 million and gross contractual amounts receivable of $89.2 million, all of which is expected to be collected.

S1L is included in the Company’s Reverse Mortgage segment. Goodwill is calculated as the excess of the purchase consideration transferred over the fair value of the identifiable assets acquired less the liabilities assumed. The primary factors that contributed to the recognition of goodwill are the expected future cash flows and projections of growth. Goodwill recognized as part of the S1L acquisition was allocated to the Reverse Mortgage segment. None of the goodwill is expected to be tax deductible. Acquisition-related expenses to acquire S1L were insignificant.

The following table presents the estimate of identifiable intangible assets recognized upon the acquisition of S1L with the corresponding weighted-average amortization periods at the acquisition date (dollars in thousands):

	Estimated Fair Value	Weighted- Average Amortization Period (in years)
Intangible assets:
Licenses	$5,000	25.0
Institutional relationships	4,700	1.6
Trademarks and trade name	800	4.4
Non-compete agreement	500	1.8

Total intangible assets	$11,000	12.4

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Green Tree

On July 1, 2011, the Company acquired all of the outstanding membership interests of Green Tree for total consideration of $1.1 billion. The purchase price for the acquisition includes a cash payment of $737.8 million, $274.8 million to settle Green Tree secured debt, and $40.2 million in shares of the Company’s stock. The cash payment included $5.0 million at December 31, 2013 and 2012 of restricted cash that was payable to the sellers of Green Tree and is recognized in payables and accrued liabilities in the consolidated balance sheets. The Company acquired $2.2 billion in assets and assumed $1.2 billion in liabilities in connection with the acquisition. The Company recognized a contingent liability related to Green Tree’s mandatory obligation to repurchase loans at par from an investor when loans become 90 days past due. In addition, the Company recognized a contingent liability related to payments for certain professional fees that it will be required to make over the remaining life of various securitizations. Refer to Note 27 for more information regarding these contingent liabilities.

The amount of Green Tree’s revenues and net income included in the Company’s consolidated statements of comprehensive income (loss) for the period from the date of acquisition through December 31, 2011 were $216.8 million and $24.2 million, respectively. The Company incurred $12.9 million of transaction-related expenses to acquire Green Tree during the year ended December 31, 2011, which are included in general and administrative expenses in the consolidated statements of comprehensive income (loss).

Pro Forma Financial Information

The following table presents the pro forma combined revenues and net income as if the ResCap net assets and the Ally Bank net assets had been acquired on January 1, 2012 and RMS and S1L on January 1, 2011 (in thousands, except per share data):

	For the Years Ended December 31,
	2013	2012
Revenues	$1,842,699	$953,624
Net income (loss)	259,281	(49,205)
Net income (loss) per share — basic	7.01	(1.33)
Net income (loss) per share — diluted	6.88	(1.33)

The unaudited pro forma financial information is not indicative of the results of operations that would have been achieved if the acquisitions of RMS, S1L, the ResCap net assets, and the Ally Bank net assets, or the Acquisitions, had taken place on the dates indicated above. The amounts have been calculated to reflect additional fair value adjustments, depreciation and amortization that would have been incurred assuming the Acquisitions had occurred on the dates indicated above together with the consequential tax effects. The pro forma adjustments also include interest expense on debt issued to consummate the acquisition of the ResCap net assets. The pro forma financial information excludes costs incurred that were directly attributable to the Acquisitions and that do not have a continuing impact on the combined operating results.

4.	Variable Interest Entities

Consolidated Variable Interest Entities

Residual Trusts

The Company has historically funded its residential loan portfolio through securitizations and evaluates each securitization trust to determine if it meets the definition of a VIE, and whether or not the Company is

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required to consolidate the trust. The Company determined that it is the primary beneficiary of twelve securitization trusts in which it owns residual interests, and as a result, has consolidated these trusts. As a holder of the residual securities issued by the trusts, the Company has both the obligation to absorb losses to the extent of its investment and the right to receive benefits from the trusts, both of which could potentially be significant to the trusts. In addition, as the servicer for these trusts, the Company concluded it has the power to direct the activities that most significantly impact the economic performance of the trusts through its ability to manage the delinquent assets of the trusts. Specifically, the Company has discretion, subject to applicable contractual provisions and consistent with prudent mortgage-servicing practices, to decide whether to sell or work out any loans that become troubled.

The Company is not contractually required to provide any financial support to the Residual Trusts. The Company may, from time to time at its sole discretion, purchase certain assets from the trusts to cure delinquency or loss triggers for the sole purpose of releasing excess overcollateralization to the Company. Based on current performance trends, the Company does not expect to provide financial support to the Residual Trusts.

Non-Residual Trusts

The Company determined that it is the primary beneficiary of ten securitization trusts for which it does not own any residual interests. The Company does not receive economic benefit from the residential loans while the loans are held by the Non-Residual Trusts other than the servicing fees paid to the Company to service the loans. However, as part of a prior agreement to acquire the rights to service the loans in these securitization trusts, the Company has certain obligations to exercise mandatory clean-up calls for each of these trusts at their earliest exercisable dates, which is the date each loan pool falls to 10% of the original principal amount. The Company will take control of the remaining collateral in the trusts when these calls are exercised, thus the clean-up call is deemed a variable interest as the Company will be required under this obligation to absorb any losses of the trusts subsequent to these calls, which could potentially be significant to each trust. Additionally, as servicer of these trusts, the Company has concluded that it has the power to direct the activities that most significantly impact the economic performance of the trusts.

The Company is not contractually required to provide any financial support to the Non-Residual Trusts. However, as described above, the Company is obligated to exercise the mandatory clean-up call obligations it assumed as part of the agreement to acquire the rights to service the loans in these trusts. The Company expects to call these securitizations beginning in 2017 and continuing through 2019. The total outstanding balance of the residential loans expected to be called at the various respective call dates is $418.4 million.

For seven of the ten Non-Residual Trusts and four securitization trusts that have not been consolidated, the Company, as part of an agreement to service the loans in all eleven trusts, also has an obligation to reimburse a third party for the final $165.0 million in LOCs, if drawn, which were issued to the eleven trusts by a third party as credit enhancements to these trusts. As the LOCs were provided as credit enhancements to these securitizations, the trusts will draw on these LOCs if there are insufficient cash flows from the underlying collateral to pay the debt holders. The total amount available on these LOCs for all eleven securitization trusts was $273.6 million and $285.4 million at December 31, 2013 and 2012, respectively. Based on the Company’s estimates of the underlying performance of the collateral in these securitizations, the Company does not expect that the final $165.0 million will be drawn, and therefore, no liability for the fair value of this obligation has been recorded on the Company’s consolidated balance sheets; however, actual performance may differ from this estimate in the future. For further information on the four securitization trusts that have not been consolidated by the Company, refer to the Unconsolidated Variable Interest Entities section of this Note.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Servicer and Protective Advance Financing Facility

A wholly-owned subsidiary of the Company, or the Subsidiary, engages in operating activities that are restricted to the purchase of servicer and protective advances from certain of the Company’s affiliates and assignment of those advance receivables to various lenders under a financing agreement with a third-party agent. Due to these restrictions, the Subsidiary is deemed to be a VIE and the Company is deemed both to have the power to direct the activities most significant to the economic performance of the Subsidiary, as well as the obligation to absorb losses or receive residual returns, which could be potentially significant to the Subsidiary.

The assets and liabilities of the Subsidiary represent servicer and protective advances purchased from affiliates and obligations to lenders under a financing agreement, or the Receivables Loan Agreement. The amount of purchased advances under the Receivables Loan Agreement is classified as servicer and protective advances, net while the amount of obligations to lenders under the Receivables Loan Agreement is recorded as servicing advance liabilities on the consolidated balance sheets. The assets of the Subsidiary are pledged as collateral to satisfy the obligations of lenders under the Receivables Loan Agreement. Those obligations are not cross-collateralized and the lenders do not have recourse to the Company. Refer to Note 17 for additional information regarding the Receivables Loan Agreement.

Included in the tables below are summaries of the carrying amounts of the assets and liabilities of consolidated VIEs (in thousands):

	December 31, 2013
	Residual Trusts	Non-Residual Trusts	Servicer and Protective Advance Financing Facility	Total
Assets
Restricted cash and cash equivalents	$44,995	$13,086	$999	$59,080
Residential loans at amortized cost, net	1,377,711	—	—	1,377,711
Residential loans at fair value	—	587,265	—	587,265
Receivables at fair value	—	43,545	—	43,545
Servicer and protective advances, net	—	—	75,481	75,481
Other assets	54,544	1,302	408	56,254

Total assets	$1,477,250	$645,198	$76,888	$2,199,336

Liabilities
Payables and accrued liabilities	$8,391	$—	$81	$8,472
Servicing advance liabilities	—	—	67,905	67,905
Mortgage-backed debt	1,203,084	684,778	—	1,887,862

Total liabilities	$1,211,475	$684,778	$67,986	$1,964,239

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	December 31, 2012
	Residual Trusts	Non-Residual Trusts	Servicer and Protective Advance Financing Facility	Total
Assets
Restricted cash and cash equivalents	$43,856	$14,397	$980	$59,233
Residential loans at amortized cost, net	1,475,782	—	—	1,475,782
Residential loans at fair value	—	646,498	—	646,498
Receivables at fair value	—	53,975	—	53,975
Servicer and protective advances, net	—	—	68,550	68,550
Other assets	60,669	2,014	657	63,340

Total assets	$1,580,307	$716,884	$70,187	$2,367,378

Liabilities
Payables and accrued liabilities	$9,007	$—	$93	$9,100
Servicing advance liabilities	—	—	64,552	64,552
Mortgage-backed debt	1,315,442	757,286	—	2,072,728

Total liabilities	$1,324,449	$757,286	$64,645	$2,146,380

The assets of the consolidated VIEs are pledged as collateral to the servicing advance liabilities and mortgage-backed debt and are not available to satisfy claims of general creditors of the Company. The mortgage-backed debt issued by each consolidated securitization trust is to be satisfied solely from the proceeds of the residential loans and other collateral held in the trusts while the servicing advance liabilities are to be satisfied from the recoveries or repayments from the underlying advances. The consolidated VIEs are not cross-collateralized and the holders of the mortgage-backed debt issued by the trusts and lenders under the Receivables Loan Agreement do not have recourse to the Company. Refer to Note 19 for additional information regarding the mortgage-backed debt and related collateral and Note 17 for additional information regarding servicing advance liabilities.

For the Residual Trusts, interest income earned on the residential loans and interest expense incurred on the mortgage-backed debt, both of which are carried at amortized cost, are recorded on the consolidated statements of comprehensive income (loss) in interest income on loans and interest expense, respectively. Additionally, the Company records its estimate of probable incurred credit losses associated with the residential loans in provision for loan losses on the consolidated statements of comprehensive income (loss). Interest receipts on residential loans and interest payments on mortgage-backed debt are included in operating activities, while principal payments on residential loans are included in investing activities and issuances of and payments on mortgage-backed debt are included in financing activities on the consolidated statements of cash flows.

For the Non-Residual Trusts, the change in fair value of residential loans, receivables, net and mortgage-backed debt, all of which are carried at fair value, are included in other net fair value gains on the consolidated statements of comprehensive income (loss). Included in other net fair value gains is the interest income that is expected to be collected on the residential loans, the interest expense that is expected to be paid on the mortgage-backed debt, as well as the accretion of the fair value adjustments. Accordingly, the servicing fee that the Company earns for servicing the assets of the Non-Residual Trusts is recognized in other net fair value gains as a component of the recognition of the interest income on the loans. The non-cash component of other net fair value gains is recognized as an adjustment in reconciling net income or loss to the net cash provided by or used in

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

operating activities on the consolidated statements of cash flows. Principal payments on residential loans and draws on receivables, net are included in investing activities while payments on mortgage-backed debt are included in financing activities on the consolidated statements of cash flows.

Interest expense associated with the Receivables Loan Agreement is included in interest expense on the consolidated statements of comprehensive income (loss). Changes in servicer and protective advances are included in operating activities while the issuances of and payments on servicing advance liabilities are included in financing activities on the consolidated statements of cash flows.

Unconsolidated Variable Interest Entities

The Company has variable interests in VIEs that it does not consolidate as it has determined that it is not the primary beneficiary of the VIEs.

Servicing Arrangements with Letter of Credit Reimbursement Obligation

As part of an agreement to service the loans in eleven securitization trusts, four of which have been consolidated as described in the Consolidated VIEs section above, the Company has an obligation to reimburse a third party for the final $165.0 million in LOCs if drawn. The LOCs were issued by a third party as credit enhancements to these eleven securitizations and, accordingly, the securitization trusts will draw on these LOCs if there are insufficient cash flows from the underlying collateral to pay the debt holders.

As noted above, the Company has determined that for seven of these securitization trusts, the Company is the primary beneficiary due to a mandatory clean-up call obligation related to these trusts and, accordingly, the Company has consolidated the seven trusts on the consolidated balance sheets. However, for the four remaining securitization trusts for which the Company does not have a mandatory clean-up call obligation, the Company’s involvement consists only of servicer and the LOC reimbursement obligation. As explained in the Consolidated VIEs section above, the Company does not expect that the final $165.0 million in LOCs will be drawn. As the Company’s only involvement is that of servicer and the LOC reimbursement obligation, which is not expected to be drawn, the Company has concluded that it is not the primary beneficiary of the trusts as it does not have a variable interest that could potentially be significant to the trusts. Accordingly, the four securitization trusts have not been consolidated on the Company’s consolidated balance sheets. The Company serviced $197.3 million and $223.3 million of loans related to the four unconsolidated securitization trusts at December 31, 2013 and 2012, respectively.

Other Servicing Arrangements

During 2013, the Company, in the ordinary course of business, became involved with other securitization trusts as servicer of the financial assets of the trusts. The Company’s servicing fees are anticipated to absorb more than an insignificant portion of the returns of the trusts and the Company has considered its contract to service the financial assets of the trusts a variable interest. Typically, the Company’s involvement as servicer allows it to control the activities of the trusts that most significantly impact the economic performance of the trusts, however, based on the nature of the trusts, the obligations to its beneficial interest holders are guaranteed. Further, the Company’s involvement as servicer is subject to substantive kick-out rights held by a single party, and there are no significant barriers to the exercise of those kick-out rights. As a result, the Company has determined that it is not the primary beneficiary of those trusts and those trusts are not consolidated on the Company’s balance sheets. The termination of the Company as servicer to the financial assets of the trusts would eliminate any future servicing revenues and related cash flows associated with the underlying financial assets held by the trusts.

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MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table presents the carrying amounts of the Company’s assets that relate to its variable interests in the VIEs that are not consolidated, as well as its maximum exposure to loss and the unpaid principal balance of the total assets of these unconsolidated VIEs (in thousands):

	Carrying Value of Assets Recorded on the Consolidated Balance Sheets					Unpaid Principal Balance of Total Assets of Unconsolidated VIEs
Type of Involvement	Servicing Rights, Net	Servicer and Protective Advances, Net	Receivables, Net	Total	Maximum Exposure to Loss(1)
Servicing arrangements with letter of credit reimbursement obligation
December 31, 2013	$1,845	$2,500	$160	$4,505	$169,505	$197,338
December 31, 2012	2,319	2,691	180	5,190	170,190	223,251
Other servicing arrangements
December 31, 2013	—	—	181	181	181	430,013

(1)	The Company’s maximum exposure to loss related to these unconsolidated VIEs equals the carrying value of assets recognized on the consolidated balance sheets plus the obligation to reimburse a third party for the final $165.0 million drawn on LOCs discussed above, in the case of servicing arrangements with letter of credit reimbursement obligation.

5.	Transfers of Residential Loans

Transfers of Forward Loans

The Company has grown its originations business through its acquisition of the ResCap net assets. As part of its origination activities, the Company transfers, substantially all to Fannie Mae, forward loans it originates or purchases from third parties. The forward loans originated or purchased and subsequently transferred are high credit quality first lien mortgages which have been underwritten to the guidelines established by Fannie Mae. Securitization usually occurs within 20 days of loan closing or purchase in the form of mortgage-backed securities guaranteed by Fannie Mae, which are sold to third party investors. The Company accounts for these transfers as sales and generally retains the servicing rights associated with the transferred loans. The Company receives a servicing fee for servicing the transferred loans, which represents continuing involvement.

The Company has elected to measure forward loans held for sale at fair value. The gains and losses on the transfer of forward loans held for sale are included in net gains on sales of loans on the consolidated statements of comprehensive income (loss). Also included in net gains on sales of loans is interest income earned during the period the loans were held, changes in the fair value of loans, and the gain or loss on the related derivatives. Refer to Note 7 for information on these derivative financial instruments. All activity of forward loans held for sale and the related derivatives are included in operating activities on the consolidated statements of cash flows. The following table presents a summary of cash flows related to transfers of forward loans, net of fees, accounted for as sales (in thousands). There were no transfers of forward loans accounted for as sales during the year ended December 31, 2011.

	For the Years Ended December 31,
	2013	2012
Proceeds received from transfers	$15,293,601	$15,985
Servicing fees collected	11,212	—

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MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In connection with these transfers, the Company recorded servicing rights with an initial fair value of $187.7 million for the year ended December 31, 2013. There were no servicing rights recognized in connection with transfers for the year ended December 31, 2012. All servicing rights are initially recorded at fair value using a Level 3 measurement technique. Refer to Note 12 for information relating to servicing of residential loans.

Certain guarantees arise from agreements associated with the sale of the Company’s residential loans. Under these agreements, the Company may be obligated to repurchase loans, or otherwise indemnify or reimburse the investor or insurer for losses incurred, due to material breach of contractual representations and warranties. Refer to Note 27 for further information. The following table presents the carrying amounts of the Company’s assets that relate to its continued involvement with forward loans that have been transferred with servicing rights retained and the unpaid principal balance of these transferred loans (in thousands):

	Carrying Value of Assets Recorded on the Consolidated Balance Sheet				Unpaid Principal Balance of Transferred Loans
	Servicing Rights, Net	Servicer and Protective Advances, Net	Receivables, Net	Total
Type of Involvement
Servicing arrangements associated with transfers of forward loans
December 31, 2013	$192,962	$6,023	$437	$199,422	$14,672,986

At December 31, 2013, $9.1 million of the transferred forward loans serviced by the Company were 60 days or more past due.

Transfers of Reverse Loans

In connection with the acquisition of RMS, the Company became an approved issuer of the Ginnie Mae HMBS. The HMBS are guaranteed by Ginnie Mae and collateralized by participation interests in HECMs insured by FHA. The Company both originates and acquires HECMs. The loans are then pooled into HMBS that are sold into the secondary market with servicing rights retained. Based upon the structure of the Ginnie Mae securitization program, the Company has determined that it has not met all of the requirements for sale accounting and accounts for these transfers as secured borrowings. Under this accounting treatment, the reverse loans remain on the consolidated balance sheets as residential loans at fair value. The proceeds from the transfer of reverse loans are recorded as HMBS related obligations with no gain or loss recognized on the transfer. Ginnie Mae, as guarantor of the HMBS, is obligated to the holders of the HMBS in an instance of RMS default on its servicing obligations, or when the proceeds realized on HECMs are insufficient to repay all outstanding HMBS related obligations. Ginnie Mae has recourse to RMS to the extent of the collateralized participation interests in the HECMs, but does not have recourse to the general assets of the Company, except for obligations as servicer.

The Company elected to measure reverse loans and HMBS related obligations at fair value. The change in fair value of the reverse loans and HMBS related obligations are included in net fair value gains on reverse loans and related HMBS obligations on the consolidated statements of comprehensive income (loss). Also included in net fair value gains on reverse loans and related HMBS obligations is the contractual interest income earned on the reverse loans and the contractual interest expense incurred on the HMBS related obligations as well as fair value adjustments, including fair value gains on reverse loans originated and additional participations issued. Net fair value gains on reverse loans and related HMBS obligations are recognized as an adjustment in reconciling net income or loss to the net cash provided by or used in operating activities on the consolidated statements of cash flows. Purchases and originations of and repayment of principal received on reverse loans held for

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

investment are included in investing activities on the consolidated statements of cash flows. Proceeds from securitizations of reverse loans and payments on HMBS related obligations are included in financing activities on the consolidated statements of cash flows.

At December 31, 2013, the unpaid principal balance and the carrying value associated with both the reverse loans and the real estate owned pledged as collateral to the pools was $8.0 billion.

6.	Fair Value

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. A three-tier fair value hierarchy is used to prioritize the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted market prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. The three levels of the fair value hierarchy are as follows:

Basis or Measurement

Level 1 — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 — Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 — Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

The accounting guidance concerning fair value allows the Company to elect to measure financial instruments at fair value and report the changes in fair value through net income or loss. This election can only be made at certain specified dates and is irrevocable once made. Other than forward loans held for sale, all of which the Company has elected to measure at fair value, the Company does not have a fair value election policy, but rather makes the election on an instrument-by-instrument basis as assets and liabilities are acquired or incurred, other than for those assets and liabilities which are required to be recorded and subsequently measured at fair value. In addition, with the acquisitions of Green Tree and S1L, the Company recognized contingent liabilities for a mandatory repurchase obligation, a professional fees liability related to certain securitizations, and contingent earn-out payments that it measures at fair value on a recurring basis in accordance with the accounting guidance for business combinations.

Transfers into and out of the fair value hierarchy levels are assumed to be as of the end of the quarter in which the transfer occurred. Other than the transfer of the contingent earn-out payment liability from Level 3 to Level 1, no transfers between levels occurred during the years ended December 31, 2013 and 2012.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Items Measured at Fair Value on a Recurring Basis

The following tables summarize the assets and liabilities in each level of the fair value hierarchy (in thousands):

	December 31, 2013
	Level 1	Level 2	Level 3	Total
Assets
Reverse loans(1)	$—	$—	$8,738,503	$8,738,503
Forward loans related to Non-Residual Trusts	—	—	587,265	587,265
Forward loans held for sale	—	1,015,607	—	1,015,607
Receivables related to Non-Residual Trusts	—	—	43,545	43,545
Servicing rights carried at fair value	—	—	1,131,124	1,131,124
Derivative instruments	—	19,534	42,831	62,365

Total assets	$—	$1,035,141	$10,543,268	$11,578,409

Liabilities
Derivative instruments	$—	$2,127	$3,755	$5,882
Mandatory repurchase obligation	—	—	8,182	8,182
Professional fees liability related to certain securitizations	—	—	6,607	6,607
Contingent earn-out payments	5,900	—	—	5,900
Mortgage-backed debt related to Non-Residual Trusts	—	—	684,778	684,778
HMBS related obligations	—	—	8,652,746	8,652,746

Total liabilities	$5,900	$2,127	$9,356,068	$9,364,095

	December 31, 2012
	Level 1	Level 2	Level 3	Total
Assets
Reverse loans(1)	$—	$—	$6,047,108	$6,047,108
Forward loans related to Non-Residual Trusts	—	—	646,498	646,498
Forward loans held for sale	—	16,605	—	16,605
Receivables related to Non-Residual Trusts	—	—	53,975	53,975
Derivative instruments	—	—	949	949

Total assets	$—	$16,605	$6,748,530	$6,765,135

Liabilities
Derivative instruments	$—	$1,102	$—	$1,102
Mandatory repurchase obligation	—	—	9,999	9,999
Professional fees liability related to certain securitizations	—	—	8,147	8,147
Contingent earn-out payments	—	—	6,100	6,100
Mortgage-backed debt related to Non-Residual Trusts	—	—	757,286	757,286
HMBS related obligations	—	—	5,874,552	5,874,552

Total liabilities	$—	$1,102	$6,656,084	$6,657,186

(1)	Includes $28.5 million in reverse loans held for sale at December 31, 2012. There were no reverse loans held for sale at December 31, 2013.

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MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following assets and liabilities are measured on the consolidated financial statements at fair value on a recurring basis utilizing significant unobservable inputs or Level 3 assumptions in their valuation. The following tables provide a reconciliation of the beginning and ending balances of these assets and liabilities (in thousands):

	For the Year Ended December 31, 2013
	Fair Value January 1, 2013	Acquisition of ResCap Net Assets	Total Gains (Losses) Included in Net Income	Purchases	Sales	Issuances	Settlements	Transfers out	Fair Value December 31, 2013
Assets
Reverse loans(1)	$6,047,108	$—	$112,772	$2,080,857	$(76,441)	$981,390	$(407,183)	$—	$8,738,503
Forward loans related to Non-Residual Trusts	646,498	—	64,848	—	—	—	(124,081)	—	587,265
Receivables related to Non-Residual Trusts	53,975	—	4,374	—	—	—	(14,804)	—	43,545
Servicing rights carried at fair value	26,382	242,604	48,058	626,331	—	187,749	—	—	1,131,124
Derivative instruments (IRLCs)	949	—	41,882	—	—	—	—	—	42,831

Total assets	$6,774,912	$242,604	$271,934	$2,707,188	$(76,441)	$1,169,139	$(546,068)	$—	$10,543,268

Liabilities
Derivative instruments (IRLCs)	$—	$—	$(3,755)	$—	$—	$—	$—	$—	$(3,755)
Mandatory repurchase obligation	(9,999)	—	181	—	—	—	1,636	—	(8,182)
Professional fees liability related to certain securitizations	(8,147)	—	(817)	—	—	—	2,357	—	(6,607)
Contingent earn-out payments	(6,100)	—	(4,800)	—	—	—	5,000	5,900	—
Mortgage-backed debt related to Non-Residual Trusts	(757,286)	—	(57,678)	—	—	—	130,186	—	(684,778)
HMBS related obligations	(5,874,552)	—	12,302	—	—	(3,203,959)	413,463	—	(8,652,746)

Total liabilities	$(6,656,084)	$—	$(54,567)	$—	$—	$(3,203,959)	$552,642	5,900	$(9,356,068)

(1)	Includes $28.5 million in reverse loans held for sale at January 1, 2013. There were no reverse loans held for sale at December 31, 2013.

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MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	For the Year Ended December 31, 2012
	Fair Value January 1, 2012	Acquisition of RMS	Acquisition of S1L	Total Gains (Losses) Included in Net Loss	Purchases	Issuances	Settlements	Fair Value December 31, 2012
Assets
Reverse loans(1)	$—	$5,331,989	$88,929	$65,030	$565,171	$29,143	$(33,154)	$6,047,108
Residential loans related to Non-Residual Trusts	672,714	—	—	107,493	—	—	(133,709)	646,498
Receivables related to Non-Residual Trusts	81,782	—	—	(11,711)	—	—	(16,096)	53,975
Derivative instruments (IRLCs)	—	—	—	949	—	—	—	949

Total assets	$754,496	$5,331,989	$88,929	$161,761	$565,171	$29,143	$(182,959)	$6,748,530

Liabilities
Mandatory repurchase obligation	$(11,849)	$—	$—	$(116)	$—	$—	$1,966	$(9,999)
Professional fees liability related to certain securitizations	(9,666)	—	—	(1,091)	—	—	2,610	(8,147)
Contingent earn-out payments	—	—	(6,100)	—	—	—	—	(6,100)
Mortgage-backed debt related to Non-Residual Trusts	(811,245)	—	—	(86,163)	—	—	140,122	(757,286)
HMBS related obligations	—	(5,254,231)	—	(57,751)	—	(596,066)	33,496	(5,874,552)

Total liabilities	$(832,760)	$(5,254,231)	$(6,100)	$(145,121)	$—	$(596,066)	$178,194	$(6,656,084)

(1)	Includes $28.5 million in reverse loans held for sale at December 31, 2012.

All gains and losses on assets and liabilities measured at fair value on a recurring basis and classified as Level 3 within the fair value hierarchy, with the exception of gains and losses on IRLCs and servicing rights carried at fair value, are recognized in either other net fair value gains or net fair value gains on reverse loans and related HMBS obligations on the consolidated statements of comprehensive income (loss). Gains and losses relating to IRLCs are recorded in net gains on sales of loans and changes in fair value of servicing rights carried at fair value are recorded in net servicing revenue and fees on the consolidated statements of comprehensive income (loss). Total gains and losses included in net income or loss include interest income and interest expense at the stated rate for interest-bearing assets and liabilities, respectively, accretion and amortization, and the impact of changes in valuation inputs and assumptions.

The Company’s valuation committee determines and approves all valuation policies and unobservable inputs used to estimate the fair value of all items measured at fair value on a recurring basis, except for IRLCs and the contingent earn-out payments. The valuation committee consists of certain members of the management team responsible for accounting, treasury, servicing operations, and credit risk. The valuation committee meets on a quarterly basis to review the assets and liabilities that require fair value measurement, including how each asset and liability has actually performed in comparison to the unobservable inputs and the projected performance provided by the Company’s credit risk group. The valuation committee also reviews discount rate assumptions and related available market data. Similar procedures are followed by the Company’s asset liability committee responsible for IRLCs and a sub-set of management responsible for the contingent earn-out payments. These fair values are approved by senior management.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following is a description of the methods and assumptions used to estimate the fair values of the Company’s assets and liabilities measured at fair value on a recurring basis, as well as the basis for classifying these assets and liabilities as Level 2 or 3 within the fair value hierarchy.

Residential loans at fair value

Reverse loans — These loans are not traded in an active, open market with readily observable prices. Accordingly, the Company estimates fair value using Level 3 unobservable market inputs. The estimated fair value is based on the net present value of projected cash flows over the estimated life of the loans. The Company’s valuation considers assumptions that it believes a market participant would consider in valuing the loans, including, but not limited to, assumptions for repayment, mortality, and discount rates. Collateral performance assumptions are primarily based on analyses of historical and projected performance trends, as well as the Company’s assessment of current and future economic conditions. The discount rate assumption for these assets is primarily based on an assessment of current market yields on newly originated HECMs, expected duration of the asset, and current market interest rates. Weighted-average remaining life in years, conditional repayment rate, and discount rate are considered to be the most significant unobservable inputs. Significant increases (decreases) in any of those inputs in isolation could result in a significantly lower (higher) fair value measurement.

Residential loans related to Non-Residual Trusts — These loans are not traded in an active, open market with readily observable prices. Accordingly, the Company estimates fair value using Level 3 unobservable market inputs. The estimated fair value is based on the net present value of projected cash flows over the estimated life of the loans. The Company’s valuation considers assumptions that it believes a market participant would consider in valuing the loans including, but not limited to, assumptions for prepayment, default, loss severity, and discount rates. The Company reassesses and periodically adjusts the underlying inputs and assumptions used in the valuation for recent historical experience, as well as for current and expected relevant market conditions. Collateral performance assumptions are primarily based on analyses of historical and projected performance trends, as well as the Company’s assessment of current and future economic conditions. The discount rate assumption for these assets is primarily based on the collateral and credit risk characteristics of these loans, combined with an assessment of market interest rates. Conditional prepayment rate, conditional default rate, and loss severity are considered to be the most significant unobservable inputs. Significant increases (decreases) in any of those inputs in isolation could result in a significantly lower (higher) fair value measurement.

Forward loans held for sale — These loans are valued using a market approach by utilizing observable forward to-be-announced prices of mortgage-backed securities. The Company classifies these loans as Level 2 within the fair value hierarchy.

Receivables related to Non-Residual Trusts — The Company estimates the fair value of these receivables using Level 3 unobservable market inputs at the net present value of expected cash flows from the LOCs to be used to pay debt holders over the remaining life of the securitization trusts. The estimate of the cash to be collected from the LOCs is based on expected shortfalls of cash flows from the loans in the securitization trusts, compared to the required debt payments of the securitization trusts. The cash flows from the loans, and thus the cash to be provided by the LOCs, is determined by analyzing the credit assumptions for the underlying collateral in each of the securitizations. The Company reassesses and periodically adjusts the underlying inputs and assumptions used in the valuation for recent historical experience, as well as for current and expected relevant market conditions. The discount rate assumption for these assets is based on the risk-free market rate given the credit risk characteristics of the collateral supporting the LOCs. Conditional prepayment rate, conditional default rate, and loss severity are considered to be the most significant unobservable inputs. Significant increases

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(decreases) in any of those inputs in isolation could result in a significantly lower (higher) fair value measurement. Receivables related to Non-Residual Trusts are recorded in receivables, net on the consolidated balance sheets.

Servicing rights carried at fair value — The Company accounts for servicing rights associated with the risk-managed loan class at fair value. The Company uses the assistance of a third party valuation specialist to develop the discounted cash flow model used to estimate the fair value of its servicing rights. The model utilizes several sensitive assumptions which are reviewed and approved by the Company, the most sensitive of which are assumptions for mortgage prepayment or repayment speeds, default rates and discount rates. The Company believes these sensitive assumptions reflect those that a market participant would use in determining fair value. These assumptions are generated and applied based on collateral stratifications including product type, remittance type, geography, delinquency, and coupon dispersion. These assumptions require the use of judgment and can have a significant impact on the determination of the servicing rights’ fair value. Significant increases (decreases) in any of those inputs in isolation could result in a significantly lower (higher) fair value measurement. The Company classifies these servicing rights within Level 3 of the fair value hierarchy accordingly.

Derivative instruments — Fair values of IRLCs are derived by using both valuation models incorporating current market information or through observation of market pricing for instruments with similar characteristics and by estimating the fair value of the servicing rights expected to be recorded at sale of the loan and are adjusted for anticipated loan funding probability or fallout. Both the fair value of servicing rights expected to be recorded at the date of sale of the loan and anticipated loan funding probability are significant unobservable inputs. IRLCs are classified as Level 3. The loan funding probability ratio represents the aggregate likelihood that loans currently in a lock position will ultimately close, which is largely dependent on the loan processing stage that a loan is currently in and changes in interest rates from the time of the rate lock through the time a loan is closed. IRLCs have positive fair value at inception and change in value as interest rates and loan funding probability change. Significant changes in loan funding probability and the servicing rights component of IRLCs, in isolation, could result in a significant change to the fair value measurement. Rising interest rates have a positive effect on the fair value of the servicing rights component of the IRLC fair value and increase the loan funding probability. An increase in loan funding probability (i.e., higher aggregate likelihood of loans estimated to close) will result in the fair value of the IRLC to increase if in a gain position, or decrease, to a lower loss, if in a loss position.

The fair value of forward sales commitments and MBS purchase commitments is determined based on observed market pricing for similar instruments; therefore, these contracts are classified as Level 2. Counterparty credit risk is taken into account when determining fair value, although its impact is diminished by daily margin posting on all forward sales and purchase derivatives.

Derivative instruments are included in either other assets or payables and accrued liabilities on the consolidated balance sheets. Refer to Note 7 for additional information on derivative financial instruments.

Mandatory repurchase obligation — This contingent liability relates to a mandatory obligation for the Company to repurchase loans from an investor when the loans become 90 days delinquent. The Company estimates the fair value of this obligation based on the expected net present value of expected future cash flows using Level 3 assumptions that it believes a market participant would consider in valuing the liability including, but not limited to, assumptions for prepayment, default, and loss severity rates applicable to the historical and projected performance of the underlying loans. The Company reassesses and periodically adjusts the underlying inputs and assumptions used in the valuation for recent historical experience, as well as for current and expected relevant market conditions. Collateral performance assumptions are primarily based on analyses of historical and

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

projected performance trends, as well as the Company’s assessment of current and future economic conditions. The discount rate assumption for this liability is primarily based on collateral characteristics combined with an assessment of market interest rates. Conditional prepayment rate, conditional default rate, and loss severity are considered to be the most significant unobservable inputs. Significant increases (decreases) in any of those inputs in isolation could result in a significantly lower (higher) fair value measurement. The mandatory repurchase obligation is included in payables and accrued liabilities on the consolidated balance sheets.

Professional fees liability related to certain securitizations — This contingent liability primarily relates to payments for surety and broker fees that the Company will be required to make over the remaining life of certain consolidated and unconsolidated securitization trusts. The Company estimates the fair value of this liability using Level 3 unobservable market inputs. The estimated fair value is based on the net present value of the expected cash flows of the professional fees required to be paid related to the securitization trusts. The Company’s valuation considers assumptions that it believes a market participant would consider in valuing these liabilities including, but not limited to, estimates of collateral prepayment, default and discount rates. The Company reassesses and periodically adjusts the underlying inputs and assumptions used in the valuation for recent historical experience, as well as for current and expected relevant market conditions. Collateral performance assumptions are primarily based on analyses of historical and projected performance trends, as well as the Company’s assessment of current and future economic conditions. The discount rate assumption for this liability is primarily based on collateral characteristics combined with an assessment of market interest rates. Conditional prepayment rate and conditional default rate are considered to be the most significant unobservable inputs. A significant increase (decreases) to this input could result in a significantly lower (higher) fair value measurement. The professional fees liability related to certain securitizations is included in payables and accrued liabilities on the consolidated balance sheets.

Contingent earn-out payments — The estimated fair value of this contingent liability at December 31, 2012 is based on the average earn-out payment under multiple outcomes as determined by a Monte-Carlo simulation, discounted to present value using credit-adjusted discount rates. The average payment outcomes calculated by the Monte-Carlo simulation were derived utilizing Level 3 unobservable inputs, the most significant of which include the assumptions for forecasted financial performance of S1L and financial performance volatility. At June 30, 2013, the Company revised its estimate of the fair value of the contingent earn-out payments to $10.9 million, the maximum earn-out, based on S1L’s performance during the six months ended June 30, 2013. Other than the payment of $5.0 million made to the prior owners of S1L during the year ended December 31, 2013, no subsequent adjustments to this liability were made and the final amount to be paid was fixed and determinable at December 31, 2013. Therefore the liability was transferred out of Level 3 and is classified as Level 1 at December 31, 2013. The remaining liability recorded at December 31, 2013 was paid in February 2014. Contingent earn-out payments are included in payables and accrued liabilities on the consolidated balance sheets.

Mortgage-backed debt related to Non-Residual Trusts — This debt is not traded in an active, open market with readily observable prices. Accordingly, the Company estimates fair value using Level 3 unobservable market inputs. The estimated fair value of the debt is based on the net present value of the projected principal and interest payments owed for the remaining life of the securitization trusts. The Company’s valuation considers assumptions and estimates for principal and interest payments on the debt. An analysis of the credit assumptions for the underlying collateral in each of the securitization trusts is performed to determine the required payments to debt holders. The assumptions that the Company believes a market participant would consider in valuing the debt include, but are not limited to, prepayment, default, loss severity, and discount rates, as well as the balance of LOCs provided as credit enhancement. The Company reassesses and periodically adjusts the underlying inputs and assumptions used in the valuation for recent historical experience, as well as for current and expected relevant market conditions. Credit performance assumptions are primarily based on analyses of historical and

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MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

projected performance trends, as well as the Company’s assessment of current and future economic conditions. The discount rate assumption for this debt is primarily based on credit characteristics combined with an assessment of market interest rates. Conditional prepayment rate, conditional default rate, and loss severity are considered to be the most significant unobservable inputs. Significant increases (decreases) in any of those inputs in isolation could result in a significantly higher (lower) fair value measurement.

HMBS related obligations — The Company recognizes the proceeds from the sale of HMBS as a secured borrowing, which is accounted for at fair value. This liability is not traded in an active, open market with readily observable prices. Accordingly, the Company estimates fair value using Level 3 unobservable market inputs. The estimated fair value is based on the net present value of projected cash flows over the estimated life of the liability. The Company’s valuation considers assumptions that it believes a market participant would consider in valuing the liability including, but not limited to, assumptions for repayments, discount rate, and borrower mortality rates for reverse loans. The discount rate assumption for these liabilities is based on an assessment of current market yields for newly issued HMBS, expected duration, and current market interest rates. The yield on seasoned HMBS is adjusted based on the duration of each HMBS and assuming a constant spread to the swap curve. Weighted-average remaining life in years, conditional repayment rate, and discount rate are considered to be the most significant unobservable inputs. Significant increases (decreases) in any of those inputs in isolation could result in a significantly higher (lower) fair value measurement.

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company utilizes a discounted cash flow method in the fair value measurement of all Level 3 assets and liabilities included on the consolidated financial statements at fair value on a recurring basis, with the exception of IRLCs for which the Company utilizes a market approach. The following table presents the significant unobservable inputs used in the fair value measurement of these assets and liabilities at December 31, 2013.

	Significant Unobservable Input	Range of Input(1)	Weighted Average of Input(1)
Assets
Reverse loans	Weighted-average remaining life in years	2.0 - 12.9	4.4
	Conditional repayment rate	10.67%- 36.61%	20.70%
	Discount rate	1.79% - 5.30%	2.98%
Forward loans related to Non-Residual Trusts	Conditional prepayment rate	2.20% - 3.78%	2.99%
	Conditional default rate	1.81% - 3.60%	2.90%
	Loss severity	75.90% - 96.67%	88.09%
Receivables related to Non-Residual Trusts	Conditional prepayment rate	1.93% - 3.11%	2.66%
	Conditional default rate	1.98% - 3.85%	3.16%
	Loss severity	72.94% - 94.16%	85.25%
Servicing rights carried at fair value	Weighted-average remaining life in years	6.0 - 10.8	6.8
	Discount rate	8.87% - 18.11%	9.76%
	Conditional prepayment rate	3.85% - 8.08%	7.06%
	Conditional default rate	0.50% - 3.74%	2.90%
Interest rate lock commitments	Loan funding probability	11.99% - 100%	78.23%
	Fair value of servicing rights	1.64 - 5.60	4.21

Liabilities
Mandatory repurchase obligation	Conditional prepayment rate	4.19%	4.19%
	Conditional default rate	2.75%	2.75%
	Loss severity	72.28%	72.28%
Professional fees liability related to certain securitizations	Conditional prepayment rate	1.93% - 3.79%	2.74%
	Conditional default rate	1.98% - 4.57%	3.20%
Mortgage-backed debt related to Non-Residual Trusts	Conditional prepayment rate	1.93% - 3.11%	2.66%
	Conditional default rate	1.98% - 3.85%	3.16%
	Loss severity	72.94% - 94.16%	85.25%
HMBS related obligations	Weighted-average remaining life in years	1.9 - 7.8	4.1
	Conditional repayment rate	10.22% -38.67%	20.31%
	Discount rate	1.38% - 4.01%	2.36%
Interest rate lock commitments	Loan funding probability	46.50% - 100%	82.67%
	Fair value of servicing rights	1.89 - 5.30	4.52

(1)	With the exception of loss severity and fair value of servicing rights embedded in IRLCs, all significant unobservable inputs above are based on the related unpaid principal balance of the underlying collateral, or in the case of HMBS related obligations, the balance outstanding. Loss severity is based on projected liquidations. Fair value of servicing rights embedded in IRLCs represents a multiple of the annual servicing fee.

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Items Measured at Fair Value on a Non-Recurring Basis

Real estate owned, net is included on the consolidated financial statements within other assets and is measured at fair value on a non-recurring basis utilizing significant unobservable inputs or Level 3 assumptions in their valuation (in thousands):

	December 31,
	2013	2012
Real estate owned, net	$73,573	$64,959

The following table presents the significant unobservable input used in the fair value measurement of real estate owned, net at December 31, 2013 measured on the consolidated financial statements at fair value on a non-recurring basis:

	Significant Unobservable Input	Range	Weighted Average
Real estate owned, net	Loss severity	0.00% - 88.68%	9.48%

At the time a residential loan becomes real estate owned, the Company records the property at the lower of its carrying amount or estimated fair value less estimated costs to sell. Upon foreclosure and through liquidation, the Company evaluates the property’s fair value as compared to its carrying amount and records a valuation adjustment, which is recorded in other expenses, net on the consolidated statements of comprehensive income (loss), when the carrying amount exceeds fair value. The Company held real estate owned, net of $45.3 million, $27.0 million and $1.3 million in the Loans and Residuals, Reverse Mortgage, and Other segments, respectively, at December 31, 2013. The Company held real estate owned, net of $49.1 million, $13.9 million and $2.0 million in the Loans and Residuals, Reverse Mortgage, and Other segments, respectively, at December 31, 2012. These real estate owned properties are generally located in rural areas and are primarily concentrated in Texas, Mississippi, Alabama, Florida, Georgia, and Illinois. In determining fair value, the Company’s accounting department either obtains appraisals or performs a review of historical severity rates of real estate owned previously sold by the Company. When utilizing historical severity rates, the properties are stratified by collateral type and/or geographical concentration and length of time held by the Company. The severity rates are reviewed for reasonableness by comparison to third-party market trends and fair value is determined by applying severity rates to the stratified population. Management approves valuations that have been determined using the historical severity rate method.

Included in other expenses, net are lower of cost or fair value adjustments of $0.8 million, $2.7 million and $5.4 million for the years ended December 31, 2013, 2012 and 2011, respectively.

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MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Fair Value of Other Financial Instruments

The following table presents the carrying amounts and estimated fair values of financial assets and liabilities that are not recorded at fair value on a recurring or non-recurring basis and their respective levels within the fair value hierarchy (in thousands):

	December 31, 2013			December 31, 2012
	Carrying Amount	Estimated Fair Value	Fair Value Hierarchy	Carrying Amount	Estimated Fair Value
Financial assets
Cash and cash equivalents	$491,885	$491,885	Level 1	$442,054	$442,054
Restricted cash and cash equivalents	804,803	804,803	Level 1	653,338	653,338
Residential loans at amortized cost, net	1,394,871	1,341,376	Level 3	1,490,321	1,436,592
Receivables, net:
Insurance premium receivables	103,149	97,902	Level 3	107,824	101,238
Other	172,501	172,501	Level 1	97,210	97,210
Servicer and protective advances, net	1,381,434	1,332,315	Level 3	173,047	160,632
Financial liabilities
Payables and accrued liabilities:
Payables to insurance carriers	69,489	68,470	Level 3	51,377	50,614
Other	398,079	398,079	Level 1	183,885	183,885
Servicer payables	735,225	735,225	Level 1	587,929	587,929
Servicing advance liabilities(1)	970,884	971,286	Level 3	99,508	99,915
Debt(1)	3,314,081	3,408,272	Level 2	1,115,804	1,165,811
Mortgage-backed debt carried at amortized cost(1)	1,189,536	1,192,510	Level 3	1,298,999	1,300,979

(1)	The carrying amounts of servicing advance liabilities, debt, and mortgage-backed debt carried at amortized cost are net of deferred issuance costs.

The following is a description of the methods and significant assumptions used in estimating the fair value of the Company’s financial instruments that are not measured at fair value on a recurring or non-recurring basis.

Cash and cash equivalents, restricted cash and cash equivalents, other receivables, other payables and accrued liabilities, and servicer payables — The estimated fair values of these financial instruments approximates their carrying amounts due to their highly-liquid or short-term nature.

Residential loans carried at amortized cost — The methods and assumptions used to estimate the fair value of residential loans carried at amortized cost are the same as those described for residential loans related to Non-Residual Trusts carried at fair value on a recurring basis.

Insurance premium receivables — The estimated fair value of these receivables is based on the net present value of the expected cash flows. The determination of fair value includes assumptions related to the underlying collateral serviced by the Company, such as delinquency and default rates, as the insurance premiums are collected as part of the customers’ loan payments or from the related trusts.

Servicer and protective advances, net — The estimated fair value of these advances is based on the net present value of expected cash flows. The determination of expected cash flows includes consideration of recoverability clauses in the Company’s servicing agreements, as well as assumptions related to the underlying collateral when proceeds may be used to recover these receivables.

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MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Payables to insurance carriers — The estimated fair value of these liabilities is based on the net present value of the expected carrier payments over the life of the payables.

Servicing advance liabilities — The estimated fair value of these liabilities is based on the net present value of projected cash flows over the expected life of the liabilities at estimated market rates.

Debt — The Company’s term loan, convertible debt, and senior notes are not traded in an active, open market with readily observable prices. The estimated fair value of this debt is based on an average of broker quotes. The estimated fair values of the Company’s other debt, including master repurchase agreements, approximates their carrying amounts due to their highly-liquid or short-term nature.

Mortgage-backed debt carried at amortized cost — The methods and assumptions used to estimate the fair value of mortgage-backed debt carried at amortized cost are the same as those described for mortgage-backed debt related to Non-Residual Trusts carried at fair value on a recurring basis.

Fair Value Option

Other than forward loans held for sale, all of which the Company has elected to measure at fair value, the Company does not have a fair value election policy, but rather makes the election on an instrument-by-instrument basis as assets and liabilities are acquired or incurred, other than for those assets and liabilities which are required to be recorded and subsequently measured at fair value. The Company elected the fair value option for certain financial instruments, including residential loans, receivables and mortgage-backed debt related to the Non-Residual Trusts, forward loans held for sale, and reverse loans and HMBS related obligations. The fair value option was elected for these assets and liabilities as the Company believes fair value best reflects the expected future economic performance of these assets and liabilities. The yields on residential loans of the Non-Residual Trusts and reverse loans along with any changes in fair values are recorded in either other net fair value gains or net fair value gains on reverse loans and related HMBS obligations on the consolidated statements of comprehensive income (loss). The yield on forward loans held for sale along with any changes in fair value are recorded in net gains on sales of loans on the consolidated statements of comprehensive income (loss). The yield on the loans includes recognition of interest income based on the stated interest rates of the loans that is expected to be collected as well as accretion of fair value adjustments.

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Presented in the table below is the estimated fair value and unpaid principal balance of loans, receivables and debt instruments for which the Company has elected the fair value option (in thousands):

	December 31, 2013		December 31, 2012
	Estimated Fair Value	Unpaid Principal Balance	Estimated Fair Value	Unpaid Principal Balance
Loans and receivables at fair value under the fair value option
Reverse loans(1)(2)	$8,738,503	$8,135,927	$6,047,108	$5,400,876
Forward loans related to Non-Residual Trusts	587,265	727,110	646,498	814,481
Forward loans held for sale(2)	1,015,607	976,774	16,605	16,325
Receivables related to Non-Residual Trusts(3)	43,545	43,988	53,975	54,604

Total	$10,384,920	$9,883,799	$6,764,186	$6,286,286

Debt instruments at fair value under the fair value option
Mortgage-backed debt related to Non-Residual Trusts	$684,778	$735,379	$757,286	$825,200
HMBS related obligations(3)	8,652,746	7,959,711	5,874,552	5,169,135

Total	$9,337,524	$8,695,090	$6,631,838	$5,994,335

(1)	Includes $28.5 million in reverse loans held for sale at December 31, 2012. There were no reverse loans held for sale at December 31, 2013.
(2)	Includes loans that collateralize master repurchase agreements. Refer to Note 18 for further information.
(3)	For the receivables related to Non-Residual Trusts, the unpaid principal balance represents the notional amount of expected draws under the LOCs. For the HMBS related obligations, the unpaid principal balance represents the balance outstanding.

Included in forward loans related to Non-Residual Trusts accounted for under the fair value option are loans that are 90 days or more past due that have a fair value of $1.7 million and $1.9 million, and an unpaid principal balance of $9.4 million and $10.0 million, at December 31, 2013 and 2012, respectively.

Included in other net fair value gains and net fair value gains on reverse loans and related HMBS obligations are fair value gains and losses from instrument-specific credit risk that include changes in fair value due to changes in assumptions related to prepayments, defaults, and severity. The Company recorded fair value gains (losses) from changes in instrument-specific credit risk for forward loans related to Non-Residual Trusts, reverse loans, and receivables related to Non-Residual Trusts of $(4.3) million, $(15.4) million and $2.9 million for the year ended December 31, 2013, respectively. The Company recorded fair value gains (losses) from changes in instrument-specific credit risk for forward loans related to Non-Residual Trusts, reverse loans, and receivables related to Non-Residual Trusts of $17.8 million, $(1.4) million and $(12.0) million for the year ended December 31, 2012, respectively. Due to the short holding period of forward loans held for sale, related fair value gains and losses from instrument-specific credit risk are immaterial.

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Net Gains on Sales of Loans

Provided in the table below is a summary of the components of net gains on sales of loans (in thousands):

	For the Years Ended December 31,
	2013	2012
Realized gains on sales of loans	$218,504	$537
Change in unrealized gains on loans held for sale	24,771	266
Net fair value gains on derivatives	144,357	(153)
Capitalized servicing rights	187,749	—
Provision for repurchases	(9,067)	(18)
Interest income	32,625	16
Other	35	—

Net gains on sales of loans	$598,974	$648

Net Fair Value Gains on Reverse Loans and Related HMBS Obligations

Provided in the table below is a summary of the components of net fair value gains on reverse loans and related HMBS obligations (in thousands):

	For the Years Ended December 31,
	2013	2012
Net fair value gains (losses) on reverse loans and related HMBS obligations
Interest income on reverse loans	$347,497	$44,314
Change in fair value of reverse loans	(239,417)	20,716

Net fair value gains on reverse loans	108,080	65,030

Interest expense on HMBS related obligations	(321,820)	(41,114)
Change in fair value of HMBS related obligations	334,122	(16,637)

Net fair value gains (losses) on HMBS related obligations	12,302	(57,751)

Net fair value gains on reverse loans and related HMBS obligations	$120,382	$7,279

Other Net Fair Value Gains

Provided in the table below is a summary of the components of other net fair value gains (in thousands):

	For the Years Ended December 31,
	2013	2012	2011
Other net fair value gains (losses)
Assets of Non-Residual Trusts	$69,222	$95,782	$21,261
Liabilities of Non-Residual Trusts	(57,678)	(86,163)	(22,197)
Mandatory repurchase obligation	181	(116)	981
Professional fees liability related to certain securitizations	(817)	(1,091)	(607)
Contingent earn-out payments	(4,800)	—	2,096
Other	(47)	(1,191)	(490)

Other net fair value gains	$6,061	$7,221	$1,044

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

7.	Derivative Financial Instruments

Derivative financial instruments are recorded at fair value by using the valuation techniques described in Note 6. The following table provides the total notional or contractual amounts and related fair values of derivative assets and liabilities not designated as hedging instruments as well as cash collateral (in thousands):

	December 31, 2013			December 31, 2012
	Notional/ Contractual Amount	Fair Value		Notional/ Contractual Amount	Fair Value
		Derivative Assets	Derivative Liabilities		Derivative Assets	Derivative Liabilities
Interest rate lock commitments	$2,202,638	$42,831	$3,755	$35,266	$949	$—
Forward sales commitments	2,903,700	19,534	247	42,078	—	1,102
MBS purchase commitments	308,700	—	1,880	—	—	—

Total derivative instruments		$62,365	$5,882		$949	$1,102

Cash collateral		$—	$19,148		$—	$—

Derivative positions subject to netting arrangements allow the Company to net settle asset and liability positions, as well as cash collateral, with the same counterparty and include all forward sale commitments, MBS purchase commitments, and cash collateral at December 31, 2013 included in the table above. After consideration of these netting arrangements and offsetting positions by counterparty, the total net settlement amount as it relates to these positions is an asset position of $2.3 million and a liability position of $4.1 million at December 31, 2013. A master netting arrangement with one of the Company’s counterparties also allows for offsetting derivative positions and collateral against amounts associated with the master repurchase agreement with that same counterparty. At December 31, 2013, the Company’s net derivative liability position of less than $0.1 million with that counterparty could be offset against any over collateralized positions associated with the master repurchase agreement to the extent available. Over collateralized positions on master repurchase agreements are not reflected as collateral in the tables above. At December 31, 2012, there were no derivative positions subject to master or other netting arrangements.

The following table summarizes the net gains (losses) related to derivatives not designated as hedging instruments (in thousands). These gains (losses) are recorded as a component of net gains on sales of loans on the consolidated statements of comprehensive income (loss).

	For the Years Ended December 31,
	2013	2012
Gains on interest rate lock commitments	$38,126	$949
Gains on forward sales commitments	111,830	(1,102)
Losses on MBS purchase commitments	(5,599)	—

Net fair value gains on derivatives	$144,357	$(153)

8.	Residential Loans at Amortized Cost, Net

Residential loans includes loans that are held for investment and consists of forward loans. The majority of these residential loans are held in securitization trusts that have been consolidated. Refer to Note 4 for further information regarding VIEs.

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MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Residential loans at amortized cost, net are comprised of the following types of loans (in thousands):

	December 31,
	2013	2012
Forward loans in Residual Trusts	$1,377,711	$1,475,782
Unencumbered forward loans	17,160	14,539

Residential loans at amortized cost, net	$1,394,871	$1,490,321

Residential loans at amortized cost, net are comprised of the following components (in thousands):

	December 31,
	2013	2012
Residential loans, principal balance	$1,542,056	$1,662,183
Unamortized premiums (discounts) and other cost basis adjustments, net(1)	(132,865)	(151,427)
Allowance for loan losses	(14,320)	(20,435)

Residential loans at amortized cost, net	$1,394,871	$1,490,321

(1)	Included in unamortized premiums (discounts) and other cost-basis adjustments, net is $12.8 million and $13.5 million in accrued interest receivable at December 31, 2013 and 2012, respectively.

Purchase Credit-Impaired Residential Loans

The following table provides acquisition date details of residential loans acquired with evidence of credit deterioration (in thousands):

	For the Years Ended December 31,
	2013	2012
Contractually required cash flows for acquired loans at acquisition	$5,271	$6,593
Nonaccretable difference	(3,920)	(4,921)

Expected cash flows for acquired loans at acquisition	1,351	1,672
Accretable yield	—	—

Fair value at acquisition	$1,351	$1,672

The table below sets forth the activity in the accretable yield for purchased credit-impaired residential loans (in thousands):

	For the Years Ended December 31,
	2013	2012
Balance at beginning of the year	$13,015	$15,294
Accretion	(2,646)	(3,004)
Reclassifications from nonaccretable difference	1,397	725

Balance at end of the year	$11,766	$13,015

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The table below provides additional information about purchased credit-impaired residential loans (in thousands):

	December 31,
	2013	2012
Outstanding balance(1)	$38,282	$41,941
Carrying amount	24,677	26,340

(1)	Consists of principal and accrued interest owed to the Company as of the reporting date.

Disclosures about the Credit Quality of Residential Loans at Amortized Cost and the Allowance for Loan Losses

The allowance for loan losses represents management’s estimate of probable incurred credit losses inherent in the residential loan portfolio carried at amortized cost as of the balance sheet date. This portfolio is made up of one segment and class that consists primarily of less-than prime, credit-challenged residential loans. The risk characteristics of the portfolio segment and class relate to credit exposure. The method for monitoring and assessing credit risk is the same throughout the portfolio.

Residential loans carried at amortized cost are homogeneous and evaluated collectively for impairment. The determination of the level of the allowance for loan losses and, correspondingly, the provision for loan losses is based on, but not limited to, delinquency levels, default frequency experience, prior loan loss severity experience, and management’s judgment and assumptions regarding various matters, including the composition of the residential loan portfolio, known and inherent risks in the portfolio, the estimated value of the underlying real estate collateral, the level of the allowance in relation to total loans and to historical loss levels, current economic and market conditions within the applicable geographic areas surrounding the underlying real estate, changes in unemployment levels, and the impact that changes in interest rates have on a borrower’s ability to refinance its loan and to meet its repayment obligations. Management evaluates these assumptions and various other relevant factors impacting credit quality and inherent losses when quantifying the Company’s exposure to credit losses and assessing the adequacy of its allowance for loan losses as of each reporting date. The level of the allowance is adjusted based on the results of management’s analysis. Generally, as residential loans season, the credit exposure is reduced, resulting in decreasing provisions.

The allowance for loan losses is highly correlated to unemployment levels, delinquency status of the portfolio, and changes in home prices within the Company’s geographic markets. There has been a steady improvement in market conditions including an increase in median home selling prices and lower levels of housing inventory. Additionally, the unemployment rate has continued to stabilize since reaching a peak in October 2009. With continued stabilization in economic trends and portfolio performance, the Company expects continued improvement in the credit quality of the residential loan portfolio, and accordingly, reduced the provision for loan losses by $1.1 million during the quarter ended December 31, 2013.

While the Company considers the allowance for loan losses to be adequate based on information currently available, future adjustments to the allowance may be necessary if circumstances differ substantially from the assumptions used by management in determining the allowance for loan losses.

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table summarizes the activity in the allowance for loan losses on residential loans at amortized cost, net (in thousands):

	For the Years Ended December 31,
	2013	2012	2011
Balance at beginning of year	$20,435	$13,824	$15,907
Provision for loan losses	1,229	13,352	6,016
Charge-offs, net of recoveries(1)	(7,344)	(6,741)	(8,099)

Balance at end of year	$14,320	$20,435	$13,824

(1)	Includes charge-offs recognized upon acquisition of real estate in satisfaction of residential loans of $7.2 million, $5.9 million and $4.7 million for the years ended December 31, 2013, 2012 and 2011, respectively.

The following table summarizes the ending balance of the allowance for loan losses and the recorded investment in residential loans at amortized cost by basis of accounting (in thousands):

	December 31,
	2013	2012
Allowance for loan losses
Loans collectively evaluated for impairment	$13,058	$19,408
Loans collectively evaluated for impairment and acquired with deteriorated credit quality	1,262	1,027

Total	$14,320	$20,435

Recorded investment in residential loans at amortized cost
Loans collectively evaluated for impairment	$1,383,252	$1,483,389
Loans collectively evaluated for impairment and acquired with deteriorated credit quality	25,939	27,367

Total	$1,409,191	$1,510,756

Aging of Past Due Residential Loans

Residential loans at amortized cost are placed on non-accrual status when any portion of the principal or interest is 90 days past due. When placed on non-accrual status, the related interest receivable is reversed against interest income of the current period. Interest income on non-accrual loans, if received, is recorded using the cash-basis method of accounting. Residential loans are removed from non-accrual status when there is no longer significant uncertainty regarding collection of the principal and the associated interest. If a non-accrual loan is returned to accruing status, the accrued interest existing at the date the residential loan is placed on non-accrual status and forgone interest during the non-accrual period are recorded as interest income as of the date the loan no longer meets the non-accrual criteria. The past due or delinquency status of residential loans is generally determined based on the contractual payment terms. The calculation of delinquencies excludes from delinquent amounts those accounts that are in bankruptcy proceedings that are paying their mortgage payments in contractual compliance with the bankruptcy court approved mortgage payment obligations. Loan balances are charged off when it becomes evident that balances are not collectible.

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table presents the aging of the residential loan portfolio accounted for at amortized cost, net (in thousands):

	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Total Past Due	Current	Total Residential Loans	Non- Accrual Loans
Recorded investment in residential loans at amortized cost
December 31, 2013	$18,798	$7,186	$54,836	$80,820	$1,328,371	$1,409,191	$54,836
December 31, 2012	23,543	13,215	66,623	103,381	1,407,375	1,510,756	66,623

Credit Risk Profile Based on Delinquencies

Factors that are important to managing overall credit quality and minimizing loan losses include sound loan underwriting, monitoring of existing loans, early identification of problem loans, timely resolution of problems, an appropriate allowance for loan losses, and sound non-accrual and charge-off policies. The Company primarily utilizes delinquency status to monitor the credit quality of the portfolio. The Company increases its monitoring of residential loans when the loans become delinquent. The Company considers all loans 30 days or more past due to be non-performing. The classification of delinquencies, and thus the non-performing calculation, excludes from delinquent amounts those accounts that are in bankruptcy proceedings that are paying their mortgage payments in contractual compliance with the bankruptcy court approved mortgage payment obligations.

The following table presents the recorded investment in residential loans accounted for at amortized cost by credit quality indicator (in thousands):

	December 31,
	2013	2012
Performing	$1,328,371	$1,407,375
Non-performing	80,820	103,381

Total	$1,409,191	$1,510,756

9.    Residential Loans at Fair Value

Residential loans at fair value are comprised of the following types of loans (in thousands):

	December 31,
	2013	2012
Reverse loans(1)	$8,738,503	$6,047,108
Forward loans in Non-Residual Trusts	587,265	646,498
Forward loans held for sale	1,015,607	16,605

Residential loans at fair value	$10,341,375	$6,710,211

(1)	Includes $28.5 million in reverse loans held for sale at December 31, 2012. There were no reverse loans held for sale at December 31, 2013.

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Residential Loans Held for Investment

Residential loans held for investment and carried at fair value include reverse loans and forward loans in Non-Residual Trusts. The Company purchased reverse loans to be held for investment in the amount of $2.1 billion and $565.2 million, and originated $940.1 million and $29.1 million in reverse loans held for investment, during the years ended December 31, 2013 and 2012, respectively. There were no purchases or originations of reverse loans during the year ended December 31, 2011.

Residential Loans Held for Sale

The Company sells or securitizes forward loans it originates, or purchases from third parties, generally in the form of mortgage-backed securities that are guaranteed by Fannie Mae. The Company accounts for these transfers as sales and typically retains the right to service the loans. Refer to Note 5 for additional information regarding these transfers of residential loans.

A reconciliation of the changes in residential loans held for sale to the amounts presented on the consolidated statements of cash flows is presented in the following table (in thousands). There were no residential loans sold by the Company during the year ended December 31, 2011.

	For the Year Ended December 31,
	2013	2012
Balance at beginning of year	$45,065	$—
Purchases and originations of residential loans held for sale	16,141,573	22,259
Proceeds from sales of and payments on residential loans held for sale	(15,452,196)	(15,985)
Realized gains on sales of loans	218,504	537
Change in unrealized gains on loans held for sale	24,771	266
Interest income	32,625	16
Acquisition of S1L	—	37,972
Transfers from residential loans held for investment	5,183	—
Other	82	—

Balance at end of year	$1,015,607	$45,065

Concentrations of Credit Risk

Concentrations of credit risk associated with the residential loan portfolio are limited due to the large number of customers and their dispersion across many geographic areas. The table below provides the percentage of all residential loans (both those carried at fair value and amortized cost) on the Company’s consolidated balance sheets by the state in which the home securing the loan is located and is based on their unpaid principal balances. Other consists of loans in states in which concentration individually represents less than 5% of total unpaid principal balance.

	December 31,
	2013	2012
California	18%	15%
Texas	11%	14%
Florida	7%	8%
New York	5%	5%
Other	59%	58%

Total	100%	100%

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

10.	Receivables, Net

Receivables, net consist of the following (in thousands):

	December 31,
	2013	2012
Insurance premium receivables	$103,149	$107,824
Servicing fee receivables	54,794	45,573
Income tax receivables	53,495	20,825
Receivables related to Non-Residual Trusts	43,545	53,975
Other receivables	67,126	30,835

Total receivables	322,109	259,032
Less: Allowance for uncollectible receivables	(2,914)	(23)

Receivables, net	$319,195	$259,009

11.	Servicer and Protective Advances, Net

Service and protective advances, net consist of the following (in thousands):

	December 31,
	2013	2012
Servicer advances	$53,473	$48,120
Protective advances	1,380,199	149,041

Total servicer and protective advances	1,433,672	197,161
Less: Allowance for uncollectible advances	(52,238)	(24,114)

Servicer and protective advances, net	$1,381,434	$173,047

The following table shows the activity in the allowance for uncollectible advances (in thousands):

	For the Years Ended December 31,
	2013	2012	2011
Balance at beginning of year	$24,114	$17,408	$14,156
Provision for uncollectible advances	37,993	13,199	6,225
Charge-offs, net of recoveries and other	(9,869)	(6,493)	(2,973)

Balance at end of year	$52,238	$24,114	$17,408

12.	Servicing of Residential Loans

The Company provides servicing for third-party investors in forward and reverse loans and for loans recognized on the consolidated balance sheets. The Company also services forward loans originated and purchased by the Company and sold with servicing rights retained. The Company’s total servicing portfolio consists of accounts serviced for others for which servicing rights have been capitalized, accounts sub-serviced for others, as well as residential loans and real estate owned recognized on the consolidated balance sheets. In connection with recent acquisitions, the Company capitalized the servicing rights associated with servicing and sub-servicing agreements in existence at the dates of acquisition.

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Provided below is a summary of the Company’s total servicing portfolio (dollars in thousands):

	December 31, 2013		December 31, 2012
	Number of Accounts	Unpaid Principal Balance	Number of Accounts	Unpaid Principal Balance
Third-party investors(1)
Capitalized servicing rights	1,310,357	$146,143,213	415,617	$23,469,620
Capitalized sub-servicing(2)	235,112	13,369,236	289,417	16,333,529
Sub-servicing	393,640	47,006,325	240,226	42,310,373

Total third-party servicing portfolio	1,939,109	206,518,774	945,260	82,113,522
On-balance sheet residential loans and real estate owned	112,687	11,442,362	93,721	7,980,667

Total servicing portfolio(3)	2,051,796	$217,961,136	1,038,981	$90,094,189

(1)	Includes real estate owned serviced for third parties.
(2)	Consists of sub-servicing contracts held by Green Tree and RMS at their respective dates of the acquisition.
(3)	Includes accounts serviced by the Servicing and Reverse Mortgage segments.

The Company’s geographic diversification of its third-party servicing portfolio, based on outstanding unpaid principal balance, is as follows (dollars in thousands):

	December 31, 2013			December 31, 2012
	Number of Accounts	Unpaid Principal Balance	Percentage of Total	Number of Accounts	Unpaid Principal Balance	Percentage of Total
California	215,010	$37,461,223	18.1%	81,547	$16,073,080	19.6%
Florida	176,819	21,143,369	10.2%	91,318	10,476,321	12.8%
Texas	147,654	10,700,328	5.2%	86,406	3,621,528	4.4%
Other < 5%	1,399,626	137,213,854	66.5%	685,989	51,942,593	63.2%

Total	1,939,109	$206,518,774	100.0%	945,260	$82,113,522	100.0%

Net Servicing Revenue and Fees

The Company services loans for itself, as well as third parties, and earns servicing income from its third-party servicing portfolio. The following table presents the components of net servicing revenue and fees, which includes revenues earned by the Servicing, Asset Receivables Management, and Reverse Mortgage segments (in thousands):

	For the Years Ended December 31,
	2013	2012	2011
Servicing fees	$544,544	$274,713	$126,610
Incentive and performance fees	156,279	105,073	45,596
Ancillary and other fees(1)	77,091	39,184	13,971

Servicing revenue and fees	777,914	418,970	186,177
Amortization of servicing rights	(42,583)	(50,461)	(28,623)
Change in fair value of servicing rights	48,058	—	—

Net servicing revenue and fees	$783,389	$368,509	$157,554

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(1)	Includes late fees of $39.9 million, $16.2 million and $4.7 million for the years ended December 31, 2013, 2012 and 2011, respectively.

For the year ended December 31, 2013, servicing revenue and fees includes $495.3 million in revenues from the largest customer of the Company’s Servicing, Reverse Mortgage, and Asset Receivables Management segments. For the year ended December 31, 2012, servicing revenue and fees included $199.8 million in revenues from the two largest customers of the Company’s Servicing, Reverse Mortgage, and Asset Receivables Management segments. For the year ended December 31, 2011, servicing revenue and fees included $40.3 million in revenues from the largest customer of the Company’s Servicing segment. A substantial portion of the Company’s third-party servicing revenue consists of revenues from Fannie Mae, a large commercial bank, and various securitization trusts.

Servicing Rights

Servicing rights are represented by three classes, which consist of a risk-managed loan class, a forward loan class, and a reverse loan class. These classes are based on the availability of market inputs used in determining the fair values of servicing rights and the Company’s planned risk management strategy associated with the servicing rights. At initial recognition, the fair value of the servicing right is established using assumptions consistent with those used to establish the fair value of existing servicing rights. Subsequent to initial capitalization, servicing rights are accounted for using either the fair value method or the amortization method based on the servicing class. Servicing rights carried at amortized cost consist of the forward loan class and the reverse loan class. Servicing rights carried at fair value consist of the risk-managed loan class.

Servicing Rights at Amortized Cost

The following table summarizes the activity in the carrying value of servicing rights accounted for at amortized cost by class (in thousands):

	Forward Loans	Reverse Loans	Total
Balance at January 1, 2011	$—	$—	$—
Acquisition of Green Tree	278,952	—	278,952
Amortization	(28,623)	—	(28,623)
Impairment	—	—	—

Balance at December 31, 2011	250,329	—	250,329
Acquisition of RMS	—	15,916	15,916
Acquisition of S1L	67	311	378
Purchases	26,550	—	26,550
Amortization	(49,755)	(706)	(50,461)
Impairment	—	—	—

Balance at December 31, 2012	227,191	15,521	242,712
Reclassifications(1)	(26,382)	—	(26,382)
Purchases	36	—	36
Amortization	(39,057)	(3,526)	(42,583)
Other	(6)	(1)	(7)
Impairment	—	—	—

Balance at December 31, 2013	$161,782	$11,994	$173,776

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(1)	Represents servicing rights for which the Company elected fair value accounting as of January 1, 2013. Refer to the Servicing Rights Fair Value Election section of Note 1 for additional information.

Servicing rights accounted for at amortized cost are evaluated for impairment by strata based on their estimated fair values. The risk characteristics used to stratify servicing rights for purposes of measuring impairment are the type of loan products, which consist of manufactured housing loans, first lien residential mortgages and second lien residential mortgages for the forward loan class, and reverse mortgages for the reverse loan class. At December 31, 2013, the fair value of servicing rights for the forward loan class and the reverse loan class was $192.1 million and $15.9 million, respectively. At December 31, 2012, the fair value of servicing rights for the forward loan class and the reverse loan class was $229.9 million and $15.7 million, respectively. Fair value was estimated using the present value of projected cash flows over the estimated period of net servicing income.

The estimation of fair value requires significant judgment and uses key economic inputs and assumptions, which are provided in the table below:

	December 31, 2013
	Forward Loans	Reverse Loans
Fair value of servicing rights carried at amortized cost	$192,115	$15,858
Inputs and assumptions:
Weighted-average remaining life in years	5.3	2.9
Weighted-average stated customer interest rate on underlying collateral	7.83%	3.22%
Weighted-average discount rate	11.67%	18.00%
Conditional prepayment rate	7.05%	(1)
Conditional default rate	3.89%	(1)
Conditional repayment rate	(1)	26.40%

(1)	Assumption is not significant to valuation.

The valuation of servicing rights is affected by the underlying assumptions above. Should the actual performance and timing differ materially from the Company’s projected assumptions, the estimate of fair value of the servicing rights could be materially different.

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Servicing Rights at Fair Value

The following table summarizes the activity in servicing rights carried at fair value (in thousands):

For the Year Ended December 31, 2013
Balance at beginning of year(1)	$26,382
Acquisition of ResCap net assets	242,604
BOA asset purchase	502,973
Other purchases	123,358
Servicing rights capitalized upon transfers of loans	187,749
Changes in fair value due to:
Realization of expected cash flows	(141,533)
Changes in valuation inputs or other assumptions	176,697
Other(2)	12,894

Balance at end of year	$1,131,124

(1)	There were no servicing rights carried at fair value at December 31, 2012. The balance at the beginning of year presented above represents those servicing rights for which the Company elected fair value accounting as of January 1, 2013. Refer to the Servicing Rights Fair Value Election section of Note 1 for additional information.
(2)	Other changes in fair value relate to servicing rights transferred to the Company for no consideration in accordance with the Payoffs, Assumptions, Modifications, and Refinancing terms of the BOA asset purchase agreement. Refer to Note 3 for additional information related to the BOA asset purchase.

The fair value of servicing rights accounted for at fair value was estimated using the present value of projected cash flows over the estimated period of net servicing income. The estimation of fair value requires significant judgment and uses key economic inputs and assumptions, which are provided in the table below:

December 31, 2013
Weighted-average remaining life in years	6.8
Weighted-average stated customer interest rate on underlying collateral	5.20%
Weighted-average discount rate	9.76%
Conditional prepayment rate	7.06%
Conditional default rate	2.90%

The valuation of servicing rights is affected by the underlying assumptions above. Should the actual performance and timing differ materially from the Company’s projected assumptions, the estimate of fair value of the servicing rights could be materially different.

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table summarizes the hypothetical effect on the fair value of servicing rights carried at fair value using adverse changes of 10% and 20% to the weighted-average of certain significant assumptions used in valuing these assets (dollars in thousands):

	December 31, 2013
	Decline in fair value due to
	Actual	10% adverse change	20% adverse change
Weighted-average discount rate	9.76%	$(49,687)	$(95,531)
Conditional prepayment rate	7.06%	(47,114)	(88,411)
Conditional default rate	2.90%	(12,778)	(25,110)

The sensitivity calculations above are hypothetical and should not be considered to be predictive of future performance. Changes in fair value based on adverse changes in assumptions generally cannot be extrapolated because the relationship of the change in assumption to the change in fair value may not be linear. Also, the effect of an adverse variation in a particular assumption on the fair value of the servicing rights is calculated without changing any other assumption, while in reality changes in one factor may result in changes in another, which may either magnify or counteract the effect of the change.

Fair Value of Originated Servicing Rights

For forward loans transferred with servicing retained, the Company used the following inputs and assumptions to determine the fair value of servicing rights at the date of transfer. These servicing rights are included in servicing rights capitalized upon transfers of loans in the table presented above that summarizes the activity in servicing rights accounted for at fair value. There were no servicing rights recognized in connection with transfers with servicing retained during the years ended December 31, 2012 and 2011.

December 31, 2013
Weighted-average life in years	6.1 - 9.6
Weighted-average stated customer interest rate on underlying collateral	3.73% - 4.54%
Weighted-average discount rates	9.50% - 12.30%
Conditional prepayment rates	3.00% - 8.10%
Conditional default rates	0.50% - 2.00%

13.	Goodwill and Intangible Assets, Net

Goodwill and intangible assets were recorded in connection with business combinations. Amortization expense associated with intangible assets was $31.3 million, $24.8 million and $12.6 million for the years ended December 31, 2013, 2012 and 2011, respectively.

Intangible assets consist of the following (in thousands):

	December 31, 2013			December 31, 2012
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Customer relationships	$139,767	$(44,398)	$95,369	$139,767	$(26,838)	$112,929
Institutional relationships	34,800	(21,973)	12,827	33,600	(10,398)	23,202
Other	16,500	(2,290)	14,210	8,500	(139)	8,361

Total intangible assets	$191,067	$(68,661)	$122,406	$181,867	$(37,375)	$144,492

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Based on the balance of intangible assets, net at December 31, 2013, the following is an estimate of amortization expense for each of the next five years and thereafter (in thousands):

Amortization Expense
2014	$18,903
2015	14,938
2016	11,710
2017	10,469
2018	9,373
Thereafter	57,013

Total	$122,406

The table below sets forth the activity in goodwill by reportable segment (in thousands):

	Reportable Segment
	Servicing	Originations	Reverse Mortgage	Asset Receivable Management	Insurance	Total
Balance at January 1, 2012	$430,464	$—	$—	$34,518	$5,309	$470,291
Acquisition of RMS	—	—	101,199	—	—	101,199
Acquisition of S1L	—	—	8,809	—	—	8,809
Adjustments(1) (2)	991	—	—	—	(912)	79

Balance at December 31, 2012	431,455	—	110,008	34,518	4,397	580,378
Acquisition of ResCap net assets	—	47,648	—	—	—	47,648
Acquisition of Ally Bank net assets	—	99	—	—	—	99
Acquisition of MetLife Bank net assets	812	—	—	—	—	812
Adjustments(1)	—	—	28,800	—	—	28,800
Impairment	—	—	—	—	—	—

Balance at December 31, 2013	$432,267	$47,747	$138,808	$34,518	$4,397	$657,737

(1)	During the years ended December 31, 2012 and 2013, the Company recorded adjustments to the goodwill allocated to the Servicing and Reverse Mortgage segments in connection with the acquisitions of Green Tree and RMS, respectively. Refer to additional information on Green Tree and RMS at Note 3.
(2)	During the year ended December 31, 2012, the Company made an immaterial correction of an error to the purchase price allocation for Green Tree that was outside the measurement period, which resulted in an adjustment to the goodwill allocated to the Insurance segment.

On October 7, 2013, American Security Insurance Company, or ASIC, the insurer that provides lender-placed hazard insurance coverage on Florida mortgage loans serviced by the Company, entered into a Consent Order with the Florida Office of Insurance Regulation. ASIC agreed in the Consent Order that it will not pay commissions to any mortgage loan servicer, or any person or entity affiliated with a servicer, on lender-placed insurance policies obtained by the servicer. This prohibition is expected to have a negative effect on the future cash flows of the Company’s Insurance segment beginning on its anticipated effective date of October 7, 2014.

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

On December 18, 2013, Fannie Mae and Freddie Mac announced that effective June 1, 2014 mortgage servicers and their affiliates may not receive commissions or other forms of compensation in connection with lender-placed insurance on GSE loans.

Due to these recent regulatory developments surrounding lender-place insurance policies, the Company expects sales commissions related to lender-placed insurance policies to decrease significantly beginning in the second quarter of 2014. The Company has considered this commission reduction in its quantitative impairment test, however, if the reduction is larger than anticipated, goodwill allocated to the Insurance segment could be impaired at a future date. If the cash flow projections utilized in its quantitative impairment test were reduced by more than 15% over the cash flow projection period, the Company would fail Step 1 of the quantitative impairment test, and Step 2 of the quantitative test would be required. The Company is actively looking at alternatives to preserve or replace the value of the revenue streams in its Insurance business. However, there is no assurance that the Company’s efforts will be successful.

During 2013, HUD announced certain changes to the HECM reverse mortgage program that have impacted the reverse mortgage products available to borrowers and have created new regulatory requirements, with additional program changes that may become effective in 2014. The Company is developing new pricing strategies and reverse loan correspondent relationships in anticipation of the new industry program changes and regulatory requirements, and remains optimistic on the potential of the reverse mortgage product to generate positive cash flows over the long-term. While we are currently experiencing a slowing in reverse loan origination volume as the market adjusts to the regulatory and program changes, the Company expects the new reverse mortgage products to be attractive to borrowers. Additionally, the Company has a pipeline of potential servicing transfers and flow arrangements to augment the growth potential for the reverse business. The cash flow projections that support the reverse mortgage reporting unit Step 1 impairment test contemplate volume growth during 2014 and 2015 as the market responds to the new product, the Company expands its correspondent relationships to create additional volume and new servicing transfer and flow agreements are established from our pipeline. The volume projections return to more normalized growth in 2016 and beyond. The full impact of these regulatory developments and product changes remain uncertain and should the market be slower to respond than we anticipate, or should additional regulatory developments hinder future growth, the goodwill associated with the Reverse Mortgage reporting unit could become impaired. The most sensitive estimate utilized in the Reverse Mortgage cash flow projections is the assumption for cash margin on securitized loans. A decrease in that margin assumption of greater than 200 basis points, or approximately a 25% decrease, over the cash flow projection period would result in a Step 1 impairment test failure.

A summary of the Step 1 tests prepared by the Company as of October 1, 2013, is provided below by reporting unit (dollars in thousands):

	Carrying Value	Estimated Fair Value	Excess Fair Value	%Excess
Originations	$120,720	$265,751	$145,031	120%
Reverse Mortgage	281,206	303,747	22,541	8%
Insurance	132,376	136,101	3,725	3%

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

14.	Premises and Equipment, Net

Premises and equipment, net consists of the following (dollars in thousands):

	December 31,		Useful Life
	2013	2012	(in years)
Computer software	$189,964	$151,632	7
Computer hardware	29,011	14,702	3
Furniture and fixtures	11,175	6,859	3
Office equipment and other	6,414	5,666	3

Total premises and equipment	236,564	178,859
Less: Accumulated depreciation and amortization	(80,717)	(41,074)

Premises and equipment, net	$155,847	$137,785

The Company recorded depreciation and amortization expense for premises and equipment, net of $39.7 million, $24.5 million and $11.9 million for the years ended December 31, 2013, 2012 and 2011, respectively. For the years ended December 31, 2013, 2012 and 2011, amortization expense for computer software was $30.8 million, $19.5 million and $9.0 million, respectively. Computer software consists of the following (in thousands):

	December 31,
	2013	2012
Computer software	$189,964	$151,632
Less: Accumulated amortization	(64,956)	(34,283)

Computer software, net	$125,008	$117,349

Based on the balance of computer software, net at December 31, 2013, the following is an estimate of amortization expense for each of the next five years and thereafter (in thousands):

Amortization Expense
2014	$38,238
2015	29,972
2016	24,134
2017	19,231
2018	10,431
Thereafter	3,002

Total	$125,008

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

15.	Other Assets

Other assets consist of the following (in thousands):

	December 31,
	2013	2012
Acquisition deposits(1)	$175,048	$15,000
Real estate owned, net	73,573	64,959
Derivative instruments	62,365	949
Deferred debt issuance costs	57,517	47,544
Other	44,573	16,378

Total other assets	$413,076	$144,830

(1)	Acquisition deposits at December 31, 2013 are related to pending acquisitions of certain assets of EverBank and a pool of Fannie Mae MSRs. Refer to Note 1 for additional information on these transactions. Acquisition deposits at December 31, 2012 are related to the acquisition of the ResCap net assets.

16.	Payables and Accrued Liabilities

Payables and accrued liabilities consist of the following (in thousands):

	December 31,
	2013	2012
Employee-related liabilities	$90,788	$37,124
Payables to insurance carriers	69,489	51,377
Accounts payable and accrued liabilities	55,174	33,130
Curtailment liability	53,905	—
Originations liability	50,042	675
Uncertain tax positions	20,550	26,301
Acquisition related escrow funds payable to sellers	19,620	14,000
Collateral payable on derivative instruments	19,148	—
Accrued interest payable	18,416	10,764
Servicing rights and related advances purchases payable	12,741	21,011
Servicing transfer payables	14,167	11,275
Mandatory repurchase obligation	8,182	9,999
Insurance premium cancellation reserve	7,135	4,769
Professional fees liability related to certain securitizations	6,607	8,147
Contingent earn-out payments	5,900	6,100
Derivative instruments	5,882	1,102
Other	36,393	24,836

Total payables and accrued liabilities	$494,139	$260,610

WALTER INVESTMENT

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

17.	Servicing Advance Liabilities

Servicer Advance Reimbursement Agreement

In December 2013, the Company renewed its Servicer Advance Reimbursement Agreement with Fannie Mae which provides for the reimbursement of certain principal and interest and protective advances that are the responsibility of the Company under certain servicing agreements. The agreement provides for a reimbursement amount of up to $950.0 million. The cost of this agreement is London Interbank Offered Rates, or LIBOR, plus 2.50% or 3.50% (2.67% or 3.67% at December 31, 2013) on the amounts that are reimbursed. The agreement expires on March 31, 2014. Collections of advances that have been reimbursed under the agreement require remittance upon collection to settle the outstanding balance under the agreement. The balance outstanding under this agreement at December 31, 2013 and 2012 was $903.4 million and $35.6 million, respectively. Future collections of servicer and protective advances in the amount of $903.4 million are required to be remitted to a third party to settle the balance outstanding under the agreement at December 31, 2013.

Receivables Loan Agreement

In May 2012, the Company renewed its three-year Receivables Loan Agreement that provides borrowings up to $75.0 million and is collateralized by certain principal and interest, taxes and insurance, and other corporate advances reimbursable from securitization trusts serviced by the Company. The principal payments on the note are paid from the recoveries or repayment of underlying advances. Accordingly, the timing of the principal payments is dependent on the recoveries or repayments received on the underlying advances that collateralize the note. The agreement, which matures in July 2015, has an interest rate of LIBOR plus 3.25% (3.42% at December 31, 2013). The balance outstanding under this agreement at December 31, 2013 and 2012 was $67.9 million and $64.6 million, respectively. Servicer and protective advances of $81.3 million are pledged as collateral under the agreement at December 31, 2013.

The Receivables Loan Agreement contains customary events of default and covenants, the most significant of which are financial covenants. Financial covenants most sensitive to the Company’s operating results and financial position are the minimum annual net cash provided by operating activities and minimum tangible net worth requirements. During the fourth quarter of 2013, the Receivables Loan Agreement was amended to waive the covenant relating to the requirement to maintain a minimum annual net cash provided by operating activities for the year ended December 31, 2013. As a result, the Company was in compliance with all covenants at December 31, 2013.

Revolving Credit Agreement

In December 2013, the Company entered into a Revolving Credit Agreement that provides borrowings up to $85.0 million and is collateralized by certain servicer and protective advances that are the responsibility of the Company under certain servicing agreements. Collections of advances that have been reimbursed under the agreement require remittance of at least 80% upon collection to settle the outstanding balance under the agreement. The interest rate under the agreement is LIBOR plus 2.50% (2.67% at December 31, 2013) through June 30, 2014, and subsequently increases to LIBOR plus 3.75% until maturity in June 2015. There was no balance outstanding and no collateral pledged under the agreement at December 31, 2013.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Debt

Debt consists of the following (dollars in thousands):

	December 31, 2013		December 31, 2012
	Amortized Cost	Weighted- Average Stated Interest Rate(1)	Amortized Cost	Weighted- Average Stated Interest Rate(1)
2013 Term Loan (unpaid principal balance of $1,500,000 at December 31, 2013)	$1,477,044	4.75%	$—	—
2012 Term Loan (unpaid principal balance of $691,250 at December 31, 2012)	—	—	679,598	5.75%
Senior Notes (unpaid principal balance of $575,000 at December 31, 2013)	575,000	7.875%	—	—
Convertible Notes (unpaid principal balance of $290,000 at December 31, 2013 and 2012)	215,935	4.50%	207,135	4.50%
Master repurchase agreements	1,085,563	2.85%	255,385	4.26%
Other	4,106	—	4,131	—

Total debt	$3,357,648		$1,146,249

(1)	Represents the weighted-average stated interest rate, which may be different from the effective rate due to the amortization of discounts and issuance costs.

For the years ended December 31, 2013 and 2012, the effective interest rate on debt, which includes the amortization of discounts and debt issuance costs, was 5.90% and 10.34%, respectively. The decline in effective interest rate is due primarily to lower cost of debt resulting from debt transactions, including the repayment and termination of the Company’s 12.5% second lien senior secured term loan, refinancing of the secured credit facilities and issuance of convertible senior subordinated notes, during the years ended December 31, 2013 and 2012 discussed below.

The following table provides the contractual maturities (by unpaid principal balance) of debt at December 31, 2013 (in thousands):

Debt
2014	$1,102,814
2015	16,443
2016	15,412
2017	15,000
2018	15,000
Thereafter	2,290,000

Total	$3,454,669

Term Loans and Revolver

In October 2012, the Company repaid and terminated its $265 million second lien senior secured term loan, or the 2011 Second Lien Term Loan, with funds obtained through the sale of $290 million aggregate principal amount of 4.50% convertible senior subordinated notes, or the Convertible Notes. Refer to further discussion in the Convertible Notes section below. In November 2012, the Company refinanced its $500 million first lien senior secured term loan, or the 2011 First Lien Term Loan, with a $700 million senior term loan facility, or the

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2012 Term Loan, and refinanced its $90 million revolver with a $125 million senior secured revolving credit facility, or the 2012 Revolver. For the year ended December 31, 2012, the Company recorded $14.3 million in deferred debt issuance costs associated with the issuance of the 2012 Term Loan and 2012 Revolver. Original issue discounts associated with the 2012 Term Loan of $11.7 million were included as a reduction to the face amount of debt on the consolidated balance sheet at December 31, 2012.

The Company entered into several amendments to its 2012 Term Loan during the year ended December 31, 2013. These amendments provided for, among other things, an increase to certain financial ratios that govern the Company’s ability to incur additional indebtedness and incremental secured term loans of $1,075 million in the aggregate. In conjunction with these incremental borrowings, the Company recorded $6.4 million in general and administrative expenses and $5.4 million in deferred debt issuance costs for the year ended December 31, 2013.

In December 2013, the Company refinanced its 2012 Term Loan with a $1.5 billion senior secured first lien term loan, or the 2013 Term Loan, and refinanced its 2012 Revolver with a $125 million secured revolving credit facility, or the 2013 Revolver, collectively, the 2013 Secured Credit Facilities. Original issue discounts associated with the 2013 Secured Credit Facilities of $23.0 million were included as a reduction to the face amount of debt on the consolidated balance sheet at December 31, 2013. The Company’s obligations under the 2013 Secured Credit Facilities are guaranteed by substantially all of the Company’s subsidiaries and secured by substantially all of the Company’s assets and substantially all assets of the guarantor subsidiaries subject to certain exceptions, the most significant of which are the assets of the consolidated Residual and Non-Residual Trusts and the residential loans and real estate owned of the Ginnie Mae securitization pools. Refer to the Consolidated Variable Interest Entities section of Note 4 for additional information.

The terms of the 2013 Secured Credit Facilities are summarized in the table below.

Debt Agreement	Interest Rate	Amortization	Maturity/Expiration
$1.5 billion 2013 Term Loan	LIBOR plus 3.75% LIBOR floor of 1.00%	1.00% per annum beginning 1st quarter of 2014; remainder at final maturity	December 18, 2020
$125 million 2013 Revolver	LIBOR plus 3.75%	Bullet payment at maturity	December 19, 2018

The capacity under the 2013 Revolver allows requests for the issuance of LOCs of up to $25 million or total cash borrowings of up to $125 million less any amounts outstanding in issued LOCs. During the year ended December 31, 2013, there were no borrowings or repayments under the revolvers. At December 31, 2013, the Company had outstanding $0.3 million in an issued LOC with remaining availability under the 2013 Revolver of $124.7 million. The commitment fee on the unused portion of the 2013 Revolver is 0.50% per year.

The Company completed an analysis to determine whether the refinancing of its 2011 First Lien Term Loan in 2012 and the refinancing of its 2012 Term Loan in 2013 met the criteria to be accounted for as a modification or an extinguishment under current accounting guidance. The 2011 First Lien Term Loan and the 2012 Term Loan were comprised of a syndicate of lenders, and the analyses required the comparison of debt cash flows on a lender-by-lender basis under each loan prior to and subsequent to the refinancing. The cash flow comparisons were completed only for those lenders participating in the syndication both prior and subsequent to each refinancing and resulted in treatment of each refinancing partially as a modification, and partially as an extinguishment. Those lenders participating in the syndication prior to, but not subsequent to, each refinancing were treated as extinguished debt. Those lenders participating in the syndication subsequent to, but not prior to, each refinancing were treated as new borrowings. The

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Company recognized a loss on extinguishment of $12.5 million related to the 2012 Term Loan and $5.2 million related to the 2011 First Lien Term Loan and for the years ended December 31, 2013 and 2012, respectively.

Senior Notes

In December 2013, the Company completed the sale of $575 million aggregate principal amount of unsecured senior notes, or the Senior Notes. The Senior Notes pay interest semi-annually on June 15 and December 15, commencing on June 15, 2014, at a rate of 7.875% per year, and mature on December 15, 2021.

During the year ended December 31, 2013, the Company generated net proceeds of $561.3 million from the Senior Notes after deducting underwriting discounts, commissions, and offering expenses. The Company used the net proceeds from the Senior Notes, together with borrowings under its 2013 Term Loan, to finance the acquisition of MSRs, to repay indebtedness outstanding under its previously existing 2012 Term Loan, to pay related fees and expenses and for general corporate purposes.

Convertible Notes

In October 2012, the Company completed the sale of $290 million aggregate principal amount of 4.50% convertible senior subordinated notes, or the Convertible Notes. The Convertible Notes pay interest semi-annually on May 1 and November 1, commencing on May 1, 2013, at a rate of 4.50% per year, and mature on November 1, 2019.

Prior to May 1, 2019, the Convertible Notes will be convertible only upon specified events including the satisfaction of a sales price condition, satisfaction of a trading price condition or specified corporate events and during specified periods, and, on or after May 1, 2019, at any time. The Convertible Notes will initially be convertible at a conversion rate of 17.0068 shares of the Company’s common stock per $1,000 principal amount of Convertible Notes, which is equivalent to an initial conversion price of approximately $58.80 per share, which is a 40% premium to the public offering price of the Company’s common stock in the October 2012 common stock offering of $42.00. Upon conversion, the Company may pay or deliver, at its option, cash, shares of the Company’s common stock, or a combination of cash and shares of common stock. It is the Company’s intent to settle all conversions through combination settlement, which involves repayment of an amount of cash equal to the principal amount and any excess of conversion value over the principal amount in shares of common stock.

For the year ended December 31, 2012, the Company generated net proceeds of approximately $280.4 million from the Convertible Notes after deducting underwriting discounts, commissions, and offering expenses. The Company used the net proceeds from the Convertible Notes, together with cash on hand, to repay and terminate $265.0 million outstanding under the 2011 Second Lien Term Loan and pay certain fees, expenses, and premiums in connection therewith. The Company recognized a loss on extinguishment of the 2011 Second Lien Term Loan of $43.4 million for the year ended December 31, 2012.

The Company recognized the portion of the value of the Convertible Notes attributable to the embedded conversion option as equity. Upon issuance of the Convertible Notes, the Company recorded $290.0 million in debt with a discount of $84.5 million, a deferred tax liability of $33.0 million, and $48.7 million in additional paid-in capital, net of issuance costs of $2.7 million. In addition, the Company recognized debt issuance costs of $6.8 million. During the years ended December 31, 2013 and 2012, the Company recorded $22.4 million and $4.2 million, respectively, in interest expense related to its Convertible Notes, which included $8.8 million and $1.6 million in amortization of discount, respectively. The effective interest rate of the liability component of the

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Convertible Notes, which includes the amortization of discount and debt issuance costs, was 10.6% for the years ended December 31, 2013 and 2012. At December 31, 2013, the unamortized discount was $74.1 million, which will be recognized over its remaining life of 5.8 years.

Master Repurchase Agreements

During 2012 and 2013, the Company entered into several master repurchase agreements, primarily in conjunction with its acquisitions, which are used to fund the origination of forward loans and reverse loans. The facilities had an aggregate capacity amount of $2.3 billion at December 31, 2013 and are secured by certain forward loans and reverse loans. The interest rates on the facilities are primarily based on LIBOR plus between 2.25% and 3.50%, in some cases are subject to a LIBOR floor or other minimum rates, and have various expiration dates through September 2014. The facilities are secured by $1.1 billion in unpaid principal balance of residential loans at December 31, 2013.

All of the Company’s master repurchase agreements contain customary events of default and covenants, the most significant of which are financial covenants. Financial covenants most sensitive to the Company’s operating results and financial position are minimum tangible net worth requirements, indebtedness to tangible net worth ratio requirements, and minimum liquidity and profitability requirements. As previously disclosed, at June 30, 2013, absent waivers received from certain of its counterparties, RMS would not have been in compliance with minimum profitability covenants contained in two of its master repurchase agreements due to RMS’ net loss during the three months ended June 30, 2013. During the third quarter of 2013, RMS amended certain master repurchase agreements to, among other things, change the definitions of net income to either provide for an alternative calculation of net income resulting in a higher profitability used in the minimum profitability covenant or to allow for a net loss within certain limitations. The amendments relating to the changes to the definition of net income were effective through December 2013. However, RMS was not in compliance with the amendments as of December 31, 2013, and as such, effective February 14, 2014, RMS obtained a waiver of compliance relating to one of its previously amended master repurchase agreements and an amendment of another previously amended master repurchase agreement. The waiver of compliance waived all rights and remedies that otherwise would have been available under the master repurchase agreement in the event of non-compliance by RMS and the amendment further increased the allowable net loss limitation. Both the waiver of compliance and the amendment are only for the test period ended December 31, 2013.

The amendments executed during the third quarter of 2013 also included a change to the definition of tangible net worth and, in one amendment, an increase in the required minimum tangible net worth. The changes to the definition of tangible net worth were not necessary in order for RMS to achieve covenant compliance but resulted in making the related minimum tangible net worth covenants less restrictive. Two of these agreements were renewed for another one year term. Having obtained the waiver of compliance and the amendment to the previously amended master repurchase agreement effective February 14, 2014, RMS was in compliance with all of its covenants at December 31, 2013.

19.	Mortgage-Backed Debt and Related Collateral

Mortgage-Backed Debt

Mortgage-backed debt consists of debt issued by the Residual and Non-Residual Trusts that have been consolidated by the Company. The mortgage-backed debt of the Residual Trusts is carried at amortized cost while the mortgage-backed debt of the Non-Residual Trusts is carried at fair value. Refer to the Consolidated Variable Interest Entities section of Note 4 for further information regarding the consolidated Residual and Non-Residual Trusts.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Provided in the table below is information regarding the mortgage-backed debt issued by the consolidated Residual and Non-Residual Trusts (dollars in thousands):

	December 31, 2013	Weighted- Average Stated Interest Rate(1)	December 31, 2012	Weighted- Average Stated Interest Rate(1)
Mortgage-backed debt at amortized cost (unpaid principal balance of $1,204,539 and $1,316,988 at December 31, 2013 and 2012, respectively)	$1,203,084	6.68%	$1,315,442	6.72%
Mortgage-backed debt at fair value (unpaid principal balance of $735,379 and $825,200 at December 31, 2013 and 2012, respectively)	684,778	5.85%	757,286	5.72%

Total mortgage-backed debt	$1,887,862	6.37%	$2,072,728	6.33%

(1)	Represents the weighted-average stated interest rate, which may be different from the effective rate due to the amortization of discounts and issuance costs.

Borrower remittances received on the residential loans collateralizing this debt, as well as draws under LOCs serving as credit enhancements to certain Non-Residual Trusts, are used to make the principal and interest payments due on the mortgage-backed debt. The maturity of the mortgage-backed debt is directly affected by principal prepayments on the collateral. As a result, the actual maturity of the mortgage-backed debt is likely to occur earlier than the stated maturity. Certain of the Company’s mortgage-backed debt issued by the Residual Trusts is also subject to redemption according to specific terms of the respective indenture agreements, including the option to exercise a clean-up call. The mortgage-backed debt issued by the Non-Residual Trusts is subject to mandatory clean-up calls. The Company is obligated to exercise the clean-up calls on the earliest possible call date, which is the date the principal amount of each loan pool falls to 10% of the original principal amount. The total outstanding balance of the residential loans expected to be called at the various respective call dates is $418.4 million.

Residual Trusts

The Residual Trusts have issued mortgage-backed and asset-backed notes, or the Trust Notes, consisting of both public debt offerings and private offerings with final maturities ranging from 2029 to 2050.

The Residual Trusts, with the exception of WIMC Capital Trust 2011-1, contain provisions that require the cash payments received from the underlying residential loans be applied to reduce the principal balance of the Trust Notes unless certain overcollateralization or other similar targets are satisfied. These trusts contain delinquency and cumulative loss triggers, that, if exceeded, allocate any excess cash flows to paying down the outstanding principal balance of the Trust Notes for that particular trust at an accelerated pace. Assuming no servicer trigger events have occurred and the overcollateralization targets have been met, any excess cash is released to the Company either monthly or quarterly, in accordance with the terms of the respective underlying trust agreements. For WIMC Capital Trust 2011-1, principal and interest payments are not paid on the subordinate note or residual interests, which are held by the Company, until all amounts due on the senior notes are fully paid.

Since January 2008, Mid-State Capital Corporation 2006-1 Trust, or Trust 2006-1, has exceeded certain triggers and has not provided any excess cash flow to the Company. The delinquency rate for Trust 2006-1, the calculation of which includes real estate owned, was 8.9% at December 31, 2013 compared to a delinquency trigger level of 8.0% and its cumulative loss rate was 8.0% at December 31, 2013 compared to a cumulative loss trigger level of 7.0%. In addition, from September 2012 through February 2013, Mid-State Capital Corporation

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2005-1 Trust, or Trust 2005-1, exceeded the delinquency trigger level of 8.0%. At March 31, 2013, the delinquency rate for Trust 2005-1 was cured and remains cured as of December 31, 2013. Trust 2005-1 did not exceed the cumulative loss trigger during September 2012 through February 2013.

Non-Residual Trusts

The Company has consolidated ten trusts for which it is the servicer, but does not hold any residual interests. The Company is obligated to exercise mandatory clean-up call obligations for these trusts and expects to call these securitizations beginning in 2017 and continuing through 2019. The total outstanding balance of the residential loans expected to be called at the various respective call dates is $418.4 million.

Collateral for Mortgage-Backed Debt

At December 31, 2013, the Residual and Non-Residual Trusts have an aggregate of $1.9 billion of principal in outstanding debt, which is collateralized by $2.4 billion of assets, including residential loans, receivables related to the Non-Residual Trusts, real estate owned, net, and restricted cash and cash equivalents. For seven of the ten Non-Residual Trusts, LOCs were issued by a third party as credit enhancements to these securitizations and, accordingly, the securitization trusts will draw on these LOCs if there are insufficient cash flows from the underlying collateral to pay the debt holders. The notional amount of expected draws under the LOCs at December 31, 2013 was $44.0 million. The fair value of the expected draws of $43.5 million at December 31, 2013 has been recognized as receivables related to Non-Residual Trusts, which is a component of receivables, net on the consolidated balance sheet. All of the Company’s mortgage-backed debt is non-recourse and not cross-collateralized and, therefore, must be satisfied exclusively from the proceeds of the residential loans and real estate owned held in each securitization trust and from the draws on the LOCs for certain Non-Residual Trusts.

The following table summarizes the collateral for mortgage-backed debt (in thousands):

	December 31,
	2013	2012
Residential loans of securitization trusts, principal balance	$2,248,467	$2,458,678
Receivables related to Non-Residual Trusts	43,545	53,975
Real estate owned, net	42,298	43,115
Restricted cash and cash equivalents	58,081	58,253

Total mortgage-backed debt collateral	$2,392,391	$2,614,021

20.	HMBS Related Obligations

The Company recognizes the proceeds from the sale of HMBS as a secured borrowing, which is accounted for at fair value. At December 31, 2013 and 2012, HMBS related obligations were $8.7 billion and $5.9 billion, respectively. The weighted-average stated interest rate on HMBS related obligations was 4.40% and 4.83% at December 31, 2013 and 2012, respectively. At December 31, 2013, the average remaining life of the liability was 4.0 years. The Company has $8.0 billion in residential loans and real estate owned pledged as collateral to the securitization pools at December 31, 2013.

21.	Share-Based Compensation

The Company established the 2011 Omnibus Incentive Plan, or the 2011 Plan, which permits the grant of stock options, restricted stock, and RSUs to the Company’s officers, directors, employees, and consultants

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

through May 10, 2021. A total of 6,550,000 shares were authorized to be granted under the 2011 Plan at December 31, 2012, some of which were previously granted under incentive plans that were in effect prior to the 2011 Plan. In May 2013, the 2011 Plan was amended to increase the authorized shares by 2,265,000 shares, resulting in a total of 8,815,000 shares of common stock available for issuance under the 2011 plan as amended.

The 2011 Plan is administered by the Compensation Committee, which is comprised of two or more independent members of the Board of Directors. Under the 2011 Plan, no participant may receive options, restricted stock, or other awards that exceed 2,000,000 shares in any calendar year. Each contractual term of an option granted is fixed by the Compensation Committee, but, except in limited circumstances, the term cannot exceed ten years from the grant date. Restricted stock awards have a vesting period as defined by the award agreement.

As of December 31, 2013, there were 4,075,200 shares underlying the 2011 Plan that are authorized, but not yet granted. The Company issues new shares of stock upon the exercise of stock options and the vesting of restricted stock and RSUs. Stock options, restricted stock, and RSUs generally vest over a three to four year period and are based on service.

Stock Options

The following table summarizes the activity for stock options granted by the Company:

	Shares	Weighted-Average Exercise Price Per Share	Weighted-Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (in $000s)
Outstanding at January 1, 2011	561,423	$14.57	8.38	$2,588
Granted	735,886	17.61
Exercised	(14,136)	12.69		$100
Forfeited or expired	(57)	10.14

Outstanding at December 31, 2011	1,283,116	16.34	8.51	$6,042
Granted	800,820	20.56
Exercised	(87,598)	14.13		$1,410
Forfeited or expired	(40,539)	28.33

Outstanding at December 31, 2012	1,955,799	17.92	7.02	$49,458
Granted	1,050,904	33.79
Exercised	(166,711)	17.39		$3,561
Forfeited or expired	(113,439)	31.33

Outstanding at December 31, 2013	2,726,553	$23.51	7.22	$32,785

Exercisable at December 31, 2013	949,998	$17.02	6.29	$17,790

The grant-date fair values of stock options granted to employees and directors of the Company during the years ended December 31, 2013, 2012 and 2011 were $15.8 million, $7.1 million and $6.0 million, respectively. The weighted-average grant-date fair values of stock options granted during the years ended December 31, 2013, 2012 and 2011 were $15.05, $8.87 and $8.09, respectively. The total amount of cash received by the Company from the exercise of stock options was $2.9 million, $1.2 million and $0.2 million for the years ended December 31, 2013, 2012 and 2011, respectively. The total fair values of options that vested during the years ended December 31, 2013, 2012 and 2011 were $4.3 million, $2.3 million and $0.5 million, respectively.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Method and Assumptions Used to Estimate Fair Values of Options

The fair value of each stock option award was estimated at the grant date using the Black-Scholes option-pricing model. The weighted-average assumptions the Company used to value these awards are shown below.

	For the Years Ended December 31,
	2013	2012	2011
Risk-free interest rate	0.75%	0.73%	1.91%
Dividend yield	0.00%	0.05%	0.22%
Expected life (years)	5.00	4.50	5.00
Volatility	51.45%	52.66%	52.28%
Forfeiture rate	3.14%	1.40%	0.00%

The risk-free interest rate is based on the U.S. Treasury yield in effect at the grant date with a term equal to the expected life of the option. The expected life of the options represents the period of time the options are expected to be outstanding. The dividend yield is based on the Company’s estimated annual dividend payout at the grant date. Volatility is based on the Company’s historical data and that of a peer group of companies due to the lack of stock-price history. The forfeiture rate is based on historical termination experience.

Non-Vested Share Activity

The Company’s non-vested share-based awards consist of RSUs. The grant-date fair values of share-based awards granted during the years ended December 31, 2013, 2012 and 2011 was $1.3 million, $2.3 million and $17.6 million, respectively.

The following table summarizes the activity for non-vested awards granted by the Company:

	Shares	Weighted-Average Grant-Date Fair Value Per Share	Weighted-Average Contractual Term (in years)	Aggregate Intrinsic Value (in 000s)
Outstanding at January 1, 2011	1,102,396	$9.87	7.86	$19,777
Granted	708,000	$24.93
Vested and settled	(43,436)			$900

Outstanding at December 31, 2011	1,766,960	$15.84	5.65	$36,240
Granted	110,783	$20.72
Vested and settled	(969,815)			$20,189
Forfeited	(92,000)	$24.93

Outstanding at December 31, 2012	815,928	$22.32	3.09	$35,101
Granted	36,576	$35.79
Vested and settled	(522,762)	$21.16		$20,922
Forfeited	(21,316)	$25.73

Outstanding at December 31, 2013	308,426	$25.65	1.90	$10,906

The total fair value of shares that vested and settled during the years ended December 31, 2013, 2012 and 2011, were $11.1 million, $9.8 million and $0.6 million, respectively.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Share-Based Compensation Expense

Share-based compensation expense recognized by the Company is net of actual forfeitures as well as estimated forfeitures, which are estimated based on historical termination behavior. Share-based compensation expense of $13.0 million, $14.2 million and $5.2 million for the years ended December 31, 2013, 2012 and 2011, respectively, is included in salaries and benefits expense on the consolidated statements of comprehensive income (loss). The tax benefit recognized related to share-based compensation expense for the years ended December 31, 2013, 2012 and 2011 was $4.9 million, $5.4 million and $1.9 million, respectively. For unvested stock options, the Company had $12.7 million of total unrecognized compensation cost at December 31, 2013, which is expected to be recognized over a weighted-average period of 1.4 years. For RSUs, the Company had $4.0 million of total unrecognized compensation cost at December 31, 2013, which is expected to be recognized over a weighted-average period of 1.8 years.

On October 1, 2013, the Company and Charles E. Cauthen, the Company’s Executive Vice President and Chief Financial Officer, entered into a separation agreement, pursuant to which the vesting dates of certain stock options awarded to Mr. Cauthen would be accelerated. The acceleration of vesting dates for these awards was considered a Type III modification in accordance with the authoritative guidance for share-based compensation, and, as a result, the Company reversed all expense previously recorded for these awards and will record the incremental compensation expense over the new requisite service period. The total incremental compensation expense resulting from this modification was $3.0 million. The net effect to share-based compensation expense associated with these awards was $1.1 million for the year ended December 31, 2013, after considering the reversal of share-based compensation expense previously recorded in accordance with these awards’ original terms.

22.	Income Taxes

From 2009 through June 30, 2011, the Company operated as a REIT. During this period, the Company was generally not subject to federal income tax at the REIT level on the net taxable income distributed to stockholders, but the Company was subject to federal corporate-level tax on the net taxable income of taxable REIT subsidiaries, and was subject to taxation in various state and local jurisdictions. In addition, the Company was required to distribute at least 90% of its REIT taxable income to stockholders and to meet various other requirements imposed by the U.S. Internal Revenue Code, or the Code. As a result of the acquisition of Green Tree, the Company lost its REIT status retroactive to January 1, 2011 and is now subject to U.S. federal income and applicable state and local taxes at regular corporate rates.

For the years ended December 31, 2013, 2012 and 2011, the Company recorded income tax expense (benefit) of $159.4 million, $(13.3) million and $60.3 million, respectively. The increase in the income tax expense for the year ended December 31, 2013 as compared to 2012 results primarily from an increase in income before taxes and changes in corporate operations during the current year, which were driven by the Company’s recent business and asset acquisitions. The fluctuation in income tax expense for the year ended December 31, 2012 as compared to 2011 was due primarily to the tax benefit resulting from the loss before income taxes in 2012 offset by the loss of REIT status in 2011 which resulted in an increase in deferred tax assets and liabilities.

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Income tax expense (benefit) consists of the following components (in thousands):

	For the Years Ended December 31,
	2013	2012	2011
Current
Federal	$54,093	$8,376	$18,996
State and local	7,840	680	2,526

Current income tax expense	61,933	9,056	21,522
Deferred
Federal	84,974	(20,695)	32,432
State and local	12,444	(1,678)	6,310

Deferred income tax expense (benefit)	97,418	(22,373)	38,742
Total income tax expense (benefit)	$159,351	$(13,317)	$60,264

Income tax expense (benefit) at the Company’s effective tax rate differed from the statutory tax rate as follows (in thousands):

	For the Years Ended December 31,
	2013	2012	2011
Income (loss) before income taxes	$412,818	$(35,451)	$(6,133)

Tax provision at statutory tax rate of 35%	144,486	(12,408)	(2,147)
Effect of:
Impact of loss of REIT qualification	—	—	62,660
State and local income tax	12,828	(1,266)	(1,311)
Permanent acquisition costs	—	610	—
Contingent purchase price	1,680	—	—
Other	357	(253)	1,062

Total income tax expense (benefit)	$159,351	$(13,317)	$60,264

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Deferred tax assets and liabilities represent the basis differences between assets and liabilities measured for financial reporting versus income-tax return purposes. The following table summarizes the significant components of deferred tax assets and liabilities (in thousands):

	December 31,
	2013	2012
Deferred tax assets
Reverse loans	$41,330	$28,424
Accrued expenses	26,260	15,282
Servicer curtailment	21,635	—
Mandatory call obligation	20,169	20,919
Intangible assets	19,929	9,308
Unrecognized tax benefits	8,537	8,753
Share-based compensation	7,676	7,546
Deferred revenue	1,178	5,540
Capital loss carryforwards	—	22,922
Other	34,408	20,219

Total deferred tax assets	181,122	138,913
Valuation allowance	(7,453)	(30,712)

Total deferred tax assets, net of valuation allowance	173,669	108,201
Deferred tax liabilities
Net investment in residential loans	(53,715)	(54,231)
Discount on convertible notes	(27,969)	(32,384)
Goodwill	(35,080)	(20,434)
Intangible assets	(12,369)	(17,083)
Deferred debt issuance costs	(10,955)	(8,635)
Servicing rights	(143,087)	(8,003)
Other	(12,101)	(8,448)

Total deferred tax liabilities	(295,276)	(149,218)

Net deferred tax assets (liabilities)	$(121,607)	$(41,017)

The following table summarizes the activity in the valuation allowance on deferred tax assets (in thousands):

	For the Years Ended December 31,
	2013	2012	2011
Balance at beginning of year	$30,712	$29,899	$5,101
Charges to income tax expense	72	894	25,520
Deductions	(23,331)	(81)	(722)

Balance at end of year	$7,453	$30,712	$29,899

The Company is required to establish a valuation allowance for deferred tax assets and record a charge to income if it is determined, based on available evidence at the time the determination is made, that it is more likely than not that some portion or all of the deferred tax assets will not be realized. If the Company did conclude that a valuation allowance was required, the resulting loss could have a material adverse effect on its

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financial condition and results of operations. In 2012, the Company performed an analysis to evaluate the need for a valuation allowance. This analysis recognized that the Company was in a cumulative loss before tax position for the three-year period ended December 31, 2012 due to the loss on extinguishment of debt recorded during the year ended December 31, 2012. This was considered significant and objective evidence that the Company may not be able to realize some portion of the deferred tax assets in the future. As of December 31, 2013, the Company was no longer in a three-year cumulative loss position.

The valuation allowance recorded at December 31, 2012 related primarily to certain capital loss carryforwards for which the Company concluded it was more likely than not that these items would not be realized in the ordinary course of operations before they expire. In 2013, these pre-REIT capital loss carryforwards expired. As such, these carryforwards and the related valuation allowance were written off during the year ended December 31, 2013. There was no impact to the Company’s effective tax rate as a result of this change in the valuation allowance. In addition, the Company wrote off certain non-deductible interest and the related valuation allowance, as well as the net release of the valuation allowance related to certain state tax net operating losses. The net impact to the Company’s effective tax rate had an immaterial effect on the Company’s consolidated financial statements.

At December 31, 2013, the Company had net operating loss carryforwards of $8.9 million that will expire in 2028 through 2031.

Income Tax Exposure

The Company was part of the Walter Energy consolidated group prior to the spin-off from Walter Energy, the principal agent, on April 17, 2009. As such, the Company is jointly and severally liable with Walter Energy for any final taxes, interest, and/or penalties owed by the Walter Energy consolidated group during the time that the Company was a part of the Walter Energy consolidated group. However, in connection with the spin-off of the Company’s business from Walter Energy, the Company and Walter Energy entered into a Tax Separation Agreement dated April 17, 2009, pursuant to which Walter Energy is responsible for the payment of all federal income taxes (including any interest or penalties applicable thereto) of the consolidated group. Nonetheless, to the extent that Walter Energy is unable to pay any amounts owed, the Company could be responsible for any unpaid amounts including, according to Walter Energy’s most recent public filing on Form 10-K, those relating to the following:

•	The Internal Revenue Service, or IRS, has filed a proof of claim for a substantial amount of taxes, interest, and penalties with respect to fiscal years ended August 31, 1983 through May 31, 1994. The public filing goes on to disclose that issues have been litigated in bankruptcy court and that an opinion was issued by the court in June 2010 as to the remaining disputed issues. The filing further states that the amounts initially asserted by the IRS do not reflect the subsequent resolution of various issues through settlements or concessions by the parties. Walter Energy believes that any financial exposure with respect to those issues that have not been resolved or settled by the Proof of Claim is limited to interest and possible penalties and the amount of tax assessed has been offset by tax reductions in future years. All of the issues in the Proof of Claim, which have not been settled or conceded, have been litigated before the Bankruptcy Court and are subject to appeal, but only at the conclusion of the entire adversary proceedings.

•

The IRS completed its audit of Walter Energy’s federal income tax returns for the years ended May 31, 2000 through December 31, 2005. The IRS issued 30-Day Letters to Walter Energy proposing changes to tax for these tax years which Walter Energy has protested. Walter Energy’s filing states that the

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disputed issues in this audit period are similar to the issues remaining in the above-referenced dispute and therefore Walter Energy believes that its financial exposure for these years is limited to interest and possible penalties.

•	While the IRS had completed its audit of Walter Energy’s federal income tax returns for the years 2006 to 2008 and issued 30-Day Letters to Walter Energy proposing changes to tax for these tax years which Walter Energy has protested, the IRS reopened the audit of these periods in 2012. Walter Energy’s filing states that the disputed issues in this audit period are similar to the issue remaining in the above-referenced dispute and therefore Walter Energy believes that its financial exposure for these years is limited to interest and possible penalties.

•	Walter Energy reports that the IRS is conducting an audit of Walter Energy’s tax returns filed for 2009 and 2010. Since examination is ongoing, Walter Energy cannot estimate the amount of any resulting tax deficiency or overpayment, if any.

Walter Energy reports that it believes that all of its current and prior tax filing positions have substantial merit and intends to defend vigorously any tax claims asserted and they believe that they have sufficient accruals to address any claims, including interest and penalties, and as a result, believes that any potential difference between actual losses and costs incurred and the amounts accrued would be immaterial.

The Tax Separation Agreement also provides that Walter Energy is responsible for the preparation and filing of any tax returns for the consolidated group for the periods when the Company was part of the Walter Energy consolidated group. This arrangement may result in conflicts between Walter Energy and the Company. In addition, the spin-off of the Company from Walter Energy was intended to qualify as a tax-free spin-off under Section 355 of the Code. The Tax Separation Agreement provides generally that if the spin-off is determined not to be tax-free pursuant to Section 355 of the Code, any taxes imposed on Walter Energy or a Walter Energy shareholder as a result of such determination, or Distribution Taxes, which are the result of the acts or omissions of Walter Energy or its affiliates, will be the responsibility of Walter Energy. However, should Distribution Taxes result from the acts or omissions of the Company or its affiliates, such Distribution Taxes will be the responsibility of the Company. The Tax Separation Agreement goes on to provide that Walter Energy and the Company shall be jointly liable, pursuant to a designated allocation formula, for any Distribution Taxes that are not specifically allocated to Walter Energy or the Company. To the extent that Walter Energy is unable or unwilling to pay any Distribution Taxes for which it is responsible under the Tax Separation Agreement, the Company could be liable for those taxes as a result of being a member of the Walter Energy consolidated group for the year in which the spin-off occurred. The Tax Separation Agreement also provides for payments from Walter Energy in the event that an additional taxable dividend is required to cure a REIT disqualification from the determination of a shortfall in the distribution of non-REIT earnings and profits made immediately following the spin-off. As with Distribution Taxes, the Company will be responsible for this dividend if Walter Energy is unable or unwilling to pay.

Other Tax Exposure

On June 28, 2010, the Alabama Department of Revenue, or ADOR, preliminarily assessed financial institution excise tax of approximately $4.2 million, which includes interest and penalties, on a predecessor entity for the years 2004 through 2008. This tax is imposed on financial institutions doing business in the State of Alabama. The Company was informed that the ADOR had requested legal advice with regard to the application of certain provisions of the Alabama Constitution in response to issues the Company had previously raised in its protests to the initial assessments. In November 2012, the Company received communication from the State of

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Alabama that they anticipate issuing a final assessment if payment is not made. The Company has contested the assessment and believes that it did not meet the definition of a financial institution doing business in the State of Alabama as defined by the Alabama Tax Code.

Uncertain Tax Positions

The Company recognizes tax benefits in accordance with the accounting guidance concerning uncertainty in income taxes. This guidance establishes a more-likely-than-not recognition threshold that must be met before a tax benefit can be recognized in the financial statements.

A reconciliation of the beginning and ending balances of the total liability for unrecognized tax benefits is as follows (in thousands):

	For the Years Ended December 31,
	2013	2012	2011
Gross unrecognized tax benefits at the beginning of the year	$17,537	$9,026	$7,671
Increases (reductions) related to prior year tax positions	(5,921)	8,602	1,335
Increases related to current year tax positions	2,044	1,255	166
Reductions as a result of a lapse of the statute of limitations	(1,137)	(1,346)	(146)

Gross unrecognized tax benefits at the end of the year	$12,523	$17,537	$9,026

The total amount of unrecognized tax benefits that would affect the effective tax rate if recognized is $6.1 million and $7.0 million at December 31, 2013 and 2012, respectively. For the years ended December 31, 2013, 2012 and 2011, income tax expense includes $0.7 million, $1.0 million and $0.3 million, respectively, for interest and penalties accrued on the liability for unrecognized tax benefits. At December 31, 2013 and 2012, accrued interest and penalties were $8.0 million and $8.8 million, respectively, which are included in payables and accrued liabilities on the consolidated balance sheets.

The Company’s tax years that remain subject to examination by the IRS are 2010 through 2013 and by various states are 1998 through 2013.

23.	Common Stock and Earnings (Loss) Per Share

Common Stock Issuance

In July 2011, the Company issued 1,812,532 shares to partially fund the acquisition of Green Tree.

In October 2012, the Company issued 6,900,000 shares as part of an offering, which generated net proceeds of $276.1 million after deducting underwriting discounts and commissions and offering expenses. The Company used $95.0 million of these net proceeds to partially fund its acquisition of RMS.

In November 2012, the Company issued 891,265 shares to partially fund the acquisition of RMS. Refer to Note 3 for further information.

Dividends on Common Stock

The decision to declare and pay dividends is made at the discretion of the Company’s Board of Directors and will depend on, among other things, results of operations, cash requirements, financial condition, contractual

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restrictions and other factors that the Company’s Board of Directors may deem relevant. In addition, the Company’s ability to pay dividends is limited by conditions set forth in the agreements governing the 2013 Secured Credit Facilities and Senior Notes.

In November 2011, the Company paid a special dividend of $6.2 million to shareholders, of which $0.6 million was settled in cash and $5.6 million in shares of the Company’s common stock. The special dividend represented an additional payment associated with taxable income for the year ended December 31, 2010 in order to satisfy REIT distribution requirements. The number of shares issued in the special dividend was calculated based on the closing price per share of the Company’s common stock on October 27, 2011.

Earnings (Loss) Per Share

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings (loss) per share computations shown on the consolidated statements of comprehensive income (loss) (dollars in thousands):

	For the Years Ended December 31,
	2013	2012	2011
Basic earnings (loss) per share
Net income (loss)	$253,467	$(22,134)	$(66,397)
Less: Net income allocated to unvested participating securities	(3,719)	—	—

Net income (loss) available to common stockholders (numerator)	249,748	(22,134)	(66,397)
Weighted-average common shares outstanding (denominator)	37,003	30,397	27,593

Basic earnings (loss) per share	$6.75	$(0.73)	$(2.41)

Diluted earnings (loss) per share
Net income (loss)	$253,467	$(22,134)	$(66,397)
Less: Net income allocated to unvested participating securities	(3,651)	—	—

Net income (loss) available to common stockholders (numerator)	249,816	(22,134)	(66,397)
Weighted-average common shares outstanding	37,003	30,397	27,593
Add: Effect of dilutive stock options and convertible notes	698	—	—

Diluted weighted-average common shares outstanding (denominator)	37,701	30,397	27,593

Diluted earnings (loss) per share	$6.63	$(0.73)	$(2.41)

The Company’s unvested RSUs are considered participating securities. During periods of net income, the calculation of earnings per share for common stock is adjusted to exclude the income attributable to the participating securities from the numerator and exclude the dilutive impact of those shares from the denominator. During periods of net loss, no effect is given to the participating securities because they do not share in the losses of the Company. Due to the net loss recognized during the years ended December 31, 2012 and 2011, approximately 0.7 million and 0.3 million participating securities, respectively, were excluded from the calculation of basic and diluted loss per share because the effect would be antidilutive.

The calculation of diluted earnings (loss) per share does not include 5.9 million, 6.9 million and 0.7 million shares for the years ended December 31, 2013, 2012 and 2011, respectively, because their effect would have been antidilutive. The Convertible Notes are antidilutive when calculating earnings per share when the Company’s average stock price is less than $58.80. Upon conversion of the Convertible Notes, the Company may

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pay or deliver, at its option, cash, shares of the Company’s common stock, or a combination of cash and shares of common stock. It is the Company’s intent to settle all conversions through combination settlement, which involves repayment of an amount of cash equal to the principal amount and any excess of conversion value over the principal amount in shares of common stock.

24.	Supplemental Disclosures of Cash Flow Information

The Company’s supplemental disclosures of cash flow information are summarized as follows (in thousands):

	For the Years Ended December 31,
	2013	2012	2011
Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$278,679	$209,943	$154,815
Cash paid for income taxes	96,849	33,319	18,752
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Servicing rights capitalized upon transfers of loans	187,749	—	—
Real estate owned acquired through foreclosure	107,629	73,513	68,011
Residential loans originated to finance the sale of real estate owned	63,219	58,376	71,242
Acquisition of servicing rights	—	21,011	—
Issuance of common stock for acquisitions	—	41,346	40,220
Stock dividend	—	—	5,580

25.	Segment Reporting

Management has organized the Company into six reportable segments based primarily on its services as follows:

•	Servicing — consists of operations that perform servicing for third-party investors in forward loans, as well as for the Loans and Residuals segment and for the Non-Residual Trusts. Beginning in the first quarter of 2013, the Servicing segment services forward loans that have been originated or purchased by the Originations segment and sold to third-parties with servicing rights retained.

•	Originations — consists of operations that originate and purchase forward loans that are sold to third parties with servicing rights generally retained. The Originations segment was previously included in the Other segment, but became a reportable operating segment because of growth in the business resulting from the acquisition of the ResCap net assets. Activity prior to the acquisition of the ResCap net assets primarily consisted of brokerage operations whereby the Originations segment received origination commissions.

•	Reverse Mortgage — consists of operations that purchase and originate reverse loans that are securitized but remain on the consolidated balance sheet as collateral for secured borrowings. This segment also performs servicing for third-party investors in reverse loans and provides other ancillary services for the reverse mortgage market.

•	Asset Receivables Management — performs collections of post charge-off deficiency balances on behalf of third-party securitization trusts and other asset owners.

•	Insurance — provides voluntary and lender-placed hazard insurance for residential loan customers, as well as other ancillary products, to third parties and the Loans and Residuals segment through the Company’s insurance agency for a commission.

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•	Loans and Residuals — consists of the assets and mortgage-backed debt of the Residual Trusts and the unencumbered residential loan portfolio and real estate owned, all of which are associated with forward loans.

The Company has revised its presentation of financial results by reportable segment for the years ended December 31, 2012 and 2011 to reflect the results of its Originations segment, which was previously included in Other.

In order to reconcile the financial results for the Company’s reportable segments to the consolidated results, the Company has presented the revenue and expenses and total assets of the Non-Residual Trusts and other non-reportable operating segments, as well as certain corporate expenses that have not been allocated to the business segments, in Other. Intersegment servicing and insurance revenues and expenses have been eliminated. Intersegment revenues are recognized on the same basis of accounting as such revenue is recognized on the consolidated statements of comprehensive income (loss).

Presented in the tables below are the Company’s financial results by reportable segment reconciled to consolidated income (loss) before income taxes and total assets by reportable segment reconciled to consolidated total assets (in thousands):

	For the Year Ended December 31, 2013
	Servicing	Originations	Reverse Mortgage	Asset Receivables Management	Insurance	Loans and Residuals	Other	Eliminations	Total Consolidated
REVENUES
Net servicing revenue and fees(1)	$734,456	$—	$27,342	$40,759	$—	$—	$—	$(19,168)	$783,389
Net gains on sales of loans	—	594,341	4,633	—	—	—	—	—	598,974
Interest income on loans	—	—	—	—	—	144,651	—	—	144,651
Net fair value gains on reverse loans and related HMBS obligations	—	—	120,382	—	—	—	—	—	120,382
Insurance revenue	—	—	—	—	84,478	—	—	—	84,478
Other revenues	7,322	36,100	15,307	183	29	9	11,714	(39)	70,625

Total revenues	741,778	630,441	167,664	40,942	84,507	144,660	11,714	(19,207)	1,802,499
EXPENSES
Interest expense	25,921	28,469	7,974	—	—	86,974	123,317	—	272,655
Depreciation and amortization	37,872	10,836	11,145	6,260	4,883	—	31	—	71,027
Provision for loan losses	—	—	—	—	—	1,229	—	—	1,229
Other expenses, net	452,978	328,150	148,193	22,840	33,655	24,188	47,545	(19,207)	1,038,342

Total expenses	516,771	367,455	167,312	29,100	38,538	112,391	170,893	(19,207)	1,383,253
OTHER GAINS (LOSSES)
Loss on extinguishment	—	—	—	—	—	—	(12,489)	—	(12,489)
Other net fair value gains (losses)	(850)	—	—	—	—	181	6,730	—	6,061

Total other gains (losses)	(850)	—	—	—	—	181	(5,759)	—	(6,428)

Income (loss) before income taxes	$224,157	$262,986	$352	$11,842	$45,969	$32,450	$(164,938)	$—	$412,818

	At December 31, 2013
Total assets	$4,261,119	$1,450,366	$9,192,799	$51,699	$223,191	$1,497,882	$1,861,922	$(1,151,449)	$17,387,529

(1)	The Company’s Servicing and Asset Receivables Management segments include net servicing revenue and fees of $18.8 million and $0.4 million, respectively, associated with intercompany activity with the Loans and Residuals and Other segments.

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	For the Year Ended December 31, 2012
	Servicing	Originations	Reverse Mortgage	Asset Receivables Management	Insurance	Loans and Residuals	Other	Eliminations	Total Consolidated
REVENUES
Net servicing revenue and fees(1)	$346,158	$—	$4,428	$38,876	$—	$—	$—	$(20,953)	$368,509
Net gains on sales of loans	—	648	—	—	—	—	—	—	648
Interest income on loans	—	—	—	—	—	154,351	—	—	154,351
Net fair value gains on reverse loans and related HMBS obligations	—	—	7,279	—	—	—	—	—	7,279
Insurance revenue	—	—	—	—	73,249	—	—	—	73,249
Other revenues	2,773	5,269	1,858	49	659	5	9,206	(48)	19,771

Total revenues	348,931	5,917	13,565	38,925	73,908	154,356	9,206	(21,001)	623,807
EXPENSES
Interest expense	4,882	20	1,217	—	—	96,337	77,215	—	179,671
Depreciation and amortization	34,719	132	1,236	7,774	5,377	—	29	—	49,267
Provision for loan losses	—	—	—	—	—	13,352	—	—	13,352
Other expenses, net	262,515	8,140	7,991	22,623	35,175	28,623	31,544	(21,001)	375,610

Total expenses	302,116	8,292	10,444	30,397	40,552	138,312	108,788	(21,001)	617,900
OTHER GAINS (LOSSES)
Loss on extinguishments	—	—	—	—	—	—	(48,579)	—	(48,579)
Other net fair value gains (losses)	(1,056)	—	—	—	—	(116)	8,393	—	7,221

Total other gains	(1,056)	—	—	—	—	(116)	(40,186)	—	(41,358)

Income (loss) before income taxes	$45,759	$(2,375)	$3,121	$8,528	$33,356	$15,928	$(139,768)	$—	$(35,451)

	At December 31, 2012
Total assets	$1,700,251	$15,197	$6,340,693	$55,287	$182,897	$1,599,742	$1,438,405	$(354,295)	$10,978,177

(1)	The Company’s Servicing and Asset Receivables Management segments include net servicing revenue and fees of $20.4 million and $0.5 million, respectively, associated with intercompany activity with the Loans and Residuals and Other segments.

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	For the Year Ended December 31, 2011
	Servicing	Originations	Asset Receivables Management	Insurance	Loans and Residuals	Other	Eliminations	Total Consolidated
REVENUES
Net servicing revenue and fees(1)	$168,642	$—	$14,275	$—	$—	$—	$(25,363)	$157,554
Interest income on loans	—	—	—	—	164,794	—	—	164,794
Insurance revenue	—	—	—	43,752	—	—	(2,101)	41,651
Other revenues	2,993	795	—	1,245	—	4,819	—	9,852

Total revenues	171,635	795	14,275	44,997	164,794	4,819	(27,464)	373,851
EXPENSES
Interest expense	3,096	—	—	—	91,075	42,075	—	136,246
Depreciation and amortization	17,815	16	3,906	2,706	—	12	—	24,455
Provision for loan losses	—	—	—	—	6,016	—	—	6,016
Other expenses, net	135,994	922	8,995	29,990	37,223	28,746	(27,464)	214,406

Total expenses	156,905	938	12,901	32,696	134,314	70,833	(27,464)	381,123
OTHER GAINS (LOSSES)
Gain on extinguishments	—	—	—	—	95	—	—	95
Other net fair value gains	(607)	—	—	—	965	686	—	1,044

Total other gains (losses)	(607)	—	—	—	1,060	686	—	1,139

Income (loss) before income taxes	$14,123	$(143)	$1,374	$12,301	$31,540	$(65,328)	$—	$(6,133)

(1)	The Company’s Servicing segment includes net servicing revenue and fees of $25.4 million associated with intercompany activity with the Loans and Residuals and Other segments. The Insurance segment includes insurance revenue of $2.1 million associated with intercompany activity with the Loans and Residual segment.

26.	Capital Requirements

The Company and its subsidiaries are required to maintain regulatory compliance with GSE and other agency and state program requirements, some of which are financial covenants related to minimum levels of net worth and other financial requirements. To the extent that these mandatory capital requirements are not met, the Company’s selling and servicing agreements could be terminated.

Due to the accounting treatment for reverse loans as secured borrowings when transferred, RMS has obtained an indefinite waiver for certain of these requirements from Ginnie Mae and through June 2014 from Fannie Mae. In addition, the Company has provided a guarantee beginning on the date of acquisition of RMS whereby the Company guarantees its performance and obligations under the Ginnie Mae HMBS Program. In the event that the Company fails to honor this guarantee, Ginnie Mae could terminate RMS’ status as a qualified

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

issuer of HMBS as well as take other actions permitted by law that could impact the operations of RMS, including the termination or suspension of RMS’ servicing rights associated with reverse loans guaranteed by Ginnie Mae HMBS. Ginnie Mae has continued to affirm RMS’ current commitment authority to issue HMBS. In addition the Company has provided a guarantee dated May 31, 2013 whereby it guarantees RMS’ performance obligations with Fannie Mae under a mortgage selling and servicing contract between RMS and Fannie Mae. RMS does not currently sell Fannie Mae loans. However, in the event that the Company fails to honor this guarantee, Fannie Mae could disallow the servicing of its loans and participation interests by RMS.

Except as described above, the Company was in compliance with all of its capital requirements at December 31, 2013 and 2012. The minimum tangible net worth required of the Company’s subsidiaries by GSEs and state-imposed regulatory mandates have ranges of $0.1 million through $399.0 million and $0.3 million through $114.7 million at December 31, 2013 and 2012, respectively.

27.	Commitments and Contingencies

Mandatory Repurchase Obligation

The Company has a mandatory obligation to repurchase loans at par from an investor when loans become 90 days past due. The total loans outstanding and subject to being repurchased were $77.0 million at December 31, 2013. The Company has estimated the fair value of this contingent liability at December 31, 2013 as $8.2 million, which is included in payables and accrued liabilities on the consolidated balance sheet. The Company estimates that the undiscounted losses to be incurred from the mandatory repurchase obligation over the remaining lives of the loans are $10.1 million at December 31, 2013.

Professional Fees Liability Related to Certain Securitizations

The Company has a contingent liability related to payments for certain professional fees that it will be required to make over the remaining life of various securitization trusts, which are based in part on the outstanding principal balance of the debt issued by these trusts. At December 31, 2013, the Company estimated the fair value of this contingent liability at $6.6 million, which is included in payables and accrued liabilities on the consolidated balance sheet. The Company estimates that the gross amount of payments it expects to pay over the remaining lives of the securitizations is $8.5 million at December 31, 2013.

Letter of Credit Reimbursement Obligation

The Company has an obligation to reimburse a third party for the final $165.0 million in LOCs if drawn for an aggregate of eleven securitization trusts on the LOCs issued to these trusts by a third party. Seven of these securitization trusts were consolidated on the Company’s consolidated balance sheets due to the Company’s mandatory clean-up call obligation related to these trusts. The LOCs were issued by a third party as credit enhancements to these eleven securitizations and, accordingly, the securitization trusts will draw on these LOCs if there are insufficient cash flows from the underlying collateral to pay the debt holders. The total amount available on these LOCs for all eleven securitization trusts was $273.6 million at December 31, 2013. Based on the Company’s estimates of the underlying performance of the collateral in these securitizations, the Company does not expect that the final $165.0 million will be drawn, and therefore, no liability for the fair value of this obligation has been recorded on the Company’s consolidated balance sheets, although actual performance may differ from this estimate in the future. Refer to the Consolidated Variable Interest Entities section of Note 4 for additional information.

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Mandatory Clean-Up Call Obligation

The Company is obligated to exercise the mandatory clean-up call obligations assumed as part of an agreement to acquire the rights to service the loans in the Non-Residual Trusts. The Company expects to call these securitizations beginning in 2017 and continuing through 2019. The total outstanding balance of the residential loans expected to be called at the respective call dates is $418.4 million. Refer to Note 4 and for additional information.

Unfunded Commitments

Reverse Mortgage Segment

The Company has floating-rate reverse loans in which the borrowers have additional borrowing capacity of $705.3 million, and similar commitments on fixed rate reverse loans of $25.9 million at December 31, 2013. This additional borrowing capacity is primarily in the form of undrawn lines of credit, with the balance available on a scheduled or unscheduled payment basis. The Company also has short-term commitments to lend $31.0 million and commitments to purchase and sell loans totaling $20.6 million and $126.8 million, respectively, at December 31, 2013.

Originations Segment

The Company also has short-term commitments to lend $2.2 billion and commitments to purchase loans totaling $7.9 million at December 31, 2013. The Company also has commitments to sell $2.9 billion and purchase $308.7 million in mortgage-backed securities at December 31, 2013.

Representations and Warranties

The Company sells and securitizes conventional conforming and federally-insured forward loans predominantly to GSEs, such as Fannie Mae. The Company may also sell residential loans, primarily those that do not meet criteria for whole loan sales to GSEs, through whole loan sales to private non-GSE purchasers. In doing so, representations and warranties regarding certain attributes of the loans are made to the GSE or the third-party purchaser. Subsequent to the sale or securitization, if it is determined that the loans sold are in breach of these representations or warranties, the Company generally has an obligation to either: (1) repurchase the loan for the unpaid principal balance, accrued interest, and related advances, (2) indemnify the purchaser, or (3) make the purchaser whole for the economic benefits of the loan.

The Company’s representations and warranties are generally not subject to stated limits of exposure. However, management believes that the current unpaid principal balance of loans sold by the Company to date represents the maximum exposure to repurchases related to representations and warranties.

The Company’s obligations vary based upon the nature of the repurchase demand and the current status of the residential loan. The Company’s estimate of the liability associated with risk and warranties exposure was $9.3 million at December 31, 2013 and is recorded in payables and accrued liabilities on the consolidated balance sheet.

Third-Party Services Agreements

The Company has entered into a third-party services agreement with ResCap as debtors in possession in the Chapter 11 case in the U.S. Bankruptcy Court, or the ResCap Estate, pursuant to which the ResCap Estate

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provided during the year ended December 31, 2013, on a short-term basis, certain services with regard to employees that the Company acquired in connection with its acquisition of the ResCap net assets. At December 31, 2013, these services are no longer provided.

Mortgage Servicing

The Company services loans originated and securitized by the Company or one of its subsidiaries and also services loans on behalf of securitization trusts or other investors. The Company’s servicing obligations are set forth in industry regulations established by HUD/FHA and in servicing and sub-servicing agreements with the applicable counterparties, such as Fannie Mae and other investors. Both the regulations and the servicing agreements provide that the servicer may be liable for failure to perform its servicing obligations and further provide remedies for certain servicer breaches.

Subsequent to the completion of the acquisition of RMS, the Company discovered a failure by RMS to record certain liabilities to HUD, FHA, and/or investors related to servicing errors by RMS. FHA regulations provide that servicers meet a series of event-specific timeframes during the default, foreclosure, conveyance, and mortgage insurance claim cycles. Failure to timely meet any processing deadline may stop the accrual of debenture interest otherwise payable in satisfaction of a claim under the FHA mortgage insurance contract and the servicer may be responsible to HUD for debenture interest that is not self-curtailed by the servicer, or for making the investor whole for any interest curtailed by FHA due to not meeting the required event-specific timeframes. The Company has a curtailment obligation liability of $53.9 million at December 31, 2013 related to the foregoing which reflects management’s best estimate of the probable lifetime claim. The curtailment liability is recorded in payables and accrued liabilities on the consolidated balance sheet. The Company assumed $46.0 million of this liability through the acquisition of RMS, which resulted in a corresponding offset to goodwill and deferred tax assets. The Company also recorded a provision related to the curtailment liability of $6.3 million for the year ended December 31, 2013, which is included in general and administrative expenses on the consolidated statements of comprehensive income (loss). The Company has potential financial statement exposure for an additional $119.1 million related to similar claims, which are reasonably possible, but which the Company believes are the responsibility of third parties (e.g., prior servicers and/or investors). The Company’s potential exposure to this additional risk relates to the possibility that such third parties may claim that the Company is responsible for the servicing liability or that the Company exacerbated an existing failure by the third party. The actual amount, if any, of this exposure is difficult to estimate and requires significant management judgment as curtailment obligations are an emerging industry issue. Moreover, the Company is and will continue to pursue mitigation efforts to reduce both the direct exposure and the reasonably possible third-party-related exposure.

Litigation

As discussed in Note 22, Walter Energy is in dispute with the IRS on a number of federal income tax issues. Walter Energy has stated in its public filings that it believes that all of its current and prior tax filing positions have substantial merit and that Walter Energy intends to defend vigorously any tax claims asserted. Under the terms of the tax separation agreement between the Company and Walter Energy dated April 17, 2009, Walter Energy is responsible for the payment of all federal income taxes (including any interest or penalties applicable thereto) of the consolidated group, which includes the aforementioned claims of the IRS. However, to the extent that Walter Energy is unable to pay any amounts owed, the Company could be responsible for any unpaid amounts.

On July 24, 2013, a putative shareholder class action complaint was filed in the United States District Court for the Middle District of Florida against the Company, Mark O’Brien, Charles Cauthen, Denmar Dixon, Marc Helm and Robert Yeary captioned Cummings, et al. v. Walter Investment Management Corp., et al., 8:13-cv-01916-JDW-TBM. The complaint asserted federal securities law claims against the Company and the

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

individual defendants under Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder. Additional claims were asserted against the individual defendants under Section 20(a) of the Exchange Act. The complaint alleged that between May 9, 2012 and June 6, 2013 the Company and the individual defendants made material misstatements or omissions about the integrity of the Company’s financial reporting, including the reporting of expenses associated with certain financing transactions, and the liabilities associated with the Company’s acquisition of RMS. The complaint sought unspecified damages on behalf of the individuals or entities which purchased or otherwise acquired the Company’s securities from May 9, 2012 through June 6, 2013. On October 2, 2013, the plaintiff in the action filed a Notice of Voluntary Dismissal Without Prejudice. On October 3, 2013, the Court dismissed the action without prejudice and directed the clerk to close the case.

On October 2, 2013, the Company received a subpoena from the HUD Office of Inspector General requesting documents and other information concerning (i) the curtailment of interest payments on HECM loans serviced or sub-serviced by RMS and (ii) RMS’ contractual arrangements with a third-party vendor for the management and disposition of real estate owned properties. The Company is responding to the subpoena and at this stage does not have sufficient information to make an assessment of the outcome or impact of HUD’s investigation.

In response to a Civil Investigative Demand, or CID, from the Federal Trade Commission issued in November 2010 and a CID from the Consumer Financial Protection Bureau, or CFPB, in September 2012. Green Tree has produced documents and other information concerning a wide range of its operations. On October 7, 2013, the CFPB notified Green Tree, that the CFPB’s staff is considering recommending that the CFPB take action against Green Tree for alleged violations of various federal consumer financial laws. On February 20, 2014, the FTC and CFPB staff advised Green Tree that it has sought authority to bring an enforcement action and negotiate a resolution related to alleged violations of various federal consumer financial laws. The Company anticipates meeting with the staff in the near future to get a better understanding of the staff’s concerns and to see if the matter can be resolved. At this time, the Company does not have sufficient information to evaluate the merits of the potential enforcement action or to make an assessment of the likelihood or cost of any such resolution.

The Company is a party to a number of other lawsuits arising in the ordinary course of its business. While the results of such litigation cannot be predicted with certainty, the Company believes that the final outcome of such litigation will not have a materially adverse effect on the Company’s financial condition, results of operations, or cash flows.

Lease Obligations

The Company leases office space and office equipment under various operating lease agreements with terms expiring through 2020, exclusive of renewal option periods. Rent expense was $22.1 million, $12.3 million and $6.5 million for the years ended December 31, 2013, 2012 and 2011, respectively. Future minimum rental payments under operating leases at December 31, 2013 are as follows (in thousands):

2014	$22,262
2015	20,726
2016	17,439
2017	14,467
2018	7,585
Thereafter	5,273

Total	$87,752

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Transactions with Walter Energy

Following the spin-off in 2009 from Walter Energy, the Company and Walter Energy have operated independently, and neither has any ownership interest in the other. In order to allocate responsibility for overlapping or related aspects of their businesses, the Company and Walter Energy entered into certain agreements pursuant to which the Company and Walter Energy assume responsibility for various aspects of their businesses and agree to indemnify one another against certain liabilities that may arise from their respective businesses, including liabilities related to certain tax and litigation exposure.

28.	Quarterly Results of Operations (Unaudited)

The following tables summarize the Company’s unaudited consolidated results of operations on a quarterly basis for the years ended December 31, 2013 and 2012. The sum of the quarterly earnings (loss) per share amounts do not equal the amount reported for the full year since per share amounts are computed independently for each quarter and for the full year based on respective weighted-average shares outstanding and other dilutive potential shares.

Quarterly results of operations are summarized as follows (in thousands, except per share data):

	For the 2013 Quarters Ended
	December 31(3)	September 30	June 30 (1)	March 31(1)(2)
Total revenues	$402,839	$489,167	$595,964	$314,529
Total expenses	382,604	374,856	359,049	266,744
Other gains (losses)	(13,330)	6,507	1,656	(1,261)

Income before income taxes	6,905	120,818	238,571	46,524
Income tax expense (benefit)	(2,892)	48,129	95,339	18,775

Net income	$9,797	$72,689	$143,232	$27,749

Basic earnings per common and common equivalent share	$0.26	$1.93	$3.82	$0.74
Diluted earnings per common and common equivalent share	0.26	1.90	3.75	0.73

	For the 2012 Quarters Ended
	December 31(1)(3)(4)	September 30	June 30	March 31
Total revenues	$171,004	$149,073	$150,889	$152,841
Total expenses	176,033	141,621	150,902	149,344
Other gains (losses)	(50,032)	3,123	788	4,763

Income (loss) before income taxes	(55,061)	10,575	775	8,260
Income tax expense (benefit)	(20,953)	4,164	347	3,125

Net income (loss)	$(34,108)	$6,411	$428	$5,135

Basic earnings (loss) per common and common equivalent share	$(0.98)	$0.22	$0.01	$0.17
Diluted earnings (loss) per common and common equivalent share	(0.98)	0.21	0.01	0.17

(1)	During the third quarter of 2013, the Company reclassified net fair value gains on reverse loans and related HMBS obligations to a component of revenues, affecting the quarters noted above. These amounts were previously classified as a component of other gains (losses).

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(2)	During the second quarter of 2013, the Company made a correction to its accounting for certain purchased servicing rights and related intangible assets, which reduced total revenues and total expenses for the three months ended March 31, 2013. There was no significant impact on previously reported net income as a result of this change.
(3)	Other gains (losses) for the fourth quarter 2012 and the fourth quarter of 2013 include losses on extinguishment of debt of $48.6 million and $12.5 million, respectively.
(4)	The Company reclassified amortization of servicing rights, which was previously included as a component of depreciation and amortization, to net servicing revenue and fees. This change in presentation reduced total revenues and total expenses for the three months ended December 31, 2012. This change in presentation has been reflected in its quarterly filings with the Securities and Exchange Commission during 2013.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

29.	Separate Financial Information of Subsidiary Guarantors of Indebtedness

Guarantor Financial Statement Information

In accordance with the indenture governing the 7.875% Senior Notes due December 2021, certain existing and future 100% owned domestic subsidiaries of the Company have fully and unconditionally guaranteed the Senior Notes on a joint and several basis. These guarantor subsidiaries also guarantee the Company’s obligations under the 2013 Secured Credit Facilities. The indenture governing the Senior Notes contains customary exceptions under which a guarantor subsidiary may be released from its guarantee without the consent of the holders of the Senior Notes, including (1) the permitted sale, transfer or other disposition of all or substantially all of a guarantor subsidiary’s assets or common stock; (2) the designation of a restricted guarantor subsidiary as an unrestricted subsidiary; (3) the release of a guarantor subsidiary from its obligations under the 2013 Secured Credit Facilities and its guarantee of all other indebtedness of the Company and other guarantor subsidiaries; and (4) the defeasance of the obligations of the guarantor subsidiary by payment of the Senior Notes. Presented below are the condensed consolidating financial information of the Company, the guarantor subsidiaries on a combined basis, and the non-guarantor subsidiaries on a combined basis.

Condensed Consolidating Balance Sheet

December 31, 2013

(in thousands)

	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries and VIEs	Eliminations and Reclassifications	Consolidated
ASSETS
Cash and cash equivalents	$100,009	$388,644	$3,232	$—	$491,885
Restricted cash and cash equivalents	14,753	732,582	57,468	—	804,803
Residential loans at amortized cost, net	6,341	10,819	1,377,711	—	1,394,871
Residential loans at fair value	—	9,754,110	587,265	—	10,341,375
Receivables, net	51,681	223,767	43,747	—	319,195
Servicer and protective advances, net	—	1,337,218	62,647	(18,431)	1,381,434
Servicing rights, net	—	1,304,900	—	—	1,304,900
Goodwill	—	657,737	—	—	657,737
Intangible assets, net	—	115,364	7,042	—	122,406
Premises and equipment, net	277	155,570	—	—	155,847
Other assets	65,293	291,529	56,254	—	413,076
Due from affiliates, net	711,797	—	—	(711,797)	—
Investments in consolidated subsidiaries and variable interest entities	2,621,934	9,487	—	(2,631,421)	—

Total assets	$3,572,085	$14,981,727	$2,195,366	$(3,361,649)	$17,387,529

LIABILITIES AND STOCKHOLDERS’ EQUITY
Payables and accrued liabilities	$57,187	$429,199	$32,205	$(24,452)	$494,139
Servicer payables	—	735,225	—	—	735,225
Servicing advance liabilities	—	903,381	67,905	—	971,286
Debt	2,267,979	1,089,669	—	—	3,357,648
Mortgage-backed debt	—	—	1,887,862	—	1,887,862
HMBS related obligations at fair value	—	8,652,746	—	—	8,652,746
Deferred tax liability, net	79,903	38,846	2,920	(62)	121,607
Obligation to fund Non-Guarantor VIEs	—	45,194	—	(45,194)	—
Due to affiliates, net	—	703,170	6,139	(709,309)	—

Total liabilities	2,405,069	12,597,430	1,997,031	(779,017)	16,220,513
Stockholders’ equity:
Total stockholders’ equity	1,167,016	2,384,297	198,335	(2,582,632)	1,167,016

Total liabilities and stockholders’ equity	$3,572,085	$14,981,727	$2,195,366	$(3,361,649)	$17,387,529

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Balance Sheet

December 31, 2012

(in thousands)

	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries and VIEs	Eliminations and Reclassifications	Consolidated
ASSETS
Cash and cash equivalents	$366,393	$73,993	$1,668	$—	$442,054
Restricted cash and cash equivalents	14,001	581,434	57,903	—	653,338
Residential loans at amortized cost, net	5,086	9,453	1,475,782	—	1,490,321
Residential loans at fair value	—	6,063,713	646,498	—	6,710,211
Receivables, net	23,094	183,123	54,281	(1,489)	259,009
Servicer and protective advances, net	—	133,127	53,558	(13,638)	173,047
Servicing rights, net	—	242,712	—	—	242,712
Goodwill	—	580,378	—	—	580,378
Intangible assets, net	—	136,615	7,877	—	144,492
Premises and equipment, net	401	137,384	—	—	137,785
Deferred tax asset, net	—	44,942	—	(44,942)	—
Other assets	53,643	30,901	60,286	—	144,830
Due from affiliates, net	—	3,765	5,171	(8,936)	—
Investments in consolidated subsidiaries and variable interest entities	1,456,715	15,449	—	(1,472,164)	—

Total assets	$1,919,333	$8,236,989	$2,363,024	$(1,541,169)	$10,978,177

LIABILITIES AND STOCKHOLDERS’ EQUITY
Payables and accrued liabilities	$48,317	$204,984	$29,680	$(22,371)	$260,610
Servicer payables	—	587,929	—	—	587,929
Servicing advance liabilities	—	35,612	64,552	—	100,164
Debt	886,733	259,516	—	—	1,146,249
Mortgage-backed debt	—	—	2,072,728	—	2,072,728
HMBS related obligations at fair value	—	5,874,552	—	—	5,874,552
Deferred tax liability, net	83,462	—	2,641	(45,086)	41,017
Obligation to fund Non-Guarantor VIEs	—	49,865	—	(49,865)	—
Due to affiliates, net	5,893	—	—	(5,893)	—

Total liabilities	1,024,405	7,012,458	2,169,601	(123,215)	10,083,249
Stockholders’ equity:
Total stockholders’ equity	894,928	1,224,531	193,423	(1,417,954)	894,928

Total liabilities and stockholders’ equity	$1,919,333	$8,236,989	$2,363,024	$(1,541,169)	$10,978,177

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statement of Comprehensive Income

For the Year Ended December 31, 2013

(in thousands)

	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries and VIEs	Eliminations and Reclassifications	Consolidated
REVENUES
Net servicing revenue and fees	$—	$802,557	$111	$(19,279)	$783,389
Net gains on sales of loans	—	598,974	—	—	598,974
Interest income on loans	612	718	143,321	—	144,651
Net fair value gains on reverse loans and related HMBS obligations	—	120,382	—	—	120,382
Insurance revenue	—	78,469	6,009	—	84,478
Other revenues	739	69,184	20,135	(19,433)	70,625

Total revenues	1,351	1,670,284	169,576	(38,712)	1,802,499
EXPENSES
Salaries and benefits	918	548,874	7	—	549,799
General and administrative	30,497	456,423	30,387	(36,930)	480,377
Interest expense	123,629	60,064	89,521	(559)	272,655
Depreciation and amortization	124	70,068	835	—	71,027
Provision for loan losses	77	121	1,031	—	1,229
Other expenses, net	682	1,322	6,162	—	8,166

Total expenses	155,927	1,136,872	127,943	(37,489)	1,383,253
OTHER GAINS (LOSSES)
Losses on extinguishments	(12,489)	—	—	—	(12,489)
Other net fair value gains (losses)	(4,813)	(657)	11,531	—	6,061

Total other gains (losses)	(17,302)	(657)	11,531	—	(6,428)

Income (loss) before income taxes	(171,878)	532,755	53,164	(1,223)	412,818
Income tax expense (benefit)	(55,556)	208,459	6,921	(473)	159,351

Income (loss) before equity in earnings of consolidated subsidiaries and variable interest entities	(116,322)	324,296	46,243	(750)	253,467
Equity in earnings of consolidated subsidiaries and variable interest entities	369,789	13,009	—	(382,798)	—

Net income	$253,467	$337,305	$46,243	$(383,548)	$253,467

Comprehensive income	$253,472	$337,337	$46,168	$(383,505)	$253,472

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statement of Comprehensive Income (Loss)

For the Year Ended December 31, 2012

(in thousands)

	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries and VIEs	Eliminations and Reclassifications	Consolidated
REVENUES
Net servicing revenue and fees	$—	$387,087	$2,375	$(20,953)	$368,509
Net gains on sales of loans	—	648	—	—	648
Interest income on loans	328	696	153,327	—	154,351
Net fair value gains on reverse loans and related HMBS obligations	—	7,279	—	—	7,279
Insurance revenue	—	66,637	6,786	(174)	73,249
Other revenues	382	17,729	19,286	(17,626)	19,771

Total revenues	710	480,076	181,774	(38,753)	623,807
EXPENSES
Salaries and benefits	2,998	223,902	3,207	—	230,107
General and administrative	8,845	130,231	38,791	(41,631)	136,236
Interest expense	77,645	3,472	99,103	(549)	179,671
Depreciation and amortization	131	47,955	1,181	—	49,267
Provision for loan losses	590	77	12,685	—	13,352
Other expenses, net	760	859	7,648	—	9,267

Total expenses	90,969	406,496	162,615	(42,180)	617,900
OTHER GAINS (LOSSES)
Losses on extinguishments	(48,579)	—	—	—	(48,579)
Other net fair value gains (losses)	(1,197)	(1,178)	9,596	—	7,221

Total other gains (losses)	(49,776)	(1,178)	9,596	—	(41,358)

Income (loss) before income taxes	(140,035)	72,402	28,755	3,427	(35,451)
Income tax expense (benefit)	(48,808)	28,569	5,535	1,387	(13,317)

Income (loss) before equity in earnings of consolidated subsidiaries and variable interest entities	(91,227)	43,833	23,220	2,040	(22,134)
Equity in earnings of consolidated subsidiaries and variable interest entities	69,093	6,300	(438)	(74,955)	—

Net income (loss)	$(22,134)	$50,133	$22,782	$(72,915)	$(22,134)

Comprehensive income (loss)	$(22,057)	$50,082	$22,884	$(72,966)	$(22,057)

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statement of Comprehensive Income (Loss)

For the Year Ended December 31, 2011

(in thousands)

	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries and VIEs	Eliminations and Reclassifications	Consolidated
REVENUES
Net servicing revenue and fees	$—	$171,730	$11,569	$(25,745)	$157,554
Interest income on loans	2,603	3,414	158,777	—	164,794
Insurance revenue	—	33,086	10,965	(2,400)	41,651
Other revenues	4,126	7,863	6,604	(8,741)	9,852

Total revenues	6,729	216,093	187,915	(36,886)	373,851
EXPENSES
Salaries and benefits	3,478	104,614	9,644	—	117,736
General and administrative	41,280	46,472	27,666	(36,821)	78,597
Interest expense	42,188	1,296	96,702	(3,940)	136,246
Depreciation and amortization	—	22,925	1,530	—	24,455
Provision for loan losses	1,218	39	4,759	—	6,016
Other expenses, net	130	6,089	11,854	—	18,073

Total expenses	88,294	181,435	152,155	(40,761)	381,123
OTHER GAINS (LOSSES)
Gains on extinguishments	—	—	95	—	95
Other net fair value gains (losses)	(324)	2,304	(936)	—	1,044

Total other gains (losses)	(324)	2,304	(841)	—	1,139

Income (loss) before income taxes	(81,889)	36,962	34,919	3,875	(6,133)
Income tax expense (benefit)	58,098	(1,538)	2,191	1,513	60,264

Income (loss) before equity in earnings of consolidated subsidiaries and variable interest entities	(139,987)	38,500	32,728	2,362	(66,397)
Equity in earnings of consolidated subsidiaries and variable interest entities	73,590	(4,881)	(254)	(68,455)	—

Net income (loss)	$(66,397)	$33,619	$32,474	$(66,093)	$(66,397)

Comprehensive income (loss)	$(67,232)	$32,856	$32,320	$(65,176)	$(67,232)

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statement of Cash Flows

For the Year Ended December 31, 2013

(in thousands)

	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries and VIEs	Eliminations and Reclassifications	Consolidated
Cash flows provided by (used in) operating activities	$(99,050)	$(1,741,415)	$29,860	$130	$(1,810,475)

Investing activities
Purchases and originations of reverse loans held for investment	—	(3,020,937)	—	—	(3,020,937)
Principal payments received on reverse loans held for investment	—	372,375	—	—	372,375
Principal payments received on forward loans related to Residual Trusts	84	458	107,732	—	108,274
Principal payments received on forward loans related to Non-Residual Trusts	—	—	61,385	—	61,385
Payments received on receivables related to Non- Residual Trusts	—	—	14,804	—	14,804
Cash proceeds from sales of real estate owned, net related to Residual Trusts	254	80	7,396	—	7,730
Cash proceeds from sales of other real estate owned, net	—	23,184	7,510	—	30,694
Purchases of premises and equipment	—	(38,639)	—	—	(38,639)
Decrease (increase) in restricted cash and cash equivalents	(752)	(7,282)	(122)	—	(8,156)
Payments for acquisitions of businesses, net of cash acquired	(477,021)	(1,063)	—	—	(478,084)
Deposit for acquisitions	—	(179,185)	—	—	(179,185)
Acquisitions of servicing rights	—	(632,179)	—	—	(632,179)
Capital contributions to subsidiaries	(331,107)	(16,010)	—	347,117	—
Returns of capital from subsidiaries	37,796	30,307	—	(68,103)	—
Change in due from affiliates	(688,070)	(65,619)	(78,976)	832,665	—
Other	(15,200)	1,035	—	—	(14,165)

Cash flows provided by (used in) investing activities	(1,474,016)	(3,533,475)	119,729	1,111,679	(3,776,083)

Financing activities
Proceeds from issuance of debt, net of debt issuance costs	3,106,263	—	—	—	3,106,263
Payments on debt	(360,826)	(2,105)	—	—	(362,931)
Proceeds from securitizations of reverse loans	—	3,216,096	—	—	3,216,096
Payments on HMBS related obligations	—	(409,331)	—	—	(409,331)
Issuances of servicing advance liabilities	—	1,597,043	7,229	—	1,604,272
Payments on servicing advance liabilities	—	(729,274)	(3,876)	—	(733,150)
Net change in master repurchase agreements related to forward loans	—	929,015	—	—	929,015
Net change in master repurchase agreements related to reverse loans	—	(98,837)	—	—	(98,837)
Other debt issuance costs paid	(1,936)	(7,897)	—	—	(9,833)
Payments on mortgage-backed debt related to Residual Trusts	—	—	(112,449)	—	(112,449)
Payments on mortgage-backed debt related to Non-Residual Trusts	—	—	(87,920)	—	(87,920)
Extinguishments and settlement of debt and mortgage-backed debt	(1,405,424)	—	—	—	(1,405,424)
Capital contributions	—	331,107	16,010	(347,117)	—
Capital distributions	—	(10,837)	(57,266)	68,103	—
Change in due to affiliates	(29,618)	772,554	90,284	(833,220)	—
Other	(1,777)	2,007	(37)	425	618

Cash flows provided by (used in) financing activities	1,306,682	5,589,541	(148,025)	(1,111,809)	5,636,389

Net increase (decrease) in cash and cash equivalents	(266,384)	314,651	1,564	—	49,831
Cash and cash equivalents at the beginning of the year	366,393	73,993	1,668	—	442,054

Cash and cash equivalents at the end of the year	$100,009	$388,644	$3,232	$—	$491,885

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statement of Cash Flows

For the Year Ended December 31, 2012

(in thousands)

	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries and VIEs	Eliminations and Reclassifications	Consolidated
Cash flows provided by (used in) operating activities	$(78,619)	$118,733	$25,633	$3,873	$69,620

Investing activities
Purchases and originations of reverse loans held for investment	—	(594,315)	—	—	(594,315)
Principal payments received on reverse loans held for investment	—	29,658	—	—	29,658
Principal payments received on forward loans related to Residual Trusts	148	124	96,766	—	97,038
Principal payments received on forward loans related to Non-Residual Trusts	—	—	62,884	—	62,884
Payments received on receivables related to Non-Residual Trusts	—	—	16,096	—	16,096
Cash proceeds from sales of real estate owned, net related to Residual Trusts	670	319	6,872	—	7,861
Cash proceeds from sales of real estate owned, net	—	3,198	8,185	—	11,383
Purchases of premises and equipment	—	(11,408)	—	—	(11,408)
Decrease (increase) in restricted cash and cash equivalents	31,175	1,931	8,226	—	41,332
Payments for acquisitions of businesses, net of cash acquired	(115,000)	—	—	26,408	(88,592)
Deposit for business acquisition	(15,000)	—	—	—	(15,000)
Acquisitions of servicing rights	—	(5,539)	—	—	(5,539)
Returns of capital from subsidiaries	37,536	2,257	—	(39,793)	—
Capital contributions to subsidiaries	(31,118)	(4,195)	—	35,313	—
Change in due from affiliate	12,469	(204,144)	(174,258)	365,933	—
Other	—	(2,751)	—	—	(2,751)

Cash flows provided by (used in) investing activities	(79,120)	(784,865)	24,771	387,861	(451,353)

Financing activities
Proceeds from issuance of debt, net of debt issuance costs	962,524	—	—	(5,487)	957,037
Payments on debt	(65,000)	(10,292)	—	—	(75,292)
Debt prepayment penalty	(29,440)	—	—	—	(29,440)
Proceeds from securitizations of reverse loans	—	583,925	—	—	583,925
Payments on HMBS related obligations	—	(33,496)	—	—	(33,496)
Issuances of servicing advance liabilities	—	242,080	21,753	—	263,833
Payments on servicing advance liabilities	—	(264,771)	(5,937)	—	(270,708)
Net change in master repurchase agreements related to forward loans	—	6,055	—	—	6,055
Net change in master repurchase agreements related to reverse loans	—	11,832	—	—	11,832
Other debt issuance costs paid	(6,179)	(188)	(825)	—	(7,192)
Payments on mortgage-backed debt related to Residual Trusts	—	—	(98,105)	—	(98,105)
Payments on mortgage-backed debt related to Non-Residual Trusts	—	—	(92,716)	—	(92,716)
Extinguishments and settlement of debt and mortgage-backed debt	(690,000)	—	—	—	(690,000)
Secondary equity offering, net of issuance costs	276,013	—	—	—	276,013
Capital contributions	—	32,011	29,710	(61,721)	—
Capital distributions	—	(4,225)	(35,568)	39,793	—
Change in due to affiliate	72,588	161,134	130,597	(364,319)	—
Other	3,076	226	—	—	3,302

Cash flows provided by (used in) financing activities	523,582	724,291	(51,091)	(391,734)	805,048

Net increase (decrease) in cash and cash equivalents	365,843	58,159	(687)	—	423,315
Cash and cash equivalents at the beginning of the year	550	15,834	2,355	—	18,739

Cash and cash equivalents at the end of the year	$366,393	$73,993	$1,668	$—	$442,054

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statement of Cash Flows

For the Year Ended December 31, 2011

(in thousands)

	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries and VIEs	Eliminations and Reclassifications	Consolidated
Cash flows provided by (used in) operating activities	$(20,728)	$62,865	$64,363	$(1,594)	$104,906

Investing activities
Purchases of forward loans related to Residual Trusts	—	(44,794)	—	—	(44,794)
Principal payments received on forward loans related to Residual Trusts	901	2,080	92,765	—	95,746
Principal payments received on forward loans related to Non-Residual Trusts	—	—	30,636	—	30,636
Payments received on receivables related to Non-Residual Trusts	—	—	9,126	—	9,126
Purchase of held-to-maturity investments	(1,338)	—	—	1,338	—
Proceeds from sales of held-to-maturity investments	123,161	—	—	(123,161)	—
Cash proceeds from sales of real estate owned, net related to Residual Trusts	—	654	2,435	—	3,089
Cash proceeds from sales of other real estate owned, net	—	425	4,687	—	5,112
Purchases of premises and equipment	—	(6,273)	(14)	—	(6,287)
Decrease (increase) in restricted cash and cash equivalents	(44,728)	311	(3,501)	—	(47,918)
Payments for acquisitions of businesses, net of cash acquired	(1,012,640)	—	—	12,111	(1,000,529)
Capital contributions to subsidiaries	—	(100)	—	100	—
Returns of capital from subsidiaries	261,535	1,278	—	(262,813)	—
Change in due from affiliate	(129,554)	102,955	28,835	(2,236)	—
Other	—	(1,708)	—	—	(1,708)

Cash flows provided by (used in) investing activities	(802,663)	54,828	164,969	(374,661)	(957,527)

Financing activities
Proceeds from issuance of debt, net of debt issuance costs	720,700	—	—	—	720,700
Payments on debt	(18,750)	(5,527)	—	—	(24,277)
Issuances of servicing advance liabilities	—	156,637	1,169	—	157,806
Payments on servicing advance liabilities	—	(157,750)	(7,132)	—	(164,882)
Other debt issuance costs paid	—	—	(2,213)	(812)	(3,025)
Issuance of mortgage-backed debt related to Residual Trusts	—	—	102,000	121,065	223,065
Payments on mortgage-backed debt related to Residual Trusts	—	—	(92,635)	2,908	(89,727)
Payments on mortgage-backed debt related to Non-Residual Trusts	—	—	(47,760)	—	(47,760)
Extinguishments and settlement of debt and mortgage-backed debt	—	—	—	(1,338)	(1,338)
Dividends and dividend equivalents paid	(14,051)	—	—	—	(14,051)
Capital Contribution	—	12,111	100	(12,211)	—
Capital Distributions	—	(199,756)	(63,057)	262,813	—
Change in due to affiliate	27,481	91,602	(122,913)	3,830	—
Other	181	316	—	—	497

Cash flows provided by (used in) financing activities	715,561	(102,367)	(232,441)	376,255	757,008

Net increase (decrease) in cash and cash equivalents	(107,830)	15,326	(3,109)	—	(95,613)
Cash and cash equivalents at the beginning of the year	108,380	508	5,464	—	114,352

Cash and cash equivalents at the end of the year	$550	$15,834	$2,355	$—	$18,739

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

30.	Subsequent Events

Servicer Advance Facility

In January 2014, the Company entered into an indenture agreement whereby a wholly-owned subsidiary of the Company will transfer certain servicer advances to a statutory trust. The trust is considered a variable interest entity and will be consolidated by the Company. A portion of the advance balances transferred will be financed by the trust through the issuance of various classes of funding notes collateralized by the transferred advances. The principal and interest payments on the funding notes are paid from the recoveries or repayment of the underlying advances. Accordingly, the timing of principal payments is dependent on the recoveries or repayments received on the underlying advances collateralizing the funding notes. The indenture agreement allows for borrowings of up to $100 million. The funding notes are variable interest rate instruments whose rates are based on LIBOR plus a specified margin. The indenture agreement matures in January 2015, at which point no additional advances made be pledged to the trust, unless the indenture agreement is extended. In the event the indenture is not extended, the funding notes will be required to be repaid in full in February 2015.

Master Repurchase Agreement Amendment

In February 2014, the Company amended one of its master repurchase agreements. Under the amended agreement Ditech Mortgage Corp, a wholly-owned subsidiary of the Company, is added as a seller into the facility and the maturity date of the facility is extended to January 30, 2015.

Walter Investment Management Corp

Schedule I

Financial Information

(Parent Company Only)

(in thousands, except share and per share data)

	December 31,
	2013	2012
Balance Sheets
ASSETS
Cash and cash equivalents	$100,009	$366,393
Restricted cash and cash equivalents	14,753	14,001
Residential loans at amortized cost, net	6,341	5,086
Receivables, net	51,681	23,094
Premises and equipment, net	277	401
Other assets	65,293	53,643
Due from affiliates, net	711,797	—
Investments in consolidated subsidiaries and variable interest entities	2,621,934	1,456,715

Total assets	$3,572,085	$1,919,333

LIABILITIES AND STOCKHOLDERS’ EQUITY
Payables and accrued liabilities	$57,187	$48,317
Due to affiliates, net	—	5,893
Debt	2,267,979	886,733
Deferred tax liability, net	79,903	83,462

Total liabilities	2,405,069	1,024,405
Stockholders’ equity:
Preferred stock, $0.01 par value per share:
Authorized — 10,000,000 shares;
Issued and outstanding — 0 shares at December 31, 2013 and 2012	—	—
Common stock , $0.01 par value per share:
Authorized — 90,000,000 shares;
Issued and outstanding — 37,377,274 and 36,687,785 shares at December 31, 2013 and 2012, respectively	374	367
Additional paid-in capital	580,572	561,963
Retained earnings	585,572	332,105
Accumulated other comprehensive income	498	493

Total stockholders’ equity	1,167,016	894,928

Total liabilities and stockholders’ equity	$3,572,085	$1,919,333

See accompanying notes to the parent company financial statements.

Walter Investment Management Corp

Schedule I

Financial Information

(Parent Company Only)

(in thousands)

	Years Ended December 31,
	2013	2012	2011
Statements of Comprehensive Income (Loss)
REVENUES
Interest income on loans	$612	$328	$2,603
Intercompany interest income	247	28	—
Other revenues	492	354	4,126

Total revenues	1,351	710	6,729
EXPENSES
Interest expense	123,317	77,124	42,065
Intercompany interest expense	312	521	123
Salaries and benefits	918	2,998	3,478
General and administrative	30,497	8,845	41,280
Depreciation and amortization	124	131	—
Provision for loan losses	77	590	1,218
Other expenses, net	682	760	130

Total expenses	155,927	90,969	88,294
OTHER LOSSES
Losses on extinguishments	(12,489)	(48,579)	—
Other net fair value losses	(4,813)	(1,197)	(324)

Total other losses	(17,302)	(49,776)	(324)

Loss before taxes	(171,878)	(140,035)	(81,889)
Income tax expense (benefit)	(55,556)	(48,808)	58,098

Loss before equity in earnings of consolidated subsidiaries and variable interest entities	(116,322)	(91,227)	(139,987)
Equity in earnings of consolidated subsidiaries and variable interest entities	369,789	69,093	73,590

Net income (loss)	$253,467	$(22,134)	$(66,397)

Comprehensive income (loss)	$253,472	$(22,057)	$(67,232)

See accompanying notes to the parent company financial statements.

Walter Investment Management Corp

Schedule I

Financial Information

(Parent Company Only)

(in thousands)

	Years Ended December 31,
	2013	2012	2011
Statements of Cash Flows
Operating activities
Net income (loss)	$253,467	$(22,134)	$(66,397)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Equity in earnings of consolidated subsidiaries and variable interest entities	(369,789)	(69,093)	(73,590)
Other net fair value losses	4,813	1,197	324
Accretion of residential loan premiums (discounts)	(112)	67	74
Accretion of discounts on debt and amortization of deferred debt issuance costs	18,822	10,819	4,930
Provision for loan losses	77	590	1,038
Depreciation and amortization of premises and equipment	124	131	—
Losses on extinguishment of debt	12,489	48,579	—
Losses on real estate owned, net	482	570	33
Provision (benefit) for deferred income taxes	(3,868)	(5,213)	63,082
Share-based compensation	5,254	7,070	184
Other	260	112	(2,811)
Changes in assets and liabilities
Decrease (increase) in receivables	(28,587)	(23,061)	532
Increase in other assets	(1,547)	(1,260)	(1,763)
Increase (decrease) in payables and accrued liabilities	9,065	(26,993)	53,636

Cash flows provided by (used in) operating activities	(99,050)	(78,619)	(20,728)

Investing activities
Principal payments received on forward loans	84	148	901
Cash proceeds from sales of real estate owned, net	254	670	—
Purchase of held-to-maturity investments	—	—	(1,338)
Proceeds from sales of held-for-maturity investments	—	—	123,161
Decrease (increase) in restricted cash and cash equivalents	(752)	31,175	(44,728)
Payments for acquisitions of businesses	(477,021)	(115,000)	(1,012,640)
Deposit for business acquisition	—	(15,000)	—
Returns of capital from subsidiaries	37,796	37,536	261,535
Capital contributions to subsidiaries	(331,107)	(31,118)	—
Change in due from affiliates	(688,070)	12,469	(129,554)
Other	(15,200)	—	—

Cash flows provided by (used in) investing activities	(1,474,016)	(79,120)	(802,663)

Financing activities
Proceeds from issuance of debt, net of debt issuance costs	3,106,263	962,524	720,700
Payments on debt	(360,826)	(65,000)	(18,750)
Debt prepayment penalty	—	(29,440)	—
Other debt issuance costs paid	(1,936)	(6,179)	—
Debt extinguishments	(1,405,424)	(690,000)	—
Secondary equity offering, net of issuance costs	—	276,013	—
Dividends and dividend equivalents paid	—	—	(14,051)
Change in due to affiliates	(29,618)	72,588	27,481
Other	(1,777)	3,076	181

Cash flows provided by (used in) financing activities	1,306,682	523,582	715,561

Net increase (decrease) in cash and cash equivalents	(266,384)	365,843	(107,830)
Cash and cash equivalents at the beginning of the year	366,393	550	108,380

Cash and cash equivalents at the end of the year	$100,009	$366,393	$550

See accompanying notes to the parent company financial statements.

WALTER INVESTMENT MANAGEMENT CORP

SCHEDULE I

NOTES TO THE PARENT COMPANY FINANCIAL STATEMENTS

1.	Basis of Presentation

The financial information of Walter Investment Management Corp., or the Parent Company or Walter Investment, should be read in conjunction with the consolidated financial statements of Walter Investment Management Corp. and its subsidiaries and the notes thereto, or the Consolidated Financial Statements, included in Item 8 of this report. These Parent Company financial statements reflect the results of operations, financial position and cash flows for the Parent Company and its consolidated subsidiaries and variable interest entities, or VIEs, in which it is the primary beneficiary. These consolidated subsidiaries and VIEs are accounted for using the equity method of accounting.

The accompanying Parent Company financial statements have been prepared in accordance with accounting principles generally accepted in the United States, or GAAP. The preparation of these Parent Company financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. These Parent Company financial statements include certain intercompany allocations to its subsidiaries that management believes have been made on a reasonable basis. These costs primarily include executive salaries and other centralized business functions. Refer to additional information on intercompany allocations in Note 25 to the Consolidated Financial Statements.

The Parent Company balance sheets at December 31, 2013 and 2012 have been revised to reflect reclassifications between investments in consolidated subsidiaries and variable interest entities and intercompany balances. The Parent Company statements of cash flows for the years ended December 31, 2013, 2012 and 2011 have been revised to present intercompany balances as financing or investing activities, rather than operating activities.

2.	Acquisitions

On December 31, 2012, in connection with the execution of a stock purchase agreement, the Parent Company agreed to acquire all of the outstanding shares of Security One Lending. Refer to Note 3 of the Notes to the Consolidated Financial Statements for further information on this acquisition.

3.	Debt

Debt is comprised of secured term loans, convertible senior subordinated notes, and unsecured senior notes. In addition, the Parent Company has a $125 million senior secured revolving credit facility. Refer to Note 18 of the Notes to the Consolidated Financial Statements for further information on debt.

WALTER INVESTMENT MANAGEMENT CORP

SCHEDULE I

NOTES TO THE PARENT COMPANY FINANCIAL STATEMENTS — (Continued)

4.	Supplemental Disclosures of Cash Flow Information

The Company’s supplemental disclosures of cash flow information are summarized as follows (in thousands):

	For the Years Ended December 31,
	2013	2012	2011
Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$100,464	$64,603	$36,744
Cash paid for income taxes	91,646	28,728	14,628
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Real estate owned acquired through foreclosure	657	870	5,172
Residential loans originated to finance the sale of real estate owned	1,962	2,925	14,145
Issuance of common stock for business acquisitions	—	41,346	40,220
Stock dividend	—	—	5,580
Transfer of fixed assets	—	532	—

5.	Guarantees

Reverse Mortgage Solutions, Inc., or RMS, an indirect wholly-owned subsidiary, is required to maintain regulatory compliance with HUD, Ginnie Mae and Fannie Mae program requirements, some of which are financial covenants related to minimum levels of net worth and other financial ratios. Due to the accounting treatment for reverse loans as secured borrowings when transferred, RMS has obtained an indefinite waiver for certain of these requirements from Ginnie Mae and through June 2014 from Fannie Mae. In addition, the Company has provided a guarantee beginning on the date of acquisition, of RMS whereby the Company guarantees its performance and obligations under the Ginnie Mae HMBS Program. In the event that the Company fails to honor this guarantee, Ginnie Mae could terminate RMS’ status as a qualified issuer of HMBS as well as take other actions permitted by law that could impact the operations of RMS, including the termination or suspension of RMS’ servicing rights associated with reverse loans guaranteed by Ginnie Mae HMBS. Ginnie Mae has continued to affirm RMS’ current commitment authority to issue HMBS. In addition the Company has provided a guarantee dated May 31, 2013 whereby the Company guarantees RMS’ performance obligations with Fannie Mae under a mortgage selling and servicing contract between RMS and Fannie Mae. RMS does not currently sell Fannie Mae loans. However, in the event that the Company fails to honor this guarantee, Fannie Mae could disallow the servicing of its loans and participation interests by RMS.

In addition to these guarantees, all obligations of Green Tree Servicing LLC, an indirect wholly-owned subsidiary, and RMS under the master repurchase agreements are guaranteed by Walter Investment.